UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

Newcastle Investment Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant

Payment of Filing Fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

This communication does not constitute an offer to holders of any series of Newcastle Investment Corp. preferred stock to tender their shares of preferred stock. Newcastle Investment Corp. will file a Tender Offer Statement on Schedule TO with the Securities and Exchange Commission upon the commencement of any offer to purchase any shares of preferred stock. Persons who are eligible to tender their shares of preferred stock should read the entire Schedule TO and other related materials when those materials become available, because they will contain important information about the tender offer.

Holders of preferred stock of Newcastle Investment Corp. will be able to obtain the written materials described above and other documents that the company files with the Securities and Exchange Commission free of charge from the Commission’s web site at www.sec.gov.

Kenneth M. Riis Chief Executive Officer and President	Newcastle Investment Corp. 1345 Avenue of the Americas New York, NY 10105 www.newcastleinv.com

                    , 2009

To Our Preferred Stockholders:

Enclosed with this letter is an offering circular, dated                     , 2009 (the “Offering Circular”) relating to an Offer to Purchase and Consent Solicitation with respect to the 9.75% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series B Preferred Stock”), 8.05% Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series C Preferred Stock”), and 8.375% Series D Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series D Preferred Stock” and together with Series B Preferred Stock and Series C Preferred Stock, the “Preferred Stock”) of Newcastle Investment Corp. (the “Company”). The Offer to Purchase and Consent Solicitation is an offer to purchase each outstanding share of Preferred Stock at a price of $7.19 per share of Series B Preferred Stock, $6.76 per share of Series C Preferred Stock and $6.84 per share of Series D Preferred Stock. If the Offer to Purchase and Consent Solicitation are successfully completed (the conditions of which are set forth below), we will also pay all accumulated and unpaid dividends on the Preferred Stock through October 31, 2009 to all holders of shares of Preferred Stock that remain outstanding after the successful completion of the Offer to Purchase and Consent Solicitation. The accumulated and unpaid dividends will be $2.44 per share of Series B Preferred Stock, $2.01 per share of Series C Preferred Stock and $2.09 per share of Series D Preferred Stock as of October 31, 2009. If holders of Preferred Stock tender their shares, and they are accepted for payment, such holders will not receive a separate payment in respect of accumulated and unpaid dividends. In addition, you are being asked to approve amendments to our Charter to modify the terms of each series of Preferred Stock (the “Charter Amendments”). Among other things, if the Charter Amendments are approved, dividends will cease to accumulate on each series of Preferred Stock. Information about these matters is provided in the enclosed Offering Circular.

As we have noted previously in our public filings, market conditions during the last two years have been tremendously challenging. Beginning in 2007, increased default rates in the subprime mortgage market played a role in causing credit spreads to widen, reducing availability of credit on favorable terms, increasing the frequency and amount of margin calls, reducing liquidity and price transparency of real estate related assets, making it difficult to obtain accurate mark-to-market valuations, and creating a negative perception of the state of the real estate markets and of REITs generally. These conditions worsened during 2008 and intensified meaningfully in the fourth quarter of 2008, resulting in extraordinarily challenging market conditions. Despite signs of moderate improvement, market conditions during 2009 have remained significantly challenging, and we do not know if or when market conditions will be fully restored to the conditions we experienced prior to the onset of this crisis.

These extraordinarily difficult market conditions have adversely affected the Company’s business, liquidity, financial condition and results of operations in a number of ways, including a decrease in the amount, type and attractiveness of financing available to us, an increase in margin calls and other financing costs, reduced cash flows from our collateralized debt obligations and other assets and a marked decrease in the current market value

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of our existing portfolio, which has further limited our ability to access capital. These factors greatly reduced our earnings, cash flow and liquidity. While our liquidity has improved during 2009, and we continue to try to maximize the amount of cash flows that we generate from our CDOs and other assets, we expect that our future cash flows from operations will be significantly reduced relative to previous years.

As a result, the Company has been keenly focused on maintaining liquidity and improving its capital structure. We believe that we must align costs from operations with cash flows and, because we expect the Company’s cash flows in the near-to-medium term to be lower than in previous years, it is important for the Company to reduce its future cash requirements. We believe the significant reduction or elimination of the outstanding Preferred Stock and the elimination of the related dividend obligations will give us the enhanced balance sheet flexibility necessary to make new investments and grow our business.

We have not paid the accumulated dividends on the Preferred Stock for the last four fiscal quarters, and we currently do not intend to pay future dividends on the Preferred Stock (including accumulated and unpaid dividends) if the Offer to Purchase and Consent Solicitation are not successfully completed.

Our Board of Directors (the “Board”) took into account a number of factors in determining the purchase price for the shares of Preferred Stock, including, but not limited to, our current liquidity, historical and current trading levels of the Preferred Stock, the interests of the Company’s existing investors and the estimated recovery value of the securities in a liquidation scenario.

Completion of the Offer to Purchase and Consent Solicitation requires that holders of at least 66 2/3% of the outstanding shares of each series of Preferred Stock, each voting as a separate class, consent to the Charter Amendments. Completion of the Offer to Purchase and Consent Solicitation also requires that holders of a majority of the outstanding shares of the common stock of the Company approve the Charter Amendments (which approval we are seeking at a special meeting to be held on December 8, 2009). Under the terms of the Offer to Purchase and Consent Solicitation, you may not tender your shares of Preferred Stock unless you consent to the Charter Amendments.

The Offering Circular enclosed with this letter provides you with information about the reasons for the Offer to Purchase and Consent Solicitation, the terms of the Offer to Purchase and Consent Solicitation, the proposed Charter Amendments, and procedures for tendering your shares and consenting to the Charter Amendments. We encourage you to read the entire Offering Circular carefully. You may also obtain additional information about us from documents we have filed with the Securities and Exchange Commission and on our website at www.newcastleinv.com.

Thank you for your ongoing support of and continued interest in Newcastle Investment Corp.

Sincerely,

Kenneth M. Riis Chief Executive Officer and President

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OFFERING CIRCULAR

NEWCASTLE INVESTMENT CORP.

OFFER TO PURCHASE FOR CASH

BY

NEWCASTLE INVESTMENT CORP.

OF OUTSTANDING SHARES

OF

9.75% SERIES B CUMULATIVE REDEEMABLE PREFERRED STOCK (CUSIP NO. 65105M 20 7)

AT A PURCHASE PRICE OF $7.19 PER SHARE

AND

8.05% SERIES C CUMULATIVE REDEEMABLE PREFERRED STOCK (CUSIP NO. 65105M 30 6)

AT A PURCHASE PRICE OF $6.76 PER SHARE

AND

8.375% SERIES D CUMULATIVE REDEEMABLE PREFERRED STOCK (CUSIP NO. 65105M 40 5)

AT A PURCHASE PRICE OF $6.84 PER SHARE

AND

CONSENT SOLICITATION

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE

AT         P.M., NEW YORK CITY TIME, ON                     , 2009

Newcastle Investment Corp. (the “Company,” “our,” “we” or “us”) is offering to purchase, upon the terms and subject to the conditions set forth in this Offering Circular and in the related letters of transmittal and consent (the “Offer to Purchase”), all of our outstanding (i) 9.75% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series B Preferred Stock”), at a price of $7.19 per share of Series B Preferred Stock, (ii) 8.05% Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series C Preferred Stock”), at a price of $6.76 per share of Series C Preferred Stock, and (iii) 8.375% Series D Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series D Preferred Stock,” and, together with Series B Preferred Stock and Series C Preferred Stock, the “Preferred Stock”), at a price of $6.84 per share of Series D Preferred Stock.

Concurrently with the Offer to Purchase, we are soliciting consents (the “Consent Solicitation”) from holders of the Preferred Stock to amend our Charter (the “Charter”) to modify the preferential terms of each series of the Preferred Stock, including modifications to dividend, liquidation and voting rights, as described in this Offering Circular. The proposed amendments to each series of Preferred Stock are herein referred to individually as a “Proposed Amendment” and all three Proposed Amendments are herein referred to collectively as the “Proposed Amendments.”

If the Offer to Purchase and Consent Solicitation are successfully completed, which is contingent upon a number of factors, as described in this Offering Circular, for each tendered share of Preferred Stock accepted for purchase by us in the Offer to Purchase and Consent Solicitation, a holder will receive $7.19 for each share of Series B Preferred Stock, $6.76 for each share of Series C Preferred Stock and $6.84 for each share of Series D Preferred Stock. In addition, we will pay accumulated and unpaid dividends through October 31, 2009 to all holders of shares of Preferred Stock that remain outstanding after the successful completion of the Offer to Purchase and Consent Solicitation. The accumulated and unpaid dividends will be $2.44 per share of Series B Preferred Stock, $2.01 per share of Series C Preferred Stock and $2.09 per share of Series D Preferred Stock as of October 31, 2009. If holders of Preferred Stock tender their shares, and they are accepted for payment, such holders will not receive a separate payment in respect of accumulated and unpaid dividends.

Concurrently with the Offer to Purchase and Consent Solicitation, we are separately seeking the affirmative vote of at least a majority of the outstanding shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) entitled to be voted on the proposal to approve the Proposed Amendments. If we are unable to obtain the requisite votes from the holders of our Common Stock we may, in our sole discretion, terminate the Offer to Purchase and Consent Solicitation and not pay the accumulated and unpaid dividends on the Preferred Stock.

Holders representing at least 66 2/3% of the outstanding shares of each series of Preferred Stock, each voting as a separate class, must also approve the Proposed Amendments in order to effect the Proposed Amendments, which may be accomplished by submitting the appropriate executed letter of transmittal and consent and validly tendering (without later validly withdrawing) shares of Preferred Stock. If we do not receive the requisite consent from the holders of each series of the Preferred Stock, even if we have obtained the requisite approval from the holders of Common Stock, we may, in our sole discretion, terminate the Offer to Purchase and Consent Solicitation and not pay the accumulated and unpaid dividends on the Preferred Stock. You must validly tender all shares of Preferred Stock that you own, and deliver your consent to the Proposed Amendments to modify the terms of the Preferred Stock, in order to participate in the Offer to Purchase and Consent Solicitation.

The Offer to Purchase and Consent Solicitation will expire at             p.m., New York City Time, on                     , 2009, unless extended or terminated by us. The term “expiration date” means             p.m., New York City Time, on                     , 2009, unless we extend the period of time for which the Offer to Purchase and Consent Solicitation are open, in which case the term “expiration date” means the latest time and date on which the Offer to Purchase and Consent Solicitation, as so extended, expire.

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Each series of our Preferred Stock is quoted on the New York Stock Exchange under the following symbols:

Series B Preferred Stock:	NCT.PRB
Series C Preferred Stock:	NCT.PRC
Series D Preferred Stock:	NCT.PRD

On October 6, 2009, the last sales price quoted on the New York Stock Exchange was $5.97 per share for the Series B Preferred Stock, $5.79 per share for the Series C Preferred Stock and $5.40 per share for the Series D Preferred Stock.

Important Notice Regarding the Availability of Consent Solicitation Materials. This Offering Circular dated                     , 2009 and the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and Quarterly Report on Form 10-Q for the period ended June  30, 2009 are also available at http://www.proxyvote.com.

See “Risk Factors” beginning on page 20 for a discussion of issues that you should consider with respect to the Offer to Purchase and Consent Solicitation.

The Offer to Purchase and Consent Solicitation have not been approved or disapproved by the Securities and Exchange Commission (the “SEC”), any state securities commission, or the similar commission or governmental agency of any foreign jurisdiction, nor has the SEC, any state securities commission, or the similar commission or governmental agency of any foreign jurisdiction determined whether the information in this Offering Circular is truthful or complete. None of the SEC, any state securities commission or any similar commission or governmental agency of any foreign jurisdiction has passed upon the merits or fairness of the Offer to Purchase and Consent Solicitation, or passed upon the adequacy or accuracy of the disclosure contained in this Offering Circular. Any representation to the contrary is a criminal offense.

This Offering Circular is first being mailed to holders of the Preferred Stock on or around                     , 2009.

The Information Agent for the Offer to Purchase and Consent Solicitation is:

D.F. King & Co., Inc.

The Dealer Manager for the Offer to Purchase and Consent Solicitation is:

UBS Investment Bank

The date of this Offering Circular is                     , 2009

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“Questions and Answers about the Offer to Purchase and Consent Solicitation” and a “Summary” describing the principal terms and conditions of the Offer to Purchase and Consent Solicitation follow. You should read this entire Offering Circular and the applicable letter of transmittal and consent carefully before deciding whether or not to tender your Preferred Stock and deliver your consent. You should consult with your personal financial advisor or other legal, tax or investment professional(s) regarding your individual circumstances.

As of October 1, 2009, there were outstanding 2,500,000 shares of Series B Preferred Stock, 1,600,000 shares of Series C Preferred Stock and 2,000,000 shares of Series D Preferred Stock, each of which has a liquidation preference of $25.00 per share, plus any accumulated and unpaid dividends on such share.

We are seeking consents from holders of the Preferred Stock to approve the Proposed Amendments applicable to each series of Preferred Stock as described in “The Offer to Purchase and Consent Solicitation—Terms of the Offer to Purchase and Consent Solicitation.” See Annex A, Annex B and Annex C to this Offering Circular for the amended text of the affected provisions of the Charter reflecting the Proposed Amendments. Under Maryland law and the Charter, the affirmative vote of holders of outstanding shares of Common Stock entitled to cast at least a majority of all the votes entitled to be cast on the proposal is necessary to approve the Proposed Amendments. Concurrently with the Offer to Purchase and Consent Solicitation, we are separately seeking the affirmative vote of at least a majority of the outstanding shares of Common Stock entitled to be voted on the proposal to approve the Proposed Amendments. If we are unable to obtain the requisite votes from the holders of our Common Stock to approve the Proposed Amendments, we may, in our sole discretion, terminate the Offer to Purchase and Consent Solicitation, not purchase any tendered shares and not pay the accumulated and unpaid dividends on the Preferred Stock. Furthermore, holders representing at least 66 2/3% of the outstanding shares of each series of Preferred Stock, each voting as a separate class, must also approve the Proposed Amendments in order to effect the Proposed Amendments, which may be accomplished by submitting the appropriate executed letter of transmittal and consent and validly tendering (without later withdrawing) shares of Preferred Stock. If we do not receive the requisite consent from the holders of the Preferred Stock, even if we have obtained the requisite approval from the holders of Common Stock, we may, in our sole discretion, terminate the Offer to Purchase and Consent Solicitation, not purchase any tendered shares and not pay the accumulated and unpaid dividends on the Preferred Stock.

At any time, our Board of Directors (the “Board”) may determine that we will make less than all of the proposed modifications under the Proposed Amendments, extend the                     , 2009 expiration date for the approval of the Proposed Amendments and the completion of the Offer to Purchase and Consent Solicitation, change any and all of the terms of the Offer to Purchase and Consent Solicitation or undertake a combination of the foregoing.

None of our officers, the employees of our manager, the Board, the Dealer Manager (as defined below), the Information Agent (as defined below) or the Depositary (as defined below) is making a recommendation to you as to whether you should tender shares and provide consent in the Offer to Purchase and Consent Solicitation. You must make your own investment decision regarding the Offer to Purchase and Consent Solicitation based upon your own assessment of the market value of the Preferred Stock, the effect of holding shares of Preferred Stock upon the approval of the Proposed Amendments, your liquidity needs, your investment objectives and any other factors you deem relevant.

In order to tender shares in the Offer to Purchase, you must deliver your consent and authorize the Depositary to consent on your behalf to the adoption of the Proposed Amendments by executing the appropriate letter of transmittal and consent, or request that your broker, dealer or nominee tender and consent on your behalf. By submitting executed letters of transmittal and consent and validly tendering (without later validly withdrawing) shares of Preferred Stock, you will be consenting to all of the Proposed Amendments. No meeting has been or is being held in conjunction with the Consent Solicitation. Consents may only be submitted on the terms set forth in this Offering Circular. See “The Offer to Purchase and Consent Solicitation—Terms of the Offer to Purchase and Consent Solicitation.”

We have retained UBS Securities LLC to act as the Dealer Manager and Solicitation Agent (the “Dealer Manager”) in connection with the Offer to Purchase and Consent Solicitation. In its role as Dealer Manager, the Dealer Manager may contact brokers, dealers and other nominees and may provide information regarding the Offer to Purchase and Consent Solicitation to those that they contact or persons that contact them. The Dealer Manager will receive, for these services, a reasonable and customary fee. We also have agreed to reimburse the Dealer Manager for reasonable out-of-pocket expenses incurred in connection with the Offer to Purchase and Consent Solicitation, including reasonable fees and expenses of counsel, and to indemnify the Dealer Manager against certain liabilities in connection with the Offer to Purchase and Consent Solicitation, including certain liabilities under the federal securities laws.

If the Offer to Purchase and Consent Solicitation are successfully completed, we will pay to soliciting dealers a fee equal to 0.5% of the aggregate value of Preferred Stock that is validly tendered and accepted for purchase, up to a maximum of $250,000 aggregate liquidation preference per holder for each series of Preferred Stock tendered, which amount will be used to compensate retail brokers for their solicitation of holders of Preferred Stock. Soliciting dealer fees will only be paid to retail brokers upon successful completion of the Offer to Purchase and Consent Solicitation.

D.F. King & Co., Inc. is acting as Information Agent and American Stock Transfer and Trust Company, LLC, is acting as Depositary in connection with the Offer to Purchase and Consent Solicitation. The Information Agent may contact holders of Preferred Stock by mail, telephone, facsimile and personal interviews and may request brokers, dealers and other nominee stockholders to forward materials relating to the Offer to Purchase and Consent Solicitation to beneficial owners. The Information Agent and the Depositary will each receive reasonable and customary compensation for their respective services and will be reimbursed by us for reasonable out-of-pocket expenses. The Information Agent will be indemnified against certain liabilities in connection with the Offer to Purchase and Consent Solicitation, including certain liabilities under the federal securities laws.

In addition, we will request brokers, dealers and other nominees forward copies of this Offering Circular to the beneficial owners of shares of Preferred Stock, and will provide reimbursement for the cost of forwarding the material. We will not pay any fees or commissions to brokers, dealers, other nominees or other persons (other than as described above) for soliciting tenders of Preferred Stock or consents in connection with the Offer to Purchase and Consent Solicitation. In addition, our officers and directors and the employees of our manager may solicit tenders from holders of our Preferred Stock and will answer inquiries concerning the Offer to Purchase and Consent Solicitation, but they will not receive additional compensation for soliciting tenders or answering any such inquiries.

Questions related to the terms of the Offer to Purchase and Consent Solicitation and requests for assistance or for additional copies of this Offering Circular, the letters of transmittal and consent or any other documents may be directed to the Information Agent using its contact information set forth on the back cover of this Offering Circular or by telephone toll-free at (800) 488-8075. Beneficial owners may also contact their broker, dealer or nominee for assistance concerning the Offer to Purchase and Consent Solicitation.

You should rely only on the information contained or incorporated by reference, and included herewith, in this Offering Circular. Except for the Dealer Manager and Information Agent, we have no arrangements for and have no understanding with any dealer, salesman or other person regarding the solicitation of tenders hereunder. None of us, the Depositary, the Dealer Manager or the Information Agent has authorized any other person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither the delivery of this Offering Circular nor any purchase made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company or its subsidiaries since the respective dates as of which information is given in this Offering Circular. We are offering to purchase, and are seeking tenders of, the Preferred Stock only in jurisdictions where such offers or tenders are permitted.

You do not have appraisal rights in connection with the Offer to Purchase and Consent Solicitation.

QUESTIONS AND ANSWERS ABOUT

THE OFFER TO PURCHASE AND CONSENT SOLICITATION

The following are some questions regarding the Offer to Purchase and Consent Solicitation that you may have as a holder of the Preferred Stock and the answers to those questions. We urge you to read carefully the entire Offering Circular, including the section entitled “Risk Factors,” the related letters of transmittal and consent, our annual report on Form 10-K for the year ended December 31, 2008 (the “Annual Report”) and our Quarterly Report on Form 10-Q for the period ended June 30, 2009 (the “Quarterly Report”). Additional important information is contained in the remainder of this Offering Circular.

All references to “Newcastle,” the “Company,” “we,” “our,” “ours” and “us” and similar terms are to Newcastle Investment Corp. and its subsidiaries, unless the context otherwise requires.

Who is offering to buy my Preferred Stock?

Newcastle is offering to repurchase all outstanding shares of its Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock. All shares of Preferred Stock that are validly tendered and accepted for purchase by us in the Offer to Purchase and Consent Solicitation will become authorized but unissued shares of the capital stock of Newcastle.

The address of the Company’s principal executive office is 1345 Avenue of the Americas, 46th Floor, New York, New York 10105, and its telephone number is (212) 798-6100.

What is the purpose of the Offer to Purchase and Consent Solicitation?

The ongoing global credit and liquidity crisis has demonstrated that the Company must maintain sufficient liquidity to grow our business. The Company is conducting the Offer to Purchase and Consent Solicitation because it believes the significant reduction or elimination of the outstanding Preferred Stock, together with the elimination of the related dividend obligations, will improve the Company’s cash flow from operations, liquidity and flexibility to manage the current challenging market conditions.

Since mid-2007, the ongoing global credit and liquidity crisis has adversely affected—and continues to adversely affect—both the Company and the market in which we operate.

As we have noted previously in our public filings, market conditions during the last two years have been tremendously challenging. Beginning in 2007, increased default rates in the subprime mortgage market played a role in causing credit spreads to widen, reducing availability of credit on favorable terms, increasing the frequency and amount of margin calls, reducing liquidity and price transparency of real estate related assets, making it difficult to obtain accurate mark-to-market valuations, and creating a negative perception of the state of the real estate markets and of real estate investment trusts, or REITs, generally. These conditions worsened during 2008 and intensified meaningfully in the fourth quarter of 2008, resulting in extraordinarily challenging market conditions. Despite signs of moderate improvement, market conditions during 2009 have remained significantly challenging, and we do not know if or when market conditions will be fully restored to the conditions we experienced prior to the onset of this crisis.

These extraordinarily difficult market conditions have adversely affected the Company’s business, liquidity, financial condition and results of operations in a number of ways, including, but not limited to:

•	the amount, type and attractiveness of financing available to us have decreased significantly;

•	we experienced increased margin calls and other financing costs and were required to repay debt at its maturity at a time of depressed collateral value, which greatly reduced our liquidity;

•	reduced cash flows from our collateralized debt obligations (“CDOs”) and other assets have further reduced our liquidity;

•	liquidity needs and a lack of attractive available financing have prompted us to sell assets below what we believed to be their value;

•	the current market value of our existing portfolio has decreased, which has further limited our ability to access capital; and

•	expectations regarding future cash flows have decreased, both as a result of expected asset performance and as a result of actual or potential ratings downgrades.

These factors greatly reduced our earnings, cash flow and liquidity. While our liquidity has improved during 2009, and we continue to try to maximize the amount of cash flows that we generate from our CDOs and other assets, we expect that our future cash flows from operations will be significantly reduced relative to previous years.

As a result of the challenging market conditions and their impact on the Company, we have been keenly focused on maintaining liquidity. This focus contributed to our decision not to pay dividends on the Preferred Stock for the January 31, April 30, July 31 and October 31, 2009 dividend payment dates. As of October 31, 2009, the accumulated and unpaid dividends on the Preferred Stock will be approximately $13.5 million in aggregate. Moreover, we have not declared a dividend on the Common Stock since September of 2008.

We believe that we must align the costs of our operations with our cash flows in order to maintain sufficient liquidity to grow our business. Because we expect the Company’s cash flows in the near-to-medium term to be lower than in previous years (and could decrease significantly in the future as a result of decreased cash flows from our CDOs or other factors), it is important for us to reduce the Company’s future cash requirements. Upon implementation of the Proposed Amendments and completion of the Offer to Purchase and Consent Solicitation, the Company will not be required to pay any dividends on the Preferred Stock in the future (i.e., future dividends will not accumulate on any remaining Preferred Stock). Although the Company will pay accumulated and unpaid dividends through October 31, 2009 to all holders of shares of Preferred Stock that are outstanding after the successful completion of the Offer to Purchase and Consent Solicitation, the Company does not expect to pay any further dividends on the Preferred Stock. While the successful completion of the Offer to Purchase and Consent Solicitation will initially reduce the amount of our available unrestricted cash, we believe the significant reduction or elimination of the outstanding Preferred Stock and the elimination of the related dividend obligations will give us the enhanced balance sheet flexibility necessary to make new investments and grow our business. We additionally believe that with an improved capital structure there may be business opportunities that we can pursue to enhance stockholder value that are currently either not feasible or extremely challenging to pursue.

In addition, we are party to a management agreement with FIG LLC, an affiliate of Fortress Investment Group LLC, pursuant to which FIG LLC, our manager, provides for the day-to-day management of our operations. We pay FIG LLC an annual management fee equal to 1.5% of our gross equity (as defined in our governing documents). Reducing the number of outstanding shares of Preferred Stock will reduce our gross equity and therefore will also reduce the annual management fee that we are required to pay to our manager.

Assuming all outstanding shares of Preferred Stock are validly tendered (and not validly withdrawn) and repurchased by us, we will pay an aggregate of approximately $45.6 million pursuant to the Offer to Purchase (including estimated transaction expenses). We will pay accumulated and unpaid dividends through October 31, 2009 to all holders of any shares of Preferred Stock that are outstanding after the successful completion of the Offer to Purchase and Consent Solicitation. The accumulated and unpaid dividends will be $2.44 per share of Series B Preferred Stock, $2.01 per share of Series C Preferred Stock and $2.09 per share of Series D Preferred Stock as of October 31, 2009.

Even if the requisite stockholder approvals are obtained approving the Proposed Amendments, we may delay completing repurchases under the Offer to Purchase or terminate it and not implement any of the Proposed Amendments, nor pay any of the accumulated and unpaid dividends on the Preferred Stock, if at the time of payment of the purchase price for the shares in the Offer to Purchase or the date on which the dividend payment is authorized, the Company is not eligible to pay such distributions under Maryland law.

What will I receive in the Offer to Purchase and Consent Solicitation if I tender my shares of Preferred Stock and they are accepted?

If successfully completed, in the Offer to Purchase and Consent Solicitation, for each tendered share accepted for purchase by us, you will receive:

•	$7.19 per share of Series B Preferred;

•	$6.76 per share of Series C Preferred; and

•	$6.84 per share of Series D Preferred.

If you tender your shares, and they are accepted for payment, you will not receive a separate payment in respect of accumulated and unpaid dividends.

When and how will I be paid for my tendered shares of Preferred Stock?

If all terms and conditions for completion of the Offer to Purchase and Consent Solicitation are satisfied or waived, we will pay for all validly tendered and not withdrawn shares of Preferred Stock promptly after the expiration date of the Offer to Purchase and Consent Solicitation. We refer to the date on which such payment is made as the “payment date.” We expect the payment date to be made approximately five (5) to ten (10) business days after the expiration date. We reserve the right to delay payment for the Preferred Stock pending anticipated receipt of any applicable governmental or regulatory approvals.

We will pay for your validly tendered and not withdrawn shares of Preferred Stock by depositing the aggregate consideration with the Depositary, which will act as your agent for purposes of receiving payments from us and transmitting the payments to you. In all cases, payment for tendered shares of Preferred Stock will be made only after timely receipt by the Depositary of your certificates for such shares, or in the case of stockholders who own shares in book-entry form, an indication in the letter of transmittal that such stockholder is tendering its shares, plus a properly completed and duly executed letter of transmittal and any other required documents for such shares. See “The Offer to Purchase and Consent Solicitation—Tender of Preferred Stock; Acceptance for Payment and Payment for Shares.”

How did the Board determine the consideration to be paid in the Offer to Purchase and Consent Solicitation?

The Board took into account a number of factors in determining the purchase price for the shares of Preferred Stock, including, among other things, our current liquidity, historical and current trading levels of the Preferred Stock (during periods of two weeks, thirty days, three months and twelve months prior to the determination), the interests of the Company’s existing investors and the estimated recovery value of the securities in a liquidation scenario. In considering historical and current trading levels of each series of Preferred Stock, the Board considered how various announcements and releases affected the stock’s trading levels. The Board also considered the liquidation value and distribution of assets, if any, to the Preferred Stock and Common Stock as well as the Preferred Stock’s position relative to the Company’s outstanding recourse debt. The Board also considered the interests of all holders of the Company’s capital stock with the goal of maximizing participation in the Offer to Purchase and Consent Solicitation. The Board’s objective in its analysis was to further the best interests of stockholders and toward that end the Board determined to encourage the fullest participation in the tender offer.

We did not retain any independent representative or consultant to render a fairness opinion or to provide any analysis of fairness in connection with the approval of the Offer to Purchase and Consent Solicitation. We cannot assure you that if you tender your shares of Preferred Stock you will receive the same or greater value than if you choose to keep them.

What are the conditions to the consummation of the Offer to Purchase and Consent Solicitation?

We are not obligated to accept for payment, purchase or pay for, and may delay the acceptance of, any shares of Preferred Stock tendered pursuant to the Offer to Purchase and Consent Solicitation, in any event subject to Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), if at any time on or after the date of this Offering Circular and prior to the expiration date, any of the following conditions shall exist:

1.	there is any litigation regarding the Offer to Purchase and Consent Solicitation:

•	challenging or seeking to make illegal, materially delay, restrain or prohibit the Offer to Purchase and Consent Solicitation or the acceptance for purchase of shares of Preferred Stock; or

•	which could have a material adverse effect on us;

2.	any governmental authority issues a final and nonappealable order or takes any action permanently restraining, enjoining or prohibiting or materially delaying or preventing the consummation of the Offer to Purchase and Consent Solicitation or consummation of the Offer to Purchase and Consent Solicitation would violate any law, rule or regulation applicable to us, including the distribution limitations under Maryland law;

3.	any law, rule, regulation or governmental order becomes applicable to us or the transactions contemplated by the Offer to Purchase and Consent Solicitation that would result, directly or indirectly, in the consequences described under condition 1 above;

4.

less than 66 2/3% of the outstanding shares of any series of the Preferred Stock are tendered by holders thereof (thereby consenting to the Proposed Amendments) in the Offer to Purchase and Consent Solicitation;

5.	the holders of less than a majority of the outstanding shares of Common Stock entitled to be voted on the proposal to approve the Proposed Amendments vote in favor of such amendments; or

6.	the payment of the purchase price for all shares that would be accepted for payment in the Offer to Purchase, and payment of the accumulated and unpaid dividends through October 31, 2009 to holders of any remaining outstanding shares of Preferred Stock, would not be permitted under Maryland law.

Under Maryland law and our Charter, no distribution may be made if, after giving effect to the distribution: (a) the corporation would not be able to pay indebtedness of the corporation as the indebtedness becomes due in the usual course of business; or (b) the corporation’s total assets would be less than the sum of the corporation’s total liabilities. Effective October 1, 2009, the distribution tests were amended by adding a new subsection which permits a distribution even if the corporation’s total assets are less than the amount necessary to satisfy the balance sheet solvency test set forth in (b) above if the distribution is made from (i) the net earnings of the corporation for the fiscal year in which the distribution is made, (ii) its net earnings for the preceding fiscal year or (iii) the sum of its net earnings for the preceding eight fiscal quarters. A company utilizing the amended balance sheet solvency test is still required to satisfy the equity solvency test set forth in (a) above.

We will, in our reasonable judgment, determine whether each condition to the Offer to Purchase and Consent Solicitation has been satisfied or may be waived and whether any such condition(s) should be waived. If any of the conditions to the Offer to Purchase and Consent Solicitation are unsatisfied on the expiration date and we do not or cannot waive such conditions, the Offer to Purchase and Consent Solicitation will expire and we will not accept for purchase the shares of Preferred Stock that have been validly tendered.

See “The Offer to Purchase and Consent Solicitation—Conditions of the Offer to Purchase and Consent Solicitation” and “The Offer to Purchase and Consent Solicitation—Extension, Termination and Amendment.”

If the Offer to Purchase and Consent Solicitation are NOT successfully completed, what will be the consequences to the stockholders and the Company?

If the Offer to Purchase and Consent Solicitation are not successfully completed, the consequences to the stockholders and the Company will include:

•	Given our current financial condition, if the Offer to Purchase and Consent Solicitation are not successfully completed, we do not know if we will pay future dividends on either the Preferred Stock or the Common Stock, including accumulated and unpaid dividends on the Preferred Stock. We may face obstacles in implementing strategic initiatives to grow our Company for the benefit of our stockholders, and we may be required to change our current plan of operations, which change we cannot predict at this time.

•

The Company’s business, results of operations, financial condition, and ability to obtain financing will continue to be negatively affected by the terms of the Preferred Stock in a variety of ways. For example, if we pay dividends on the Preferred Stock, we will reduce our cash flow from operations and, therefore, reduce our cash available to make investments for the benefit of our stockholders. Furthermore, the Preferred Stock, and related accumulated dividends, limits our ability to access the equity markets in order to increase our capital and liquidity as many other REITs have done, and are continuing to do, in the current market.

•

Our ability to make distributions to holders of Common Stock will remain limited. Unless full cumulative dividends are paid on the Preferred Stock, no dividends (other than in shares of Common Stock) or distributions can be paid on shares of Common Stock nor can any shares of Preferred Stock be redeemed, purchased or otherwise acquired.

•

If we do not pay dividends on the Preferred Stock for six or more quarterly periods (whether or not consecutive), the holders of the Preferred Stock will be entitled to elect two directors to our Board. Our failure to make dividend payments for the January 31, April 30, July 31 and October 31, 2009 dividend payment dates will count as four quarterly periods of non-payment towards the potential triggering of this right. Thus, if we do not make a dividend payment on the Preferred Stock by April 30, 2010, the holders of the Preferred Stock will then be entitled to elect two directors to our Board. We cannot predict whether the holders of the Preferred Stock would take such action or, if taken, what impact the two new directors on our Board would have on our Company (other than increasing our director compensation costs).

•

The price of the Common Stock and Preferred Stock may decline, which could result in both the Common Stock and each series of the Preferred Stock being delisted from the New York Stock Exchange (the “NYSE”). As we have previously disclosed, prior to September 4, 2009, Newcastle was not in compliance with one of the NYSE’s continued listing standards, which requires that the average closing price of the Common Stock equal at least $1.00 per share over a 30 consecutive trading-day period. Although the Company is currently in compliance with this requirement, if the price of its Common Stock falls below $1.00 over an extended period, the NYSE will likely delist both the Common Stock and the Preferred Stock. If delisting occurs, then shares of the Common Stock and the Preferred Stock will likely trade on a less active trading platform, which would almost certainly decrease the trading volume of the Common Stock and the Preferred Stock, making it more difficult to sell shares and potentially further reducing the price of the Common Stock and the Preferred Stock.

•

The Preferred Stock will remain issued and outstanding and entitled to all of the preferential rights associated with the Preferred Stock, as further described in this Offering Circular. For example, the holders of the Preferred Stock will continue to be entitled to cumulative dividends. The Preferred Stock will continue to rank senior to the Common Stock with respect to the payment of distributions and the distribution of assets upon liquidation, dissolution or winding up and will remain entitled to a larger amount of our assets upon the occurrence of such events.

•

The Preferred Stock is entitled to receive $25.00 per share (before any payments are made to the holders of the Common Stock) upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, although any liquidating distributions to holders of capital stock are subordinate to payments on outstanding recourse indebtedness and other recourse liabilities (including our trust preferred securities). The $25.00 liquidation preference per share is not being modified in the Proposed Amendments. However, if the Proposed Amendments are not approved, upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the Preferred Stock will also continue to be entitled to any accumulated and unpaid dividends (whether or not declared). If our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of

Preferred Stock and any other parity stock, then the holders of the Preferred Stock and any other parity stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. As of June 30, 2009, the Company had negative stockholders’ equity (i.e., a deficit) of $2.2 billion with an aggregate of $236.0 million of total outstanding recourse indebtedness and other recourse liabilities (including our trust preferred securities). The aggregate liquidation value of the Preferred Stock is $152.5 million, excluding any accumulated and unpaid dividends.

It is important to note that the Company cannot predict every potential consequence to the stockholders of the Company if the Offer to Purchase and Consent Solicitation are not successfully completed. There may be additional consequences beyond those listed above, and such consequences could materially impact the Company.

If I decide not to tender my shares of Preferred Stock in the Offer to Purchase and the Proposed Amendments are completed, how will my shares of Preferred Stock be affected?

If you decide not to tender your shares of Preferred Stock and the Proposed Amendments take effect, your rights as a holder of Preferred Stock will be materially and adversely affected, and the value of your Preferred Stock will likely decline.

If we receive the requisite approvals from the holders of the Preferred Stock and Common Stock and the Proposed Amendments take effect, and you do not tender your shares in the Offer to Purchase and Consent Solicitation, you will receive the accumulated and unpaid dividends on the Preferred Stock through October 31, 2009. If the Offer to Purchase and Consent Solicitation are successfully completed, then dividends will no longer accumulate on the Preferred Stock, and any unpaid dividends that would have accumulated after October 31, 2009 will be eliminated. However, the Proposed Amendments will permit us to declare and pay dividends on our Common Stock or shares of any other class or series of our capital stock, or redeem, repurchase or otherwise acquire shares of any class or series of our capital stock, including Common Stock and any other series of preferred stock, without paying or setting apart for payment any dividends on the Preferred Stock, and make all future dividends non-cumulative. If the Proposed Amendments are implemented, we do not intend to pay further dividends on any series of the Preferred Stock.

If you decide not to tender your shares of Preferred Stock and we complete the Offer to Purchase and Consent Solicitation, thereby significantly reducing the number of outstanding shares of each series of Preferred Stock, the liquidity and the market price of your shares of Preferred Stock will likely be adversely affected. If the Offer to Purchase and Consent Solicitation are successfully completed, it is possible that each series of Preferred Stock will cease to qualify for continued listing on the NYSE. If delisting from the NYSE occurs, we do not intend to apply for listing of any series of Preferred Stock on any other national securities exchange. To the extent permitted by law, we intend to deregister any series of Preferred Stock under the Exchange Act that is no longer listed on the NYSE. If any series of Preferred Stock is delisted and deregistered, we do not believe there will be an active market for that series of Preferred Stock and, therefore, holders of that series of Preferred Stock following completion of the Offer to Purchase and Consent Solicitation will have an illiquid investment indefinitely.

In addition, as a holder of Preferred Stock, you will continue to be subject to the ownership and transfer restrictions set forth in our Charter which prohibit, among other things, ownership by a single person of more than 25% of the outstanding shares of our Series B Preferred Stock, Series C Preferred Stock or our Series D Preferred Stock.

See “Risk Factors—Risks Related to the Offer to Purchase and Consent Solicitation,” “The Offer to Purchase and Consent Solicitation—Terms of the Offer to Purchase and Consent Solicitation” and “The Offer to Purchase and Consent Solicitation—Effects of Tenders and Consents” for more detail and Annex A, Annex B and Annex C hereto for the complete text of the Proposed Amendments.

What will I receive if I do not tender my shares of Preferred Stock?

If the Offer to Purchase and Consent Solicitation are successfully completed, but you choose to retain your shares of Preferred Stock, you will receive the accumulated and unpaid dividends on your shares of Preferred Stock through October 31, 2009. If the Offer to Purchase and Consent Solicitation are successfully completed, then dividends will no longer accumulate on the Preferred Stock, and any dividends that would have accumulated after October 31, 2009 will be eliminated.

Will I receive accumulated and unpaid dividends if the Offer to Purchase and Consent Solicitation are NOT successfully completed?

No, we have no present intention to pay the accumulated and unpaid dividends on the Preferred Stock if the Offer to Purchase and Consent Solicitation are not successfully completed. Accumulated and unpaid dividends through October 31, 2009 will only be paid to holders of shares of Preferred Stock that remain outstanding after the successful completion of the Offer to Purchase and Consent Solicitation.

When will the Offer to Purchase and Consent Solicitation expire?

The Offer to Purchase and Consent Solicitation are currently scheduled to expire at             p.m., New York City Time, on                     , 2009. We may, however, extend the Offer to Purchase and Consent Solicitation from time to time in our discretion until all the conditions to the Offer to Purchase and Consent Solicitation have been satisfied or waived. We will also extend the expiration date of the Offer to Purchase and Consent Solicitation if required by applicable law or regulation.

See “The Offer to Purchase and Consent Solicitation—Extension, Termination and Amendment.”

Under what circumstances may the Offer to Purchase and Consent Solicitation be terminated, and what happens to my tendered shares if that occurs?

The Offer to Purchase and Consent Solicitation may be terminated if:

•	we are unable to obtain the votes necessary to approve the Proposed Amendments from the holders of our Common Stock;

•	we do not receive the consents necessary to approve the Proposed Amendments from the holders of the Preferred Stock; or

•

the other conditions to the Offer to Purchase and Consent Solicitation discussed in this Offering Circular are not satisfied or (where within the Company’s discretion) waived, including, but not limited to, if the Company does not satisfy the distribution requirements under Maryland law at the requisite time to complete the Offer to Purchase and Consent Solicitation.

If the Offer to Purchase and Consent Solicitation are terminated and you previously have tendered shares, we will return certificates for such shares of Preferred Stock tendered (or, in the case of shares of Preferred Stock tendered in uncertificated form, those shares of Preferred Stock will be credited back to an appropriate account) promptly following the termination of the Offer to Purchase and Consent Solicitation without expense to you.

See “The Offer to Purchase and Consent Solicitation—Tender of Preferred Stock; Acceptance for Payment and Payment for Shares.”

How will I be notified if the Offer to Purchase and Consent Solicitation are extended, amended or terminated?

If the Offer to Purchase and Consent Solicitation are extended, amended or terminated, we will promptly notify The Depository Trust Company, which we refer to as “DTC,” and make a public announcement by issuing a press release. In the case of an extension, the announcement will be issued no later than 9:00 a.m., New York City Time, on the next business day after the previously scheduled expiration date of the Offer to Purchase and Consent Solicitation.

See “The Offer to Purchase and Consent Solicitation—Extension, Termination and Amendment.”

Will I have to pay any fees or commissions for participating in the Offer to Purchase and Consent Solicitation?

You will not pay any fees to the Company, the Dealer Manager or the Depositary to participate in the Offer to Purchase and Consent Solicitation. If you hold your shares through a broker, dealer or other nominee, and your broker, dealer or other nominee tenders the shares on your behalf, your broker, dealer or other nominee may charge you a fee for doing so. You should consult your broker, dealer or other nominee to determine whether any charges will apply.

See “The Offer to Purchase and Consent Solicitation—Terms of the Offer to Purchase and Consent Solicitation” and “The Offer to Purchase and Consent Solicitation—Expenses.”

May I tender only a portion of the shares of Preferred Stock that I hold?

No. You must tender all of your shares of Preferred Stock to participate in the Offer to Purchase and Consent Solicitation. If you own shares of more than one series of Preferred Stock, you must tender all of the shares of Preferred Stock of each series that you own to participate in the Offer to Purchase and Consent Solicitation. Your tender will not be accepted unless you tender all of your shares of Preferred Stock. See “The Offer to Purchase and Consent Solicitation—Terms of the Offer to Purchase and Consent Solicitation.”

How do I tender my shares of Preferred Stock?

If you hold physical share certificates and are the record owner of your shares, you must deliver the certificates representing your shares of Preferred Stock, together with the appropriate completed letter of transmittal and consent and any other documents required by the letter of transmittal and consent, to American Stock Transfer & Trust Company, LLC, the Depositary for the Offer to Purchase and Consent Solicitation, no later than the time the Offer to Purchase and Consent Solicitation expires.

If your shares of Preferred Stock are held in street name (i.e., through a broker, dealer or other nominee), the shares of Preferred Stock can be tendered by your broker, dealer or other nominee through DTC upon your request. In order to tender shares validly in the Offer to Purchase and Consent Solicitation, you must consent to the Proposed Amendments by executing and delivering the appropriate letter of transmittal and consent or, if your shares of Preferred Stock are held in street name, request that your broker, dealer or nominee do so on your behalf.

See “The Offer to Purchase and Consent Solicitation—Procedure for Tendering and Consenting.”

If I recently purchased shares of Preferred Stock, can I still tender my shares of Preferred Stock in the Offer to Purchase and Consent Solicitation?

Yes. If you have recently purchased shares of Preferred Stock, you may tender those shares in the Offer to Purchase and Consent Solicitation. In order to tender such shares of Preferred Stock, you must make sure that your transaction settles prior to the expiration date.

What is the Consent Solicitation?

We are soliciting consents from holders of the Preferred Stock to amend the Charter to modify the preferential terms of the Preferred Stock, including modifications to dividend, liquidation and voting rights, as further described in this Offering Circular. See “The Offer to Purchase and Consent Solicitation—Effects of Tenders and Consents.” Each share of Preferred Stock will be entitled to one vote on the Consent Solicitation.

In order to complete the purchase of the Preferred Stock in the Offer to Purchase and Consent Solicitation, we must receive the requisite consents to the Proposed Amendments from the holders of the Preferred Stock (with each series voting as a separate class) as well as the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock.

Do I have to deliver my consent in the Consent Solicitation in order to tender my shares of Preferred Stock validly in the Offer to Purchase and Consent Solicitation?

Yes. You must consent to the Proposed Amendments in order to tender your shares of Preferred Stock in the Offer to Purchase and Consent Solicitation. Your participation in the Offer to Purchase and Consent Solicitation is conditioned on your execution of a written consent approving the Proposed Amendments, and our completion of the Offer to Purchase and Consent Solicitation is conditioned on obtaining consents from the requisite number of holders of the Preferred Stock (with each series voting as a separate class) to the Proposed Amendments.

There is no record date for tendering shares of Preferred Stock in the Offer to Purchase and consenting to the Proposed Amendments in the Consent Solicitation, and the holders of at least 66 2/3% of the outstanding shares of each series of Preferred Stock, each voting as a separate class, as of the expiration date will be required to consent to the Proposed Amendments pursuant to the terms set forth herein. If the Offer to Purchase and Consent Solicitation are successful, we will establish a record date for determination of holders of record of shares of Preferred Stock that remain outstanding and who will be entitled to receive accumulated and unpaid dividends through October 31, 2009. That date is expected to be established upon expiration of the Offer to Purchase and Consent Solicitation.

See “The Offer to Purchase and Consent Solicitation—Terms of the Offer to Purchase and Consent Solicitation.”

What vote is required to approve the Proposed Amendments?

Holders representing at least 66 2/3% of the outstanding shares of each series of Preferred Stock, each voting as a separate class, must consent to the Proposed Amendments. In addition, the holders of at least a majority of the outstanding shares of Common Stock separately must approve the Proposed Amendments. If we are unable to obtain the requisite votes from the holders of our Common Stock, or the requisite consents from the holders of each series of Preferred Stock, we may, in our sole discretion, terminate this Offer to Purchase and Consent Solicitation.

See “The Offer to Purchase and Consent Solicitation—Terms of the Offer to Purchase and Consent Solicitation.”

May I deliver a consent to only some of the Proposed Amendments?

No. You must consent to all of the Proposed Amendments affecting the Preferred Stock you hold if you wish to validly tender any of your shares of Preferred Stock.

See “The Offer to Purchase and Consent Solicitation—Terms of the Offer to Purchase and Consent Solicitation.”

How do I deliver my consent to the Proposed Amendments?

If you are a record holder of shares of Preferred Stock, by submitting executed letters of transmittal and consent and validly tendering (without later withdrawing) shares of Preferred Stock, you will be consenting to all of the Proposed Amendments to the terms of the Preferred Stock. If you hold your shares of Preferred Stock in street name (i.e., through a broker, dealer or other nominee), you should instruct your broker, dealer or other nominee to tender your shares of Preferred Stock and consent to the Proposed Amendments on your behalf.

See “The Offer to Purchase and Consent Solicitation—Effects of Tenders and Consents.”

When will the Proposed Amendments become effective?

If we receive the requisite approval of the holders of the Common Stock and the requisite consents of holders of the Preferred Stock and all other conditions are met, the Proposed Amendments will become effective upon the filing by the Company of Articles of Amendment with the State Department of Assessments and Taxation of Maryland (the “SDAT”) or at a later date and time specified in the Articles of Amendment that is not more than 30 days after the acceptance for record of the Articles of Amendment by the SDAT. The Company intends to file the Articles of Amendment promptly after the expiration of the Offer to Purchase and Consent Solicitation, if at least 66 2 /3% of the outstanding shares of each series of the Preferred Stock have been tendered in the Offer to Purchase and Consent Solicitation and all other conditions are waived or satisfied. The Board reserves the right not to make one or more of the Proposed Amendments, even if all Proposed Amendments are approved by our stockholders.

See “The Offer to Purchase and Consent Solicitation—Terms of the Offer to Purchase and Consent Solicitation.”

What must I do if I want to withdraw my shares of Preferred Stock from the Offer to Purchase and Consent Solicitation and revoke the related consent?

You may withdraw previously tendered shares of Preferred Stock at any time before the expiration of the Offer to Purchase and Consent Solicitation. In addition, after the expiration of the Offer to Purchase and Consent Solicitation, you may withdraw any shares of Preferred Stock that you tendered that are not accepted by us for purchase within 40 business days after the commencement of the Offer to Purchase and Consent Solicitation. Withdrawal of your tendered shares before the expiration of the Offer to Purchase and Consent Solicitation will also revoke your consent. See “The Offer to Purchase and Consent Solicitation—Withdrawal of Tenders and Revocation of Consents.”

A proper withdrawal of tendered shares of Preferred Stock prior to the expiration of the Offer to Purchase and Consent Solicitation will be a valid revocation of the related consent. You may not validly revoke your consent unless you validly withdraw previously tendered shares.

If you have share certificates for your shares of Preferred Stock which are registered in your name, in order to withdraw your shares of Preferred Stock from the Offer to Purchase and Consent Solicitation and revoke your related consent, you must deliver a written notice of withdrawal to the Depositary at the appropriate address specified on the back cover of this Offering Circular prior to the expiration of the Offer to Purchase and Consent Solicitation or, if your shares of Preferred Stock have not been previously accepted for purchase by us, after the expiration of 40 business days after the commencement of the Offer to Purchase and Consent Solicitation. Your notice of withdrawal must comply with the requirements set forth in this Offering Circular.

If you hold your shares of Preferred Stock in street name (i.e., through a broker, dealer or other nominee) and you tendered your shares through DTC, a withdrawal of your shares of Preferred Stock and revocation of the related consent will be effective if you and your nominee comply with the appropriate procedures of DTC’s

Automated Tender Offer Program prior to the expiration of the Offer to Purchase and Consent Solicitation or after the expiration of 40 business days after the commencement of the Offer to Purchase and Consent Solicitation. Any notice of withdrawal must identify the shares of Preferred Stock to be withdrawn, including, if held through DTC, the name and number of the account at DTC to be credited and otherwise comply with the procedures of DTC.

See “The Offer to Purchase and Consent Solicitation—Withdrawal of Tenders and Revocation of Consents.”

Are you making a recommendation regarding whether I should tender in the Offer to Purchase and Consent Solicitation?

No. None of our officers, the employees of our manager, the Board, the Dealer Manager, the Information Agent or the Depositary is making a recommendation to any holder of Preferred Stock as to whether the holder should tender shares in the Offer to Purchase and Consent Solicitation. You must make your own investment decision regarding the Offer to Purchase and Consent Solicitation based upon your own assessment of the market value of the Preferred Stock, the effect of holding shares of Preferred Stock if the Proposed Amendments are approved, your liquidity needs, your investment objectives and any other factors you deem relevant.

See “Special Factors—Background Information.”

What are the tax consequences of the transaction to me?

The tax consequences of the Offer to Purchase and Consent Solicitation to you may vary depending on your particular facts and circumstances. See “Certain Federal Income Tax Consequences” for a discussion of the tax treatment of the payment of accumulated and unpaid dividends with respect to the Preferred Stock, the purchase by us of Preferred Stock, and the amendment of the terms of the Preferred Stock, in connection with the Offer to Purchase and Consent Solicitation. We urge you to consult with your own tax advisor as to the particular tax consequences to you of the Offer to Purchase and Consent Solicitation.

Does the Company intend to remain a public company following the completion of the Offer to Purchase and Consent Solicitation?

Yes. We intend to remain a public company.

Will the Preferred Stock remain listed on the NYSE following the completion of the Offer to Purchase and Consent Solicitation?

If the Offer to Purchase and Consent Solicitation are completed, it is possible that each series of Preferred Stock will cease to qualify for continued listing on the NYSE. If delisting from the NYSE occurs, we do not intend to apply for listing of any series of Preferred Stock on any other national securities exchange. To the extent permitted by law, we intend to deregister any series of Preferred Stock under the Exchange Act that is no longer listed on the NYSE. If any series of Preferred Stock is delisted and deregistered,, we do not believe there will be an active market for that series of Preferred Stock and, therefore, holders of that series of Preferred Stock following completion of the Offer to Purchase and Consent Solicitation will have an illiquid investment indefinitely.

Whom do I call if I have any questions on how to tender my shares of Preferred Stock or consent to the Proposed Amendments, or any other questions relating to the Offer to Purchase and Consent Solicitation?

Questions related to the terms of the Offer to Purchase and Consent Solicitation and requests for assistance, as well as for additional copies of this Offering Circular, the letters of transmittal and consent or any other documents, may be directed to the Information Agent or Dealer Manager using their respective contact information set forth on the back cover of this Offering Circular or by telephone toll-free at (800) 488-8075 for the Information Agent and (888) 719-4210 for the Dealer Manager.

Questions relating to the tender of physical share certificates should be directed to the Depositary.

Where can I find more information about Newcastle Investment Corp.?

For more information, see the Annual Report and the Quarterly Report incorporated by reference into, and included with, this Offering Circular and “Where You Can Find More Information.”

SUMMARY

This Offering Circular, the related letters of transmittal and consent and the Annual Report and Quarterly Report included with this Offering Circular each contain important information that should be read carefully before any decision is made with respect to the Offer to Purchase and Consent Solicitation. The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular and the related letters of transmittal and consent.

Newcastle Investment Corp.

The ongoing global credit and liquidity crisis has demonstrated that the Company must maintain sufficient liquidity to grow our business. The Company is conducting the Offer to Purchase and Consent Solicitation because we believe that the significant reduction or elimination of the outstanding Preferred Stock, together with the elimination of the related dividend obligations, will improve the Company’s cash flow from operations, liquidity and flexibility to manage the current challenging market conditions.

Since mid-2007, the ongoing global credit and liquidity crisis has adversely affected—and continues to adversely affect—both the Company and the market in which we operate.

As we have noted previously in our public filings, market conditions during the last two years have been tremendously challenging. Beginning in 2007, increased default rates in the subprime mortgage market played a role in causing credit spreads to widen, reducing availability of credit on favorable terms, increasing the frequency and amount of margin calls, reducing liquidity and price transparency of real estate related assets, making it difficult to obtain accurate mark-to-market valuations, and creating a negative perception of the state of the real estate markets and of real estate investment trusts, or REITs, generally. These conditions worsened during 2008 and intensified meaningfully in the fourth quarter of 2008, resulting in extraordinarily challenging market conditions. Despite signs of moderate improvement, market conditions during 2009 have remained significantly challenging, and we do not know if or when market conditions will be fully restored to the conditions we experienced prior to the onset of this crisis.

These extraordinarily difficult market conditions have adversely affected the Company’s business, liquidity, financial condition and results of operations in a number of ways, including, but not limited to:

•	the amount, type and attractiveness of financing available to us have decreased significantly;

•	we experienced increased margin calls and other financing costs and were required to repay debt at its maturity at a time of depressed collateral value, which greatly reduced our liquidity;

•	reduced cash flows from our collateralized debt obligations (“CDOs”) and other assets have further reduced our liquidity;

•	liquidity needs and a lack of attractive available financing have prompted us to sell assets below what we believed to be their value;

•	the current market value of our existing portfolio has decreased, which has further limited our ability to access capital; and

•	expectations regarding future cash flows have decreased, both as a result of expected asset performance and as a result of actual or potential ratings downgrades.

These factors greatly reduced our earnings, cash flow and liquidity. While our liquidity has improved during 2009, and we continue to try to maximize the amount of cash flows that we generate from our CDOs and other assets, we expect that our future cash flows from operations will be significantly reduced relative to previous years.

As a result of the challenging market conditions and their impact on the Company, we have been keenly focused on maintaining liquidity. This focus contributed to our decision not to pay dividends on the Preferred Stock for the January 31, April 30, July 31 and October 31, 2009 dividend payment dates. As of October 31, 2009, the accumulated and unpaid dividends on the Preferred Stock will be approximately $13.5 million in aggregate. Moreover, we have not declared a dividend on the Common Stock since September of 2008.

We believe that we must align the costs of our operations with our cash flows in order to maintain sufficient liquidity to grow our business. Because we expect the Company’s cash flows in the near-to-medium term to be lower than in previous years (and could decrease significantly in the future as a result of decreased cash flows from our CDOs or other factors), it is important for us to reduce the Company’s future cash requirements. Upon implementation of the Proposed Amendments and completion of the Offer to Purchase and Consent Solicitation, the Company will not be required to pay any dividends on the Preferred Stock in the future (i.e., future dividends will not accumulate on any remaining Preferred Stock). Although the Company will pay accumulated and unpaid dividends through October 31, 2009 to all holders of shares of Preferred Stock that remain outstanding after the successful completion of the Offer to Purchase and Consent Solicitation, the Company does not expect to pay any further dividends on the Preferred Stock. While the successful completion of the Offer to Purchase and Consent Solicitation will initially reduce the amount of our available unrestricted cash, we believe the significant reduction or elimination of the outstanding Preferred Stock and the elimination of the related dividend obligations will give us the enhanced balance sheet flexibility necessary to make new investments and grow our business. We additionally believe that with an improved capital structure there may be business opportunities that we can pursue to enhance stockholder value that are currently either not feasible or extremely challenging to pursue.

In addition, we are party to a management agreement with FIG LLC, an affiliate of Fortress Investment Group LLC, pursuant to which FIG LLC, our manager, provides for the day-to-day management of our operations. We pay FIG LLC an annual management fee equal to 1.5% of our gross equity (as defined in our governing documents). Reducing the number of outstanding shares of Preferred Stock will reduce our gross equity and therefore will also reduce the annual management fee that we are required to pay to our manager.

The Company cannot make any assurances that it will receive the requisite consents of holders of both the Common Stock and Preferred Stock and that all the conditions will be met to complete the Offer to Purchase and Consent Solicitation.

The address of the Company’s principal executive office is 1345 Avenue of the Americas, 46th Floor, New York, New York 10105, and its telephone number is (212) 798-6100.

Summary Description of the Offer to Purchase and Consent Solicitation

The Company	Newcastle Investment Corp.

The Preferred Stock Subject to the Offer to Purchase and Consent Solicitation	All outstanding shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock.

The Offer to Purchase	We are offering to purchase all of our shares of Preferred Stock that are validly tendered and not validly withdrawn prior to the expiration of the Offer to Purchase and Consent Solicitation. See “The Offer to Purchase and Consent Solicitation—Terms of the Offer to Purchase and Consent Solicitation.”

Consideration	In the Offer to Purchase and Consent Solicitation for each tendered share accepted for purchase by us, the holder will receive:

•	$7.19 per share of Series B Preferred Stock;

•	$6.76 per share of Series C Preferred Stock; and

•	$6.84 per share of Series D Preferred Stock.

If you tender your shares, and they are accepted for payment, you will not receive a separate payment in respect of accumulated and unpaid dividends.

Aggregate Consideration	Assuming all shares of Preferred Stock are validly tendered (and not validly withdrawn), we will pay an aggregate of approximately $45.6 million for the purchase of the Preferred Stock (including estimated transaction expenses).

Accumulated and Unpaid Dividends	Accumulated and unpaid dividends through October 31, 2009 will only be paid with respect to shares of Preferred Stock that remain outstanding after consummation of the Offer to Purchase and Consent Solicitation. The accumulated and unpaid dividends will be $2.44 per share of Series B Preferred Stock, $2.01 per share of Series C Preferred Stock and $2.09 per share of Series D Preferred Stock through October 31, 2009, or an aggregate of $13.5 million.

The Consent Solicitation	In order to tender shares in the Offer to Purchase and Consent Solicitation, holders of our Preferred Stock are required to consent (by executing the appropriate letter of transmittal and consent or requesting that their broker, dealer or nominee consent on their behalf) to amend the Charter to modify the terms of the Preferred Stock as set forth in Annex A, Annex B and Annex C. Holders representing at least 66 2/3% of the outstanding shares of each series of Preferred Stock, each voting as a separate class, must approve the Proposed Amendments.

The following is a summary of the Proposed Amendments and is qualified in its entirety by reference to the Charter and the amended text of the affected provisions of our Charter reflecting the Proposed Amendments, set forth in Annex A, Annex B and Annex C. The

Proposed Amendments, if approved by our stockholders, would amend each series of Preferred Stock as follows:

1.	make any future dividends non-cumulative and payable only in the sole discretion of the Board;

2.	eliminate the provisions prohibiting the payment of dividends on Common Stock or other junior stock and prohibiting the purchase or redemption of Common Stock, junior stock or other parity stock if full cumulative dividends for all past dividend periods and the then current dividend period are not paid or declared and set apart for payment;

3.	eliminate the provision prohibiting the Company from electing to redeem Preferred Stock prior to the fifth anniversary of the issuance of such Preferred Stock, thereby allowing the Company to redeem any or all of the outstanding shares of Preferred Stock at any time;

4.	eliminate the provision prohibiting the Company from redeeming less than all of the outstanding shares of Preferred Stock if full cumulative dividends for all past dividend periods and the then current dividend period have not been paid or declared and set apart for payment;

5.	eliminate the right of holders of Preferred Stock to elect two directors if dividends are in arrears for six quarterly periods; and

6.	eliminate the right of holders of Preferred Stock to consent to or approve the authorization or issuance of stock that ranks senior to the Preferred Stock.

The elimination of the restrictions described above would allow us to declare and pay dividends on shares of Common Stock or shares of any other class or series of capital stock, or redeem, repurchase or otherwise acquire shares of any class or series of our capital stock, including Common Stock and any other series of preferred stock, without paying or setting apart for payment any dividends on shares of any series of Preferred Stock.

If we receive sufficient consents from the holders of each series of the Preferred Stock to approve the Proposed Amendments and all other conditions are waived or satisfied, we will file Articles of Amendment with the SDAT to effect the Proposed Amendments promptly after the expiration of the Offer to Purchase and Consent Solicitation.

For additional information regarding the Consent Solicitation, see “The Offer to Purchase and Consent Solicitation—Terms of the Offer to Purchase and Consent Solicitation” and “The Offer to Purchase and Consent Solicitation—Effects of Tenders and Consents.” We urge you to review the terms of the Charter, including the Articles Supplementary, which are filed as exhibits to our Quarterly Report on Form 10-Q filed on May 13, 2003, Current Report on Form 8-K filed on October 25, 2005 and Form 8-A filed on March 14, 2007, and the amended text of the affected provisions of our Charter, which are attached to this Offering Circular as Annex A, Annex B and Annex C.

Expiration of the Offer to Purchase and Consent Solicitation	The Offer to Purchase and Consent Solicitation will expire at p.m., New York City Time, on , 2009, unless extended or earlier terminated.

Conditions to Completion of the Offer to Purchase and Consent Solicitation	The completion of the Offer to Purchase and Consent Solicitation are subject to the closing conditions described in “The Offer to Purchase and Consent Solicitation—Conditions of the Offer to Purchase and Consent Solicitation.”

Withdrawal of Tenders and Revocation of Consents	You may withdraw previously tendered shares of Preferred Stock at any time before the expiration of the Offer to Purchase and Consent Solicitation. In addition, after the expiration of the Offer to Purchase and Consent Solicitation, you may withdraw any shares of Preferred Stock that you tendered that are not accepted by us for purchase within 40 business days after the commencement of the Offer to Purchase and Consent Solicitation. Withdrawal of your tendered shares before the expiration of the Offer to Purchase and Consent Solicitation will also revoke your consent.

See “The Offer to Purchase and Consent Solicitation—Withdrawal of Tenders and Revocation of Consents.”

Certain Federal Income Tax Considerations	See “Certain Federal Income Tax Considerations.”

Risk Factors	You should consider carefully all of the information set forth in this Offering Circular and, in particular, you should evaluate the specific factors set forth under “Risk Factors” before deciding whether to participate in the Offer to Purchase and Consent Solicitation.

Information Agent	D.F. King & Co., Inc.

Dealer Manager	UBS Securities LLC.

Depositary	American Stock Transfer & Trust Company, LLC.

Additional Documentation; Further Information; Assistance	Any requests for assistance concerning the Offer to Purchase and Consent Solicitation may be directed to the Information Agent or Dealer Manager at the addresses and telephone numbers set forth on the back cover of this Offering Circular. Beneficial owners may also contact their broker, dealer or other nominee.

Any requests for additional copies of this Offering Circular and the letters of transmittal and consent may be directed to the Information Agent.

RISK FACTORS

You should carefully consider the risks and uncertainties described throughout this Offering Circular, including those described below, and the risk factors set forth in our Annual Report on Form 10-K and Quarterly Report on Form 10-Q regarding the risks of investment in our securities, before you decide whether to tender your shares of Preferred Stock and execute and deliver your consent to the Proposed Amendments.

Risks Related to the Offer to Purchase and Consent Solicitation

If implemented, the Proposed Amendments will eliminate certain significant rights of the holders of Preferred Stock.

If we complete the Offer to Purchase and Consent Solicitation and obtain the requisite approvals from holders of our Common Stock and Preferred Stock, and the Proposed Amendments become effective, certain of the significant rights of holders of Preferred Stock that are currently set forth in the Charter will be eliminated. The rights of holders of any shares of Preferred Stock that are not repurchased will be materially and adversely affected by the Proposed Amendments. See “The Offer to Purchase and Consent Solicitation—Terms of the Offer to Purchase and Consent Solicitation” and “The Offer to Purchase and Consent Solicitation—Effects of Tenders and Consents” for a description of the Proposed Amendments and Annex A, Annex B and Annex C for the complete text of the Proposed Amendments.

If we receive the requisite approvals of the Proposed Amendments, dividend payments on the Preferred Stock will become non-cumulative and the dividend priority provisions will be eliminated.

The dividends on the Preferred Stock are currently cumulative, which means that if a dividend is not paid in any quarter it will accumulate and become payable in the future, either upon the redemption of such share, or upon the liquidation or dissolution of the Company. If we complete the Offer to Purchase and Consent Solicitation and receive the requisite approvals from the holders of our Common Stock and the holders of Preferred Stock, and the Proposed Amendments become effective, the Company will not be required to pay any dividends on the Preferred Stock at any time in the future unless the Board elects to do so in its sole discretion. In addition, future dividends, if any, on the Preferred Stock will become non-cumulative, which means that if a dividend is not declared for any dividend period, it will not accumulate and holders of Preferred Stock will not be entitled to receive that dividend at any time in the future. If the Proposed Amendments are implemented, we do not intend to pay dividends in the future on any series of the Preferred Stock.

The Proposed Amendments would allow the Company to declare and pay dividends on shares of Common Stock or shares of any other class or series of capital stock, or redeem, repurchase or otherwise acquire shares of any class or series of our capital stock, including Common Stock and any other series of preferred stock, without paying or setting apart for payment any dividends on shares of any series of Preferred Stock. The Proposed Amendments would also allow the Company to repurchase less than all of the shares of any series of Preferred Stock, or redeem or repurchase shares of Common Stock or other preferred stock, without declaring and paying or setting apart for payment any dividends on the outstanding shares of Preferred Stock.

We have not obtained a third-party determination that the Offer to Purchase and Consent Solicitation are fair to holders of Preferred Stock.

Neither we, our Board, the Information Agent, the Dealer Manager nor the Depositary are making a recommendation as to whether holders of Preferred Stock should tender their shares in the Offer to Purchase and Consent Solicitation. We have not retained, and do not intend to retain, any unaffiliated representative to act solely on behalf of the holders of Preferred Stock for purposes of negotiating the Offer to Purchase and Consent Solicitation or preparing a report concerning the fairness of the Offer to Purchase and Consent Solicitation. You must make your own independent decision regarding your participation in the Offer to Purchase and Consent Solicitation.

The purchase prices offered per share in the Offer to Purchase and Consent Solicitation are lower than the liquidation preference per share of the Preferred Stock.

The purchase prices being offered per share of each series of Preferred Stock in the Offer to Purchase and Consent Solicitation are lower than the stated liquidation preference per share of the Preferred Stock. The Preferred Stock has a liquidation preference of $25.00 per share plus any accumulated and unpaid dividends on such share. The holders of the Series B Preferred Stock are being offered $7.19 per share, the holders of the Series C Preferred Stock are being offered $6.76 per share and the holders of the Series D Preferred Stock are being offered $6.84 per share in the Offer to Purchase and Consent Solicitation.

The purchase prices offered in the Offer to Purchase and Consent Solicitation are not dependent on or related to the market prices of shares of the Preferred Stock, and could be lower than the sales prices of the Preferred Stock on the NYSE on or prior to the expiration date.

The purchase prices offered per share of each series of the Preferred Stock in the Offer to Purchase and Consent Solicitation were determined by the Board in good faith to further the best interests of stockholders and to encourage the fullest participation in the tender offer. The purchase prices are fixed, and thus are not dependent on or related to the market prices of shares of the Preferred Stock as quoted on the NYSE. As a result, the market prices of shares of the Preferred Stock may be higher or lower than the purchase prices at any time on or prior to the expiration date, and the purchase prices will not be subject to any adjustment related to the fluctuations in market prices of the shares of Preferred Stock. If you tender your shares for purchase and the Offer to Purchase and Consent Solicitation are successfully completed, you may receive more or less consideration than you would have received if you had sold your shares of Preferred Stock in the open market or in an alternative transaction.

If the Offer to Purchase and Consent Solicitation are successful, there will likely no longer be a trading market for any remaining shares of Preferred Stock that were not tendered.

If the Offer to Purchase and Consent Solicitation are completed, and the number of publicly owned shares of any series of Preferred Stock is less than 100,000 or the value of all publicly owned shares of any series of Preferred Stock falls below $2,000,000, that series of Preferred Stock would cease to qualify for continued listing on the NYSE. If any series of Preferred Stock is delisted from trading on the NYSE, we do not intend to apply for listing on any other national securities exchange. To the extent permitted by law, we intend to deregister any series of Preferred Stock under the Exchange Act that is no longer listed on the NYSE. If any series of Preferred Stock is deregistered under the Exchange Act, that series of Preferred Stock will no longer be subject to SEC oversight applicable to registered securities. If any series of Preferred Stock is delisted and deregistered, we do not believe there will be an active market for that series of Preferred Stock and therefore holders of that series of Preferred Stock following completion of the Offer to Purchase and Consent Solicitation will have an illiquid investment that they may own indefinitely.

If the Offer to Purchase and Consent Solicitation are successful, and you do not tender your shares, you will remain subject to the ownership restrictions in our Charter.

In order for us to maintain our qualification as a REIT under the Internal Revenue Code, not more than 50% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) at any time during the last half of each taxable year after our first year. Our Charter, with certain exceptions, authorizes our Board to take the actions that are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our Board, no person may own more than 8% of the aggregate value of our outstanding capital stock, treating classes and series of our stock in the aggregate, or more than 25% of the outstanding shares of our Series B Preferred Stock, Series C Preferred Stock or our Series D Preferred Stock. If you do not tender your Preferred Stock in the Offer to Purchase, the Offer to Purchase and Consent Solicitation are completed, and as a result you own more than 8% of the aggregate value of our outstanding capital stock or more than 25% of the outstanding shares of any series of Preferred Stock, our Board may not grant an exemption to your ownership of such amounts of our capital stock.

If the Offer to Purchase and Consent Solicitation are successful, and you do not tender your shares, your rights as a holder of Preferred Stock will be materially and adversely affected.

If the Offer to Purchase and Consent Solicitation are successful, and you do not tender your shares, you will receive the accumulated and unpaid dividends on the Preferred Stock through October 31, 2009. However, dividends will no longer accumulate on your Preferred Stock, and any unpaid dividends that would have accumulated after October 31, 2009 will be eliminated. Furthermore, if the Proposed Amendments are implemented, we do not intend to pay further dividends on any series of the Preferred Stock. We will be permitted to declare and pay dividends on our Common Stock or shares of any other class or series of our capital stock, or redeem, repurchase or otherwise acquire shares of any class or series of our capital stock, including Common Stock and any other series of preferred stock, without paying or setting apart for payment any dividends on the Preferred Stock, and make all future dividends non-cumulative.

If the Offer to Purchase and Consent Solicitation are successful, and you do not tender your shares, the value of your Preferred Stock will likely decline.

Successful completion of the Offer to Purchase and Consent Solicitation will significantly reduce the number of outstanding shares of each series of Preferred Stock and the liquidity and, therefore, the market price of your shares of Preferred Stock will likely be adversely affected. It is possible that each series of Preferred Stock will cease to qualify for continued listing on the NYSE. If delisting from the NYSE occurs, we do not intend to apply for listing of any series of Preferred Stock on any other national securities exchange. To the extent permitted by law, we intend to deregister any series of Preferred Stock under the Exchange Act that is no longer listed on the NYSE. If any series of Preferred Stock is delisted and deregistered, we do not believe there will be an active market for that series of Preferred Stock and, therefore, holders of that series of Preferred Stock following completion of the Offer to Purchase and Consent Solicitation will have an illiquid investment indefinitely.

Federal and state statutes could allow courts, under specific circumstances, to require holders of Preferred Stock who receive payments from us pursuant to the Offer to Purchase and Consent Solicitation to return such payments.

Our creditors could challenge payments made by us pursuant to the Offer to Purchase and Consent Solicitation as fraudulent conveyances. Under the federal bankruptcy law and similar provisions of state fraudulent transfer laws, a court could order you to return payments made by us if the court determined that, at the time we made payments pursuant to the Offer to Purchase and Consent Solicitation, we:

•	made the payment with the intent to hinder, delay or defraud our existing or future creditors; or

•	received less than reasonably equivalent value or did not receive fair consideration for the payment made to purchase shares of Preferred Stock tendered in the Offer to Purchase, and we:

•	were insolvent or were rendered insolvent at the time we made the payments;

•	were engaged in a business or transaction for which our remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that we would incur, debts beyond our ability to pay such debts generally as they mature.

If the payments made by us pursuant to the Offer to Purchase and Consent Solicitation were deemed fraudulent transfers, a court could order you to return any payments you received from us pursuant to the Offer to Purchase and Consent Solicitation. In that event, you would have a claim against us for the amount returned, but it is unlikely that such claim would be paid in full.

Furthermore, if we were to become a debtor in a case under the United States Bankruptcy Code (the “Bankruptcy Code”) after completing the Offer to Purchase and Consent Solicitation, a bankruptcy court may find that the payments made by us pursuant to the Offer to Purchase and Consent Solicitation are subject to recovery as preferences.

Generally, a preference is a payment made by a debtor on account of an antecedent debt during the 90-day pre-bankruptcy period (or one-year pre-bankruptcy period, for any holder who is an “insider” of the Company, as defined in the Bankruptcy Code), while the debtor is insolvent, that enables the recipient to receive more than it would if the debtor were liquidated under the Bankruptcy Code. If a court finds that any payment made by us pursuant to the Offer to Purchase and Consent Solicitation is a preference, it could order you to return the payments to us or to our bankruptcy trustee. In that event, you would have a claim against us for the amount returned, but it is unlikely that such claim would be paid in full.

Risks Related to a Failure to Successfully Complete the Offer to Purchase and Consent Solicitation

We may be unable to pay future dividends on either the Preferred Stock or the Common Stock.

Given our current financial condition, if the Offer to Purchase and Consent Solicitation are not successfully completed, our ability to pay future dividends on the Preferred Stock and the Common Stock will remain limited. Unless full cumulative dividends are paid on the Preferred Stock, no dividends (other than in shares of Common Stock) or distributions can be paid on shares of Common Stock nor can any shares of Preferred Stock be redeemed, purchased or otherwise acquired.

Our continued failure to pay dividends on the Preferred Stock could result in the addition of two directors to our Board.

If we do not pay dividends on the Preferred Stock for six or more quarterly periods (whether or not consecutive), the holders of the Preferred Stock will be entitled to elect two directors to our Board. Our failure to make dividend payments for the January 31, April 30, July 31 and October 31, 2009 dividend payment dates will count as four quarterly periods of non-payment towards the potential triggering of this right. Thus, if we do not make a dividend payment on the Preferred Stock by April 30, 2010, the holders of the Preferred Stock will then be entitled to elect two directors to our Board. The addition of these directors would increase our compensation costs and could have other consequences that we cannot predict.

We may face obstacles in implementing strategic initiatives to grow our Company or we may be required to change our current plan of operations.

If the Offer to Purchase and Consent Solicitation are not successfully completed, the Company’s ability to obtain financing would continue to be negatively affected by the existing terms of the Preferred Stock. If we continue to fail to pay accumulated dividends on the Preferred Stock, it will limit our ability to access the equity markets in order to increase our capital and liquidity as many other REITs have done, and are continuing to do, in the current market. If we were to use our existing cash flow to pay accumulated dividends on the Preferred Stock, we would have less cash available to make investments for the benefit of our stockholders.

Our Common Stock and Preferred Stock could be removed from listing on the NYSE.

If the Offer to Purchase and Consent Solicitation are not successfully completed, the trading prices of the Common Stock and the Preferred Stock may decline, which could result in both the Common Stock and each series of the Preferred Stock being delisted from the NYSE. As we have previously disclosed, prior to September 4, 2009, we were not in compliance with one of the NYSE’s continued listing standards, which requires that the average closing price of the Common Stock equal at least $1.00 per share over a 30 consecutive trading-day period. Although the Company is currently in compliance with this requirement, if the price of its Common Stock falls below $1.00 over an extended period, the NYSE will likely delist both the Common Stock and the Preferred Stock. If delisting occurs, then shares of the Common Stock and the Preferred Stock will likely trade on a less active trading platform, which would almost certainly decrease the trading volume of the Common Stock and the Preferred Stock, making it more difficult for you to sell shares and potentially further reducing the price of the Common Stock and the Preferred Stock.

STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This Offering Circular contains certain “forward-looking statements.” Such forward-looking statements relate to, among other things, the operating performance of our investments, the stability of our earnings, and our financing needs. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Our ability to predict results or the actual outcome of future plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. These forward-looking statements involve risks, uncertainties and other factors that may cause our actual results in future periods to differ materially from forecasted results. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	our ability to take advantage of opportunities in additional asset classes at attractive risk-adjusted prices;

•	our ability to deploy capital accretively;

•	the risks that default and recovery rates on our loan portfolios exceed our underwriting estimates;

•	the relationship between yields on assets which are paid off and yields on assets in which such monies can be reinvested;

•	the relative spreads between the yield on the assets we invest in and the cost of financing;

•	changes in economic conditions generally and the real estate and bond markets specifically;

•	adverse changes in the financing markets we access affecting our ability to finance our investments, or in a manner that maintains our historic net spreads;

•	changing risk assessments by lenders that potentially lead to not extending our financings in accordance with their current terms or entering into new financings with us;

•	changes in interest rates and/or credit spreads, as well as the success of any hedging strategy we may undertake in relation to such changes;

•	the quality and size of the investment pipeline and the rate at which we can invest our cash, including cash inside our CDOs;

•

impairments in the value of the collateral underlying our investments and the relation of any such impairments to our judgments as to whether changes in the market value of our securities, loans or real estate are temporary or not and whether circumstances bearing on the value of such assets warrant changes in carrying values;

•	legislative/regulatory changes, including but not limited to, any modification of the terms of loans;

•	reductions in cash flows received from our investments, particularly our CDOs;

•	completion of pending investments;

•	the availability and cost of capital for future investments;

•	competition within the finance and real estate industries; and

•	other risks detailed from time to time in our SEC reports.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The factors noted above could cause our actual results to differ significantly from those contained in any forward-looking statement.

Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management’s views only as of the date of this document. We are under no duty to update any of the forward-looking statements after the date of this document to conform these statements to actual results.

CAPITALIZATION

The following table shows our capitalization as of June 30, 2009 on a historical basis and on a pro forma basis assuming completion of the Offer to Purchase and Consent Solicitation, 100% participation by holders of outstanding shares of Preferred Stock in the Offer to Purchase and payment of estimated fees and expenses in connection with the Offer to Purchase and Consent Solicitation.

This table should be read in conjunction with, and is qualified in its entirety by reference to, the section captioned “Financial Information” and our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 and Quarterly Report on Form 10-Q for the period ended June 30, 2009 included with this Offering Circular.

	As of June 30, 2009
	Historical	Proforma
	(Unaudited)
	(in thousands)
ASSETS
Real estate securities, available for sale	$1,568,324	$1,568,324
Real estate related loans, held for sale	717,078	717,078
Residential mortgage loans, held for sale	381,709	381,709
Subprime mortgage loans subject to call option	400,474	400,474
Investments in unconsolidated subsidiaries	221	221
Operating real estate, held for sale	10,266	10,266
Cash and cash equivalents	66,628	21,064
Restricted cash	77,573	77,573
Receivables and other assets	43,024	43,024

	$3,265,297	$3,219,733

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
LIABILITIES
CDO bonds payable	$4,270,103	$4,270,103
Other bonds payable	329,256	329,256
Repurchase agreements	117,478	117,478
Financing of subprime mortgage loans subject to call option	400,474	400,474
Junior subordinated notes payable	101,700	101,700
Derivative liabilities	222,252	222,252
Due to affiliates	1,497	1,497
Accrued expenses and other liabilities	6,068	6,068

	5,448,828	5,448,828

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, $0.01 par value per share, 100,000,000 shares authorized, 2,500,000 shares of 9.75% Series B Cumulative Redeemable Preferred Stock 1,600,000 shares of 8.05% Series C Cumulative Redeemable Preferred Stock, and 2,000,000 shares of 8.375% Series D Cumulative Redeemable Preferred Stock liquidation preference $25.00 per share, issued and outstanding	152,500	—
Common stock, $0.01 par value per share; 500,000,000 shares authorized; 52,905,335 shares issued and outstanding as of June 30, 2009	529	529
Additional paid-in capital	1,033,506	1,039,265
Accumulated deficit	(2,266,325)	(2,165,148)
Accumulated other comprehensive income (loss)	(1,103,741)	(1,103,741)

Total stockholders’ equity (deficit)(1)	(2,183,531)	(2,229,095)

	$3,265,297	$3,219,733

(1)	Under Maryland law and our Charter, no distribution may be made if, after giving effect to the distribution: (a) the corporation would not be able to pay indebtedness of the corporation as the indebtedness becomes due in the usual course of business; or (b) the corporation’s total assets would be less than the sum of the corporation’s total liabilities. Effective October 1, 2009, the distribution tests were amended by adding a new subsection which permits a distribution even if the corporation’s total assets are less than the amount necessary to satisfy the balance sheet solvency test set forth in (b) above if the distribution is made from (i) the net earnings of the corporation for the fiscal year in which the distribution is made, (ii) its net earnings for the preceding fiscal year or (iii) the sum of its net earnings for the preceding eight fiscal quarters. A company utilizing the amended balance sheet solvency test is still required to satisfy the equity solvency test set forth in (a) above.

Although the Company may receive the requisite approvals from the Preferred Stock and Common Stock in order to complete the Offer to Purchase and Consent Solicitation, if the Company does not satisfy the distribution requirements under Maryland law, then the Offer to Purchase and Consent Solicitation will be terminated.

FINANCIAL INFORMATION

We incorporate by reference, and include herewith, the financial statements and notes thereto in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2008 and the information included in Item 1 of our Quarterly Report on Form 10-Q for the period ended June 30, 2009, each of which is included with this Offering Circular.

SPECIAL FACTORS

Background Information

The ongoing global credit and liquidity crisis has demonstrated that the Company must maintain sufficient liquidity to grow our business. The Company is conducting the Offer to Purchase and Consent Solicitation because it believes the significant reduction or elimination of the outstanding Preferred Stock, together with the elimination of the related dividend obligations, will improve the Company’s cash flow from operations, liquidity and flexibility to manage the current challenging market conditions.

Since mid-2007, the ongoing global credit and liquidity crisis has adversely affected—and continues to adversely affect—both the Company and the market in which we operate.

As we have noted previously in our public filings, market conditions during the last two years have been tremendously challenging. Beginning in 2007, increased default rates in the subprime mortgage market played a role in causing credit spreads to widen, reducing availability of credit on favorable terms, increasing the frequency and amount of margin calls, reducing liquidity and price transparency of real estate related assets, making it difficult to obtain accurate mark-to-market valuations, and creating a negative perception of the state of the real estate markets and of real estate investment trusts, or REITs, generally. These conditions worsened during 2008 and intensified meaningfully in the fourth quarter of 2008, resulting in extraordinarily challenging market conditions. Despite signs of moderate improvement, market conditions during 2009 have remained significantly challenging, and we do not know if or when market conditions will be fully restored to the conditions we experienced prior to the onset of this crisis.

These extraordinarily difficult market conditions have adversely affected the Company’s business, liquidity, financial condition and results of operations in a number of ways, including, but not limited to:

•	the amount, type and attractiveness of financing available to us have decreased significantly;

•	we experienced increased margin calls and other financing costs and were required to repay debt at its maturity at a time of depressed collateral value, which greatly reduced our liquidity;

•	reduced cash flows from our collateralized debt obligations (“CDOs”) and other assets have further reduced our liquidity;

•	liquidity needs and a lack of attractive available financing have prompted us to sell assets below what we believed to be their value;

•	the current market value of our existing portfolio has decreased, which has further limited our ability to access capital; and

•	expectations regarding future cash flows have decreased, both as a result of expected asset performance and as a result of actual or potential ratings downgrades.

These factors greatly reduced our earnings, cash flow and liquidity. While our liquidity has improved during 2009, and we continue to try to maximize the amount of cash flows that we generate from our CDOs and other assets, we expect that our future cash flows from operations will be significantly reduced relative to previous years.

As a result of the challenging market conditions and their impact on the Company, we have been keenly focused on maintaining liquidity. This focus contributed to our decision not to pay dividends on the Preferred Stock for the January 31, April 30, July 31 and October 31, 2009 dividend payment dates. As of October 31, 2009, the accumulated and unpaid dividends on the Preferred Stock will be approximately $13.5 million in aggregate. Moreover, we have not declared a dividend on the Common Stock since September of 2008.

We believe that we must align the costs of our operations with our cash flows in order to maintain sufficient liquidity to grow our business. Because we expect the Company’s cash flows in the near-to-medium term to be lower than in previous years (and could decrease significantly in the future as a result of decreased cash flows from our CDOs or other factors), it is important for us to reduce the Company’s future cash requirements. Upon implementation of the Proposed Amendments and completion of the Offer to Purchase and Consent Solicitation, the Company will not be required to pay any dividends on the Preferred Stock in the future (i.e., future dividends will not accumulate on any remaining Preferred Stock). Although the Company will pay accumulated and unpaid dividends through October 31, 2009 to all holders of shares of Preferred Stock that remain outstanding after the successful completion of the Offer to Purchase and Consent Solicitation, the Company does not expect to pay any further dividends on the Preferred Stock. While the successful completion of the Offer to Purchase and Consent Solicitation will initially reduce the amount of our available unrestricted cash, we believe the significant reduction or elimination of the outstanding Preferred Stock and the elimination of the related dividend obligations will give us the enhanced balance sheet flexibility necessary to make new investments and grow our business. We additionally believe that with an improved capital structure there may be business opportunities that we can pursue to enhance stockholder value that are currently either not feasible or extremely challenging to pursue.

In addition, we are party to a management agreement with FIG LLC, an affiliate of Fortress Investment Group LLC, pursuant to which FIG LLC, our manager, provides for the day-to-day management of our operations. We pay FIG LLC an annual management fee equal to 1.5% of our gross equity (as defined in our governing documents). Reducing the number of outstanding shares of Preferred Stock will reduce our gross equity and therefore will also reduce the annual management fee that we are required to pay to our manager.

One of our goals in this challenging market environment has been to align the costs of our operations to the cash flows. The acceptance of this Offer to Purchase and Consent Solicitation would reduce the Company’s continuing obligation to pay or accumulate quarterly dividends on the Preferred Stock, thereby allowing the Company to use or preserve cash for other purposes. Currently, the aggregate dividends on the outstanding Preferred Stock total approximately $13.5 million per year.

Holders that tender their shares of Preferred Stock will receive the consideration offered hereby, and will not receive payment of any accumulated and unpaid dividends. Assuming all shares of Preferred Stock are validly tendered (and not validly withdrawn) and repurchased by us, we will pay an aggregate purchase price of approximately $45.6 million pursuant to this Offer to Purchase and Consent Solicitation (including estimated transaction expenses). Those holders who retain their shares of Preferred Stock after successful completion of the Offer to Purchase and Consent Solicitation will receive accumulated and unpaid dividends through October 31, 2009. If the Offer to Purchase and Consent Solicitation are successful, any further obligation to pay accumulated and unpaid dividends on any remaining outstanding shares of Preferred Stock will be eliminated and future dividends, if any, will be non-cumulative.

Holders of Preferred Stock who participate in the Offer to Purchase will be subject to tax upon the receipt of payment for tendered shares of Preferred Stock. The payment of accumulated and unpaid dividends will generally be treated as a taxable distribution made by us with respect to the shares of Preferred Stock. In general, the modification of the Preferred Stock will not be a taxable transaction with respect to those stockholders that retain their Preferred Stock. For a more complete discussion of the treatment of the payment of accumulated and unpaid dividends with respect to the Preferred Stock, the purchase by us of Preferred Stock and the amendment of the terms of the Preferred Stock in connection with the Offer to Purchase and Consent Solicitation, see “Certain Federal Income Tax Considerations.”

If the Offer to Purchase and Consent Solicitation are not approved, there may be a near-term negative effect on our business, results of operations, and financial position, including the potential inability to pay future dividends on our Preferred Stock.

If the Offer to Purchase and Consent Solicitation are not successfully completed, the Preferred Stock will remain issued and outstanding, and entitled to all of the preferential rights associated with the Preferred Stock as further described in this Offering Circular under “Description of Capital Stock—Preferred Stock.” The holders of the Preferred Stock will continue to be entitled to the applicable cumulative dividends. Given our current financial condition, we currently do not intend to pay future dividends on the Preferred Stock (including accumulated and unpaid dividends) if the Offer to Purchase and Consent Solicitation are not successfully completed. If we do not pay dividends on our Preferred Stock for six or more quarterly periods (whether or not consecutive), the holders of the Preferred Stock will be entitled to elect two directors to our Board. Our failure to make dividend payments for the January 31, April 30, July 31, and October 31, 2009 dividend payment dates will count as four quarterly periods of non-payment towards the potential triggering of this right.

The Preferred Stock is entitled to receive $25.00 per share before any payments are made to the holders of our Common Stock and any other junior stock upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs. The $25.00 liquidation preference per share is not being modified by the Proposed Amendments. However, if the Proposed Amendments are not approved, upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the Preferred Stock will also continue to be entitled to any accumulated and unpaid dividends (whether or not declared) before any payments are made to the holders of Common Stock and any other junior stock. If our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Preferred Stock and any other parity stock, then the holders of the Preferred Stock and any other parity stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. Any liquidating distributions to holders of capital stock are subject to payments on outstanding indebtedness. As of June 30, 2009, the Company had negative stockholders’ equity (i.e., a deficit) of $2.2 billion with an aggregate of $236.0 million of total outstanding recourse indebtedness and other recourse liabilities (including our trust preferred securities). The aggregate liquidation value of the Preferred Stock is $152.5 million, excluding any accumulated and unpaid dividends.

If the Offer to Purchase and Consent Solicitation are not successfully completed, the Preferred Stock will continue to rank senior to our Common Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, and will remain entitled to a larger amount of our assets upon the occurrence of such events. Also, our ability to pay dividends to holders of Common Stock will remain limited. Unless full cumulative dividends are paid on the Preferred Stock, no dividends (other than in shares of Common Stock) or distributions can be paid on shares of Common Stock nor can any shares of Common Stock or Preferred Stock be redeemed, purchased or otherwise acquired.

If the Proposed Amendments are not approved by the holders of Common Stock or the holders of Preferred Stock, dividends will continue to accumulate on the Preferred Stock, and to the extent we do not pay dividends for six or more quarterly periods, the holders of the Preferred Stock will be entitled to elect two directors to our Board. If elected, two additional directors will add to the Company’s compensation costs paid to its Board. Currently, board members receive an annual fee of $30,000. If dividends were paid in the future to the holders of our Preferred Stock, it would likely represent a significant reduction in our cash. If we do not pay the accumulated and unpaid dividends on the Preferred Stock, we may have difficulty raising additional equity capital in order to improve our liquidity position or to make or protect investments.

In light of the continuing turmoil in the markets in which we operate, our ability to grow our business is dependent upon our ability to implement our strategic initiatives and generate cash flow from operations sufficient to enable us to meet our current and future expenses. To the extent that we are not successful in aligning the costs of our operations with the cash flows we generate, we would be unlikely to be able to continue our operations as planned, thereby requiring us to reduce our operating costs and expenses so that our income can cover those costs. As a result, we may not be able to accomplish our goals, grow our business, and, given the limited opportunities available in the financial market, we may be required to change our current plan of operations.

The completion of the Offer to Purchase and Consent Solicitation will eliminate any further obligation to pay accumulated and unpaid dividends on the Preferred Stock and will make future dividends, if any, non-cumulative. We believe the reduction in the number of shares of Preferred Stock outstanding, and the elimination of the related dividends will give us the enhanced balance sheet flexibility necessary to make new investments and grow our business. We also believe that with an improved capital structure there are business opportunities we can pursue to enhance stockholder value that are currently not feasible or extremely challenging to pursue.

We have not undertaken a valuation with respect to the purchase price for the Preferred Stock. We did not retain any independent representative or consultant to render a fairness opinion or to provide any analysis of fairness in connection with the approval of the Offer to Purchase and Consent Solicitation. We cannot assure you that if you tender your shares of Preferred Stock you will receive the same or greater value than if you choose to keep them.

The Offer to Purchase and Consent Solicitation requires valid tenders and consents from the holders of at least 66 2/3% of each series of Preferred Stock, each voting as a separate class. Completion of the Offer to Purchase and Consent Solicitation also requires the approval of the Proposed Amendments by holders representing at least a majority of the outstanding shares of Common Stock (which we are seeking concurrently with the Offer to Purchase and Consent Solicitation).

Although our officers and directors and the employees of our manager are authorized to solicit tenders and answer inquiries from holders of our Preferred Stock, none of our officers, the employees of our manager, the Board, the Dealer Manager, the Information Agent or the Depositary is making a recommendation to you as to whether you should tender shares and provide consent in the Offer to Purchase and Consent Solicitation. You must make your own investment decision regarding the Offer to Purchase and Consent Solicitation based upon your own assessment of the market value of the Preferred Stock, the effect of holding shares of Preferred Stock upon the approval of the Proposed Amendments, your liquidity needs, your investment objectives and any other factors you deem relevant.

For a discussion of the risks associated with not tendering in the Offer to Purchase and Consent Solicitation and of the risks associated with a continuing investment in the Company, see “Risk Factors” and “Questions and Answers About the Offer to Purchase and Consent Solicitation.”

Other than as described herein, we do not have any plans, proposals or negotiations that would result in any class of our equity securities being delisted from a national securities exchange, ceasing to be authorized to be quoted in an automated quotations system operated by a national securities association or becoming eligible for termination of registration under Section 12(g) of the Exchange Act.

Considerations in Determining the Purchase Price

We do not expect to adjust the purchase price due to any increases or decreases in the market price of the Preferred Stock between the date of this Offering Circular and the expiration date.

The Board’s objective in its analysis was to further the best interests of stockholders and toward that end the Board determined to encourage the fullest participation in the Offer to Purchase. The Board took into account a number of factors, including but not limited to the following factors, in determining the purchase price:

Trading Levels: The Board considered the historical and current trading levels of each series of Preferred Stock during periods of two weeks, thirty days, three months and twelve months prior to the determination. It considered how the trading levels of the securities were affected by, among other things, the release of the Company’s quarterly reports and the effect of the various announcements made by the Company. The Board considered the volatility and limited liquidity of the securities. The Board considered the effect that the different dividend rates on each series of Preferred Stock had on their trading value. The Board also took into account the effects that announcing that the Company currently does not intend to pay future dividends on the Preferred Stock as well as the possibility each series of Preferred Stock may be delisted from trading on the NYSE and deregistered for purposes of the Exchange Act could have on trading levels and relative values of the securities.

Recovery Value of the Securities: The Board considered the effect that a liquidation of the Company and subsequent distribution to stockholders of the assets, if any, remaining after payment of all liabilities would have on the relative valuation of the securities. The Board considered the relative position of the Preferred Stock in liquidation to the positions of the Company’s outstanding recourse debt obligations.

Existing Investors: The Board considered the interests of all holders of our capital stock with the goal of maximizing participation of the Preferred Stock in this Offer to Purchase and Consent Solicitation. We did not retain any independent representative or consultant to render a fairness opinion or to provide any analysis of fairness in connection with the approval of the Offer to Purchase and Consent Solicitation. We cannot assure you that if you tender your shares of Preferred Stock you will receive the same or greater value than if you choose to keep them.

The Company does not believe that the completion of the Offer to Purchase and Consent Solicitation will result in a material change to the Company’s GAAP net book value or net earnings and, accordingly, the Company did not take these factors into account in determining the purchase price. The Company also did not consider the prices paid in prior purchases of the Preferred Stock by the Company in determining the purchase price for any series of Preferred Stock because the Company has not previously purchased any of its Preferred Stock. The Company believes that the completion of the Offer to Purchase and Consent Solicitation will result in a material change to the Company’s prospects because the significant reduction or elimination of the outstanding Preferred Stock and the elimination of the related dividend obligations will give us the enhanced balance sheet flexibility necessary to make new investments and grow our business. In addition, we believe that with an improved capital structure there may be business opportunities that we can pursue to enhance stockholder value that are currently not feasible or extremely challenging to pursue.

You should understand that valuation methodologies other than the methodology the Company used to determine the purchase price for each series of Preferred Stock might produce values for such series of Preferred Stock that are greater or less than the purchase price offered by the Company in the Offer to Purchase.

Fairness

On October 5, 2009, the Board approved the Offer to Purchase and Consent Solicitation as fair and in the best interests of the holders of Preferred Stock and holders of Common Stock. The Board took into account a number of factors, including the following material factors, in support of its determination that the Offer to Purchase and Consent Solicitation are fair and in the best interest of the holders of Preferred Stock and holders of Common Stock:

•	Participation in the Offer to Purchase and Consent Solicitation by holders of Preferred Stock is voluntary.

•

All holders of Preferred Stock tendering their shares will receive the applicable purchase price, which would be difficult for many holders to receive in open market sales, especially in light of the relatively low trading volume of the Preferred Stock.

•

The purchase prices offered in the Offer to Purchase and Consent Solicitation exceed the average closing price and the volume weighted average trading price of each series of Preferred Stock during periods of two weeks, thirty days, three months and twelve months preceding the date on which the Board approved the Offer to Purchase and Consent Solicitation.

•

Holders who retain their shares of Preferred Stock after successful completion of the Offer to Purchase and Consent Solicitation will receive accumulated and unpaid dividends through October 31, 2009. Otherwise, such dividends would not be paid.

•	The purchase price is attractive based on recent negative stock market conditions.

•	Holders of Preferred Stock tendering their shares may be able to sell their Preferred Stock without the usual transaction costs associated with open market sales.

•	The lack of availability of other transactions for which the Company could have applied the cash being used for this transaction either to make investments or for other purposes.

•	The Offer to Purchase and Consent Solicitation are not subject to a financing condition.

In approving the Offer to Purchase and Consent Solicitation, the Board weighed the costs and risks, including the transaction costs associated with the Offer to Purchase and Consent Solicitation, the risks of not completing the Offer to Purchase and Consent Solicitation, and its potential adverse impact on the value of untendered shares of Preferred Stock. The Board determined that the benefits of the Offer to Purchase and Consent Solicitation outweighed these costs and risks.

The Board approved the Offer to Purchase and Consent Solicitation only after thoroughly considering available alternatives to maximize stockholder value. Strategic alternatives, including repurchasing some of our CDO debt obligations at discounted prices or making new investments, were considered and the Board concluded, after consultation with the Company’s financial and legal advisors, that each of these alternatives was unavailable or insufficient to reach the Company’s goals.

We did not retain any independent representative or consultant to render a fairness opinion or to provide any analysis in connection with the approval of the Offer to Purchase and Consent Solicitation. We did not retain such representative or consultant because the Board determined that the cost of retaining a representative or obtaining a fairness opinion or analysis would not be justified. The Board believes that no exceptional skills were required to determine a substantively and procedurally fair price for the shares of Preferred Stock, and each holder of Preferred Stock will have the ability to determine whether to tender their shares or remain a holder of Preferred Stock.

We concluded that the offer is fair and in the best interests of the Company and the holders of the Preferred Stock based on the Board’s and our management’s own analysis, in light of the factors described above. In view of the variety of factors considered in connection with its evaluation of the Offer to Purchase and Consent Solicitation, the Board has found it impractical to, and therefore has not, quantified or otherwise attempted to assign relative weights to the specific factors considered in reaching a decision to approve the Offer to Purchase and Consent Solicitation.

The full Board, as well as our non-management directors who comprise a majority of the Board, have each approved the Offer to Purchase and Consent Solicitation. Our non-affiliated directors did not retain an unaffiliated representative to act on behalf of the holders of the Preferred Stock.

The Offer to Purchase and Consent Solicitation requires valid tenders of at least 66 2/3% of the outstanding shares of each series of Preferred Stock. As a result of this condition for completion of the Offer to Purchase and Consent Solicitation, the Offer to Purchase and Consent Solicitation cannot be completed unless the holders of at least 66 2/3% of the outstanding shares of each series of Preferred Stock validly tender their shares. Concurrently with the Offer to Purchase and Consent Solicitation, we are seeking the affirmative vote of at least a majority of the outstanding shares of Common Stock entitled to be voted on the proposal to approve the Proposed Amendments. If we are unable to obtain the requisite votes from the holders of our Common Stock, we may, in our sole discretion, terminate the Offer to Purchase and Consent Solicitation and not pay the accumulated and unpaid dividends on the Preferred Stock.

In approving the Offer to Purchase and Consent Solicitation, none of our directors makes any recommendation to you as to whether you should tender any of your shares of Preferred Stock in the Offer to Purchase and Consent Solicitation. You must make your own investment decision regarding the Offer to Purchase and Consent Solicitation based upon your own assessment of the market value of the Preferred Stock, the effect of holding shares of Preferred Stock upon the approval of the Proposed Amendments, your liquidity needs, your investment objectives and any other factors you deem relevant.

For a discussion of the risks associated with not tendering in the Offer to Purchase and Consent Solicitation, see “Risk Factors.”

THE OFFER TO PURCHASE AND CONSENT SOLICITATION

Terms of the Offer to Purchase and Consent Solicitation

In order for shares of Preferred Stock to be validly tendered in the Offer to Purchase and Consent Solicitation, each holder of Preferred Stock must tender all, and not less than all, of the Preferred Stock it holds and must consent to all of the Proposed Amendments affecting the Preferred Stock. If a holder has shares of more than one series of Preferred Stock, the holder must tender all of the shares of each series of Preferred Stock it holds.

If successfully completed, in the Offer to Purchase and Consent Solicitation, for each tendered share accepted for purchase by us, the holder will receive:

•	$7.19 per share of Series B Preferred Stock;

•	$6.76 per share of Series C Preferred Stock; and

•	$6.84 per share of Series D Preferred Stock.

We will pay accumulated and unpaid dividends through October 31, 2009 to all holders of shares of Preferred Stock that remain outstanding after the successful completion of the Offer to Purchase and Consent Solicitation. The accumulated and unpaid dividends will be $2.44 per share of Series B Preferred Stock, $2.01 per share of Series C Preferred Stock and $2.09 per share of Series D Preferred Stock as of October 31, 2009. Accumulated and unpaid dividends will not be paid with respect to shares that we purchase in the Offer to Purchase. If holders of Preferred Stock tender their shares, and they are accepted for payment, such holders will not receive a separate payment in respect of accumulated and unpaid dividends.

We have retained UBS Securities LLC to act as the Dealer Manager and Solicitation Agent in connection with the Offer to Purchase and Consent Solicitation. In its role as Dealer Manager, the Dealer Manager may contact brokers, dealers and other nominees and may provide information regarding the Offer to Purchase and Consent Solicitation to those that they contact or persons that contact them. The Dealer Manager will receive, for these services, a reasonable and customary fee. We also have agreed to reimburse the Dealer Manager for reasonable out-of-pocket expenses incurred in connection with the Offer to Purchase and Consent Solicitation, including reasonable fees and expenses of counsel, and to indemnify the Dealer Manager against certain liabilities in connection with the Offer to Purchase and Consent Solicitation, including certain liabilities under the federal securities laws.

If the Offer to Purchase and Consent Solicitation are successfully completed, we will pay to soliciting dealers a fee equal to 0.5% of the aggregate value of Preferred Stock that is validly tendered and accepted for purchase, up to a maximum of $250,000 aggregate liquidation preference per holder for each series of Preferred Stock tendered, which amount will be used to compensate retail brokers for their solicitation of holders of Preferred Stock. Soliciting dealer fees will only be paid to retail brokers upon successful completion of the Offer to Purchase and Consent Solicitation.

D.F. King & Co., Inc. is acting as Information Agent and American Stock Transfer and Trust Company, LLC, is acting as Depositary in connection with the Offer to Purchase and Consent Solicitation. The Information Agent may contact holders of Preferred Stock by mail, telephone, facsimile and personal interviews and may request brokers, dealers and other nominee stockholders to forward materials relating to the Offer to Purchase and Consent Solicitation to beneficial owners. The Information Agent and the Depositary will each receive reasonable and customary compensation for their respective services and will be reimbursed by us for reasonable out-of-pocket expenses. The Information Agent will be indemnified against certain liabilities in connection with the Offer to Purchase and Consent Solicitation, including certain liabilities under the federal securities laws.

In addition, we will request brokers, dealers and other nominees forward copies of this Offering Circular to the beneficial owners of shares of Preferred Stock, and will provide reimbursement for the cost of forwarding the material. We will not pay any fees or commissions to brokers, dealers, other nominees or other persons (other than as described above) for soliciting tenders of Preferred Stock or consents in connection with the Offer to Purchase and Consent Solicitation. In addition, our officers and directors and the employees of our manager may solicit tenders from holders of our Preferred Stock and will answer inquiries concerning the Offer to Purchase and Consent Solicitation, but they will not receive additional compensation for soliciting tenders or answering any such inquiries.

You should rely only on the information contained in this Offering Circular. Except as described above, we have no arrangements for and have no understanding with any dealer, salesman or other person regarding the solicitation of tenders hereunder. None of us, the Depositary, the Dealer Manager or the Information Agent has authorized any other person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither the delivery of this Offering Circular nor any purchase made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company or its subsidiaries since the respective dates as of which information is given in this Offering Circular. We are offering to purchase, and are seeking tenders of, the Preferred Stock only in jurisdictions where the offers or tenders are permitted.

The Proposed Amendments, if approved by our stockholders, would amend the Charter as set forth in Annex A, Annex B and Annex C. For a discussion of the changes to the terms of the Preferred Stock that will come into effect if the Proposed Amendments are adopted, see also “The Offer to Purchase and Consent Solicitation—Effects of Tenders and Consents.” The following discussion of the changes to the Preferred Stock and the discussion contained in “The Offer to Purchase and Consent Solicitation” are summaries of the Proposed Amendments and are qualified in their entirety by reference to the amended text of the affected provisions of the Charter reflecting the Proposed Amendments set forth in Annex A, Annex B and Annex C. The Proposed Amendments would modify the terms of each series of Preferred Stock as follows:

•	make any future dividends non-cumulative and payable only in the sole discretion of the Board;

•

eliminate the provisions prohibiting the payment of dividends on Common Stock or junior stock and prohibiting the purchase or redemption of Common Stock, junior stock or other parity stock if full cumulative dividends for all past dividend periods and the then current dividend period are not paid or declared and set apart for payment;

•

eliminate the provision prohibiting the Company from electing to redeem Preferred Stock prior to the fifth anniversary of the issuance of such Preferred Stock, thereby allowing the Company to redeem some or all of the Preferred Stock at any time;

•

eliminate the provision prohibiting the Company from redeeming less than all of the outstanding Preferred Stock, or repurchasing shares of Common Stock and other junior stock, if full cumulative dividends for all past dividend periods and the then current dividend period have not been paid or declared and set apart for payment;

•	eliminate the right of holders of Preferred Stock to elect two directors if dividends are in arrears for six quarterly periods; and

•	eliminate the right of holders of Preferred Stock to consent to or approve the authorization or issuance of stock that ranks senior to the Preferred Stock.

The elimination of the restrictions described above would, among other things, allow us to declare and pay dividends on shares of Common Stock or shares of any other class or series of our capital stock, or redeem, repurchase or otherwise acquire shares of any class or series of our capital stock, including Common Stock and any other series of preferred stock, without paying or setting apart for payment any dividends on shares of any series of Preferred Stock.

Concurrently with the Offer to Purchase and Consent Solicitation, we are seeking the affirmative vote of at least a majority of the outstanding shares of Common Stock entitled to be voted on the proposal to approve the Proposed Amendments. Under Maryland law and the Charter, the affirmative vote of holders of outstanding shares of Common Stock entitled to cast at least a majority of all the votes entitled to be cast on the proposal to approve the Proposed Amendments is necessary to approve the amendments to the Charter modifying the terms of each series of Preferred Stock. If we are unable to obtain the requisite votes from the holders of our Common Stock, this Offer to Purchase and Consent Solicitation may be terminated at our discretion. Furthermore, holders representing at least 66 2/3% of the outstanding shares of each series of Preferred Stock, each voting as a separate class, must also approve the Proposed Amendments, which may be accomplished by submitting the appropriate executed letter of transmittal and consent and validly tendering (without later withdrawing) shares of Preferred Stock. If we do not receive the requisite consent from the holders of the Preferred Stock, even if we have obtained the requisite approval from the holders of Common Stock, then this Offer to Purchase and Consent Solicitation may be terminated at our discretion. At any time before or after our stockholders approve the Proposed Amendments, the Board may determine that we will make less than all of the proposed modifications under the Proposed Amendments, extend the expiration date for the approval of the Proposed Amendments and completion of the Offer to Purchase and Consent Solicitation, change the terms of the Offer to Purchase and Consent Solicitation or undertake a combination of the foregoing.

For more complete information, we urge you to review the terms of the Charter, as amended and supplemented, including the Articles Supplementary, all of which have been included as exhibits to documents filed with the Securities and Exchange Commission, and the proposed amended text of the affected provisions of our Charter, which is attached to this Offering Circular as Annex A, Annex B and Annex C.

Holders of record who submit executed letters of transmittal and consent and validly tender on or prior to the expiration date (without later withdrawing) their shares of Preferred Stock are also consenting to all of the Proposed Amendments to the terms of each series of Preferred Stock. Holders who hold their shares of Preferred Stock in street name (i.e., through a broker, dealer or other nominee) should instruct their broker, dealer or other nominee to tender the shares of Preferred Stock and consent to the Proposed Amendments on such holders’ behalf. Holders of shares of Preferred Stock may not tender shares in the Offer to Purchase and Consent Solicitation without delivering their consent to the Proposed Amendments.

Owners holding certificated shares of Preferred Stock who tender their shares directly to the Depositary will not have to pay any fees or commissions. Holders who tender their shares of Preferred Stock through a broker, dealer or other nominee may be charged a fee by their broker, dealer or other nominee for doing so. Such holders should consult their broker, dealer or other nominee to determine whether any charges will apply.

If the Offer to Purchase and Consent Solicitation are not earlier extended, amended or terminated and if all conditions to the Offer to Purchase and Consent Solicitation have either been satisfied or waived, promptly after the expiration of the Offer to Purchase and Consent Solicitation, we will file Articles of Amendment with the SDAT and then accept for purchase all shares validly tendered and not properly withdrawn by notifying DTC and the Depositary of our acceptance. The Proposed Amendments will become effective upon filing with the SDAT or at a later date and time specified in the Articles of Amendment that is not more than 30 days after the acceptance for record of the Articles of Amendment by the SDAT. We will then issue a press release announcing the effectiveness of the Proposed Amendments and the completion of our repurchase of shares of Preferred Stock.

The term “expiration date” means             p.m., New York City Time, on                     , 2009, unless we extend the period of time for which the Offer to Purchase and Consent Solicitation are open, in which case the term “expiration date” means the latest time and date on which the Offer to Purchase and Consent Solicitation, as so extended, expires.

If the Offer to Purchase and Consent Solicitation expires or terminates without any shares of Preferred Stock being accepted for purchase by us following the expiration or termination of the Offer to Purchase and Consent Solicitation, you will continue to hold your shares of Preferred Stock.

The Board has authorized and approved the Offer to Purchase and Consent Solicitation. None of the Board, our officers, the employees of our manager, the Dealer Manager, the Information Agent or the Depositary is making a recommendation to you as to whether you should tender shares and provide consent in the Offer to Purchase and Consent Solicitation. You must make your own investment decision regarding the Offer to Purchase and Consent Solicitation based upon your own assessment of the market value of the Preferred Stock, the effect of holding shares of Preferred Stock upon the approval of the Proposed Amendments, your liquidity needs, your investment objectives and any other factors you deem relevant.

Conditions of the Offer to Purchase and Consent Solicitation

We are not obligated to accept for payment, purchase or pay for, and may delay the acceptance of, any shares of Preferred Stock tendered pursuant to the Offer to Purchase and Consent Solicitation, in any event subject to Rule 14e-1(c) under the Exchange Act, if at any time on or after the date of this Offering Circular and prior to the expiration of the Offer to Purchase and Consent Solicitation, any of the following conditions shall exist:

(a)	there is any litigation regarding the Offer to Purchase and Consent Solicitation (i) challenging or seeking to make illegal, materially delay, restrain or prohibit the Offer to Purchase and Consent Solicitation or the acceptance for purchase of Preferred Stock; or (ii) which could have a material adverse effect on us;

(b)	any governmental authority issues a final and nonappealable order or takes any action permanently restraining, enjoining or prohibiting or materially delaying or preventing the consummation of the Offer to Purchase and Consent Solicitation or consummation of the Offer to Purchase and Consent Solicitation would violate any law, rule or regulation applicable to us, including the distribution limitations under Maryland law;

(c)	any law, rule or regulation or governmental order becomes applicable to us or the transactions contemplated by the Offer to Purchase and Consent Solicitation that results, directly or indirectly, in any of the consequences described within paragraph (a) above;

(d)

less than 66 2/3% of the outstanding shares of any series of the Preferred Stock are tendered by holders thereof (thereby consenting to the Proposed Amendments) in the Offer to Purchase and Consent Solicitation;

(e)	the holders of less than a majority of the outstanding shares of Common Stock entitled to be voted on the proposal to approve the Proposed Amendments vote in favor of such amendments; or

(f)	the payment of the purchase price for all shares that would be accepted for payment in the Offer to Purchase, and payment of the accumulated and unpaid dividends through October 31, 2009 to holders of remaining shares of Preferred Stock would not be permitted under Maryland law.

Under Maryland law and our Charter, no distribution may be made if, after giving effect to the distribution: (a) the corporation would not be able to pay indebtedness of the corporation as the indebtedness becomes due in the usual course of business; or (b) the corporation’s total assets would be less than the sum of the corporation’s total liabilities. Effective October 1, 2009, the distribution tests were amended by adding a new subsection which permits a distribution even if the corporation’s total assets are less than the amount necessary to satisfy the balance sheet solvency test set forth in (b) above if the distribution is made from (i) the net earnings of the corporation for the fiscal year in which the distribution is made, (ii) its net earnings for the preceding fiscal year or (iii) the sum of its net earnings for the preceding eight fiscal quarters. A company utilizing the amended balance sheet solvency test is still required to satisfy the equity solvency test set forth in (a) above.

We will, in our reasonable judgment, determine whether each condition to the Offer to Purchase and Consent Solicitation has been satisfied or may be waived and whether any such condition(s) should be waived. If any of the conditions to the Offer to Purchase and Consent Solicitation are unsatisfied on the expiration date and we do not or cannot waive such conditions, the Offer to Purchase and Consent Solicitation will expire and we will not accept for purchase the shares of Preferred Stock that have been validly tendered.

Extension, Termination and Amendment

We expressly reserve the right, at any time and from time to time, to extend the period of time during which the Offer to Purchase and Consent Solicitation are open, in our sole discretion. We will extend the expiration date of the Offer to Purchase and Consent Solicitation if required by applicable law or regulation or for any reason we deem appropriate. During any such extension, all Preferred Stock previously tendered and not validly withdrawn, and all related consents previously delivered and not validly revoked, will remain subject to the Offer to Purchase and Consent Solicitation, respectively, and subject to your right to withdraw your Preferred Stock and revoke the related consents in accordance with the terms of the Offer to Purchase and Consent Solicitation.

Subject to the SEC’s applicable rules and regulations, we reserve the right, at any time or from time to time, to:

•	amend or make changes to the terms of the Offer to Purchase and Consent Solicitation, including the conditions to the Offer to Purchase and Consent Solicitation;

•

delay our acceptance for purchase or our purchase of any shares of Preferred Stock pursuant to the Offer to Purchase and Consent Solicitation or to terminate the Offer to Purchase and Consent Solicitation and not accept for purchase or purchase any shares of Preferred Stock not previously accepted for purchase or purchased, upon the determination that any of the conditions of the Offer to Purchase and Consent Solicitation have not been satisfied, as determined by us; and

•	waive any condition.

We will follow any extension, termination, amendment or delay, as promptly as practicable, with a public announcement. In the case of an extension, any such announcement will be issued no later than 9:00 a.m., New York City Time, on the next business day after the previously scheduled expiration date. If we amend the Offer to Purchase and Consent Solicitation in a manner we determine to constitute a material change, we will promptly disclose the amendment as required by law and, depending on the significance of the amendment and the manner of disclosure to the registered holders, we will extend the Offer to Purchase and Consent Solicitation as required by law if the Offer to Purchase and Consent Solicitation would otherwise expire during that period.

Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension termination or amendment of the Offer to Purchase and Consent Solicitation, we will have no obligation to publish, advertise or otherwise communicate any public announcement, other than by making a timely release to an appropriate news agency.

If we make a material change in the terms of the Offer to Purchase and Consent Solicitation or the information concerning the Offer to Purchase and Consent Solicitation, or if we waive a material condition of the Offer to Purchase and Consent Solicitation, we will extend the Offer to Purchase and Consent Solicitation to the extent required under the Exchange Act. If, prior to the expiration date, we increase or decrease the percentage of Preferred Stock being sought or increase or decrease the consideration, or change the type of consideration, offered to holders of Preferred Stock, such modification will be applicable to all holders of the same series of Preferred Stock whose shares of Preferred Stock are accepted for purchase pursuant to the Offer to Purchase and Consent Solicitation and, if, at the time notice of any such modification is first published, sent or given to holders of Preferred Stock, the Offer to Purchase and Consent Solicitation are scheduled to expire at any time earlier than the tenth business day from and including the date that such notice is first so published, sent or given, the Offer to Purchase and Consent Solicitation will be extended until the expiration of such ten business day period. For purposes of the Offer to Purchase and Consent Solicitation, a “business day” means any day other than a Saturday, Sunday or a federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City Time.

Tender of Preferred Stock; Acceptance for Payment and Payment for Shares.

Upon the terms and subject to the conditions of the Offer to Purchase and Consent Solicitation (including, if the Offer to Purchase and Consent Solicitation are extended or amended, the terms and conditions of any such extension or amendment), we will purchase, promptly after the expiration date, by accepting for payment, and will pay for, shares of Preferred Stock validly tendered and not properly withdrawn promptly after the expiration date. We currently expect the payment date to be made approximately five (5) to ten (10) business days after the expiration date. In addition, subject to the applicable rules of the SEC, we expressly reserve the right to delay acceptance of, or the purchase of, any shares of Preferred Stock in order to comply with any applicable law. The reservation of this right to delay the acceptance or purchase of, or payment for, the shares is subject to the provisions of Rule 14e-1(c) under the Exchange Act, which requires us to pay the consideration offered or to return the shares deposited by, or on behalf of, stockholders, promptly after the termination or withdrawal of the offer.

For purposes of the Offer to Purchase and Consent Solicitation, we will be deemed to have accepted for payment (and thereby purchased) shares of Preferred Stock validly tendered and not properly withdrawn, if and when we notify the Depositary of our acceptance for payment of the tenders of shares pursuant to the Offer to Purchase. Upon the terms and subject to the conditions of the Offer to Purchase, payment for shares of Preferred Stock accepted pursuant to the Offer to Purchase will be made by deposit of the purchase price therefor with the Depositary, which will act as agent for tendering stockholders for the purpose of receiving payments from us and transmitting payments to such tendering stockholders whose shares have been accepted for payment.

Under no circumstances will we pay interest on the purchase price for shares, regardless of any delay in making such payment or extension of the expiration date.

If, prior to the expiration date, we increase the consideration to be paid per share pursuant to this Offer to Purchase and Consent Solicitation, we will pay such increased consideration for all such shares purchased pursuant to the Offer to Purchase and Consent Solicitation, whether or not such shares were tendered prior to such increase in consideration.

In addition, if certain events occur, we may not be obligated to purchase shares pursuant to the Offer to Purchase and Consent Solicitation. See Section “The Offer to Purchase and Consent Solicitation—Conditions of the Offer to Purchase and Consent Solicitation.”

In all cases, delivery of the consideration for Preferred Stock accepted for purchase pursuant to the Offer to Purchase and Consent Solicitation will be made only after timely receipt by the Depositary of (i) the share certificates or confirmation of a book-entry transfer of the Preferred Stock into the Depositary’s account at DTC (the book-entry transfer facility) (a “Book-Entry Confirmation”) pursuant to the procedures set forth in “The Offer to Purchase and Consent Solicitation—Procedure for Tendering and Consenting”; (ii) the appropriate letter of transmittal and consent (or a manually signed photocopy), properly completed and duly executed, with any required signature guarantees or, in the case of tender of shares held by a broker, dealer or other nominee, an Agent’s Message (as described in “—Procedure for Tendering and Consenting—Book-Entry Transfer”) in lieu of the appropriate letter of transmittal and consent; and (iii) any other documents required by the appropriate letter of transmittal and consent.

If we do not accept any tendered shares of Preferred Stock for purchase pursuant to the terms and conditions of the Offer to Purchase and Consent Solicitation for any reason, we will return certificates for such shares of Preferred Stock without expense to the tendering stockholder (or, in the case of shares of Preferred Stock tendered through DTC, pursuant to the procedures set forth below under “The Offer to Purchase and Consent Solicitation—Procedure for Tendering and Consenting,” those shares of Preferred Stock will be credited to an account maintained within DTC) promptly following expiration or termination of the Offer to Purchase and Consent Solicitation. All shares of Preferred Stock that are validly tendered and accepted for purchase by us in the Offer to Purchase and Consent Solicitation will become authorized but unissued shares.

Any tendering stockholder or other payee who fails to complete fully, sign and return to the Depositary the substitute Form W-9 included with the letter of transmittal or Form W-8BEN obtained from the Depositary may be subject to required backup withholding on the gross proceeds paid to that stockholder or other payee pursuant to our offer.

Procedure for Tendering and Consenting

Valid Tenders of Preferred Stock. In order for a stockholder validly to tender shares of Preferred Stock pursuant to the Offer to Purchase and deliver a consent pursuant to Consent Solicitation, the appropriate letter of transmittal and consent (or a manually signed photocopy), properly completed and duly executed, together with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message (defined below) in lieu of the appropriate letter of transmittal and consent) and any other documents required by the appropriate letter of transmittal and consent must be received by the Depositary at the address set forth on the back cover of this Offering Circular and either (a) the share certificates evidencing tendered Preferred Stock must be received by the Depositary at this address or (b) the Preferred Stock must be tendered pursuant to the procedure for book-entry transfer described below and a Book-Entry Confirmation must be received by the Depositary, in each case, prior to the expiration date. The holder may change its election prior to the expiration date of the Offer to Purchase and Consent Solicitation by submitting to the Depositary a properly completed and signed revised letter of transmittal and consent.

Book-Entry Transfer. The Depositary will establish an account with respect to the Preferred Stock at DTC, the book-entry transfer facility, for purposes of the Offer to Purchase and Consent Solicitation within two business days after the date of this Offering Circular. If a holder’s shares of Preferred Stock are held through a broker, dealer or other nominee, the holder should instruct its broker, dealer or other nominee to make the appropriate election on its behalf when they tender shares through DTC. The holder may change its election by causing a new Agent’s Message with revised election information to be transmitted through DTC. Any financial institution that is a participant in the system of DTC may make a book-entry delivery of Preferred Stock by causing DTC to transfer those shares of Preferred Stock into the Depositary’s account at DTC in accordance with DTC’s procedures for transfer. However, although delivery of Preferred Stock may be effected through book-entry transfer at DTC, either the appropriate letter of transmittal and consent (or a manually signed photocopy), properly completed and duly executed, together with any required signature guarantees, or an Agent’s Message in lieu of the letter of transmittal and consent, and any other required documents, must, in any case, be received by the Depositary at its address set forth on the back cover of this Offering Circular prior to the expiration date. Delivery of documents to DTC does not constitute delivery to the Depositary.

The term “Agent’s Message” means a message, transmitted by DTC to and received by the Depositary and forming a part of a Book-Entry Confirmation, that states that DTC has received an express acknowledgment from the participant in DTC tendering shares of Preferred Stock that are the subject of such Book-Entry Confirmation, that the participant has received and agrees to be bound by the terms of the letter of transmittal and consent and that we may enforce this agreement against the participant.

If you own your shares through a broker, dealer or other nominee, and your broker, dealer or other nominee tenders the shares of Preferred Stock on your behalf, such institution may charge you a fee for doing so. You should consult your broker, dealer or nominee to determine whether any charges will apply. If you are the record owner of certificated shares of Preferred Stock and you tender your certificated shares directly to the Depositary, you will not be obligated to pay any charges or expenses of the Depositary or any brokerage commissions. Transfer taxes on the purchase of Preferred Stock pursuant to the Offer to Purchase and Consent Solicitation, if any, will be paid by us.

Signature Guarantees and Stock Powers. No signature guarantee is required on the letter of transmittal and consent (i) if the letter of transmittal and consent are signed by the registered holder(s) (which term, for purposes of this section, includes any participant in DTC’s system whose name appears on a security position listing as the owner of the Preferred Stock) of the Preferred Stock tendered, unless the holder has completed either the box entitled “Special Delivery Instructions” or the box entitled “Special Payment Instructions” on the appropriate letter of transmittal and consent or (ii) if the shares of Preferred Stock are tendered for the account of a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a participant in the Security Transfer Agents Medallion Program or any other “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 under the Exchange Act (each an “Eligible Institution”). In all other cases, all signatures on letters of transmittal and consent must be guaranteed by an Eligible Institution. See the instructions to the letters of transmittal and consent. If a share certificate is registered in the name of a person or persons other than the signer of the letter of transmittal and consent, or if payment is to be made or delivered to, or a share certificate not accepted for purchase or not tendered is to be issued in, the name(s) of a person other than the registered holder(s), then the share certificate must be endorsed or accompanied by appropriate duly executed stock powers, in either case, signed exactly as the name(s) of the registered holder(s) appear on the share certificate, with the signature(s) on the share certificate or stock powers guaranteed by an Eligible Institution as provided in the appropriate letter of transmittal and consent. See the instructions to the letters of transmittal and consent.

Notwithstanding any other provision of this Offering Circular, shares of Preferred Stock accepted for purchase pursuant to the Offer to Purchase and Consent Solicitation will in all cases be purchased only after timely receipt by the Depositary of (i) certificates evidencing the Preferred Stock or a Book-Entry Confirmation of a book-entry transfer of the Preferred Stock into the Depositary’s account at DTC pursuant to the procedures set forth in this section; (ii) the appropriate letter of transmittal and consent (or a manually signed photocopy), properly completed and duly executed, with any required signature guarantees or, in the case of a book-entry transfer, an Agent’s Message in lieu of the letter of transmittal and consent; and (iii) any other documents required by the appropriate letter of transmittal and consent.

Effects of Tenders and Consents

By tendering your shares and delivering your consent as set forth above, you irrevocably appoint the Depositary and its designees as your attorneys-in-fact and proxies, each with full power of substitution, to the full extent of your rights with respect to your shares of Preferred Stock tendered and accepted for purchase by us. Such appointment will be automatically revoked if we do not accept for purchase shares of Preferred Stock that you have tendered. All such proxies shall be considered coupled with an interest in the tendered shares of Preferred Stock and therefore shall not be revocable; provided that the Preferred Stock tendered pursuant to the Offer to Purchase and Consent Solicitation may be withdrawn and, as a result, the corresponding consent revoked, at any time on or prior to the expiration date, as it may be extended by us, and unless theretofore accepted for purchase and not returned as provided for herein, may also be withdrawn after the expiration of 40 business days after the commencement of the Offer to Purchase and Consent Solicitation, subject to the withdrawal rights and procedures set forth below. Upon the effectiveness of such appointment, all prior proxies or consents given by you will be revoked, and no subsequent proxies or consents may be given (and, if given, will not be deemed effective) unless the tendered Preferred Stock is validly withdrawn. The Depositary will, with respect to the shares of Preferred Stock for which the appointment is effective, be empowered to consent to the Proposed Amendments with respect to your shares of Preferred Stock tendered in the Offer to Purchase and Consent Solicitation immediately prior to our acceptance for purchase of the shares of the Preferred Stock that you have tendered. If the Offer to Purchase and Consent Solicitation are terminated or withdrawn, the Proposed Amendments will not become effective and will have no effect on the Preferred Stock.

We will determine all questions as to the validity, form, eligibility (including time of receipt) and acceptance for purchase of any tender of shares of Preferred Stock and grant of consent in the Offer to Purchase and Consent Solicitation, in our sole discretion, and our determination shall be final and binding. We reserve the absolute right to reject any and all tenders of shares of Preferred Stock and grants of consent in the Offer to Purchase and Consent Solicitation determined by us not to be in proper form or the acceptance for purchase or purchase of which may, in our opinion, be unlawful.

Subject to the applicable rules and regulations of the SEC, we also reserve the right to waive, prior to the expiration date, in our sole discretion, any of the conditions to the Offer to Purchase and Consent Solicitation, including the absolute right to waive any defect or irregularity in the tender of any shares of Preferred Stock or grant of consent in the Offer to Purchase and Consent Solicitation. No tender of shares of Preferred Stock or grant of consent in the Offer to Purchase and Consent Solicitation will be deemed to have been made until all defects and irregularities in the tender of such shares or grant of consent in the Offer to Purchase and Consent Solicitation have been cured or waived. Neither we, the Depositary, the Dealer Manager, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any shares of Preferred Stock or grant of consent in the Offer to Purchase and Consent Solicitation or will incur any liability for failure to give any such notification. Our interpretation of the terms and conditions of the Offer to Purchase and Consent Solicitation (including the letters of transmittal and consent and instructions thereto) will be final and binding.

The tender of shares of Preferred Stock and grant of consent, pursuant to any of the procedures described above, will constitute a binding agreement between you and us upon the terms and subject to the conditions of the Offer to Purchase and Consent Solicitation.

Promptly after the expiration of the Offer to Purchase and Consent Solicitation, if a sufficient number of shares of Preferred Stock have been tendered in the Offer to Purchase and Consent Solicitation and all other conditions are waived or satisfied, we will file Articles of Amendment setting forth the Proposed Amendments with the SDAT. The Proposed Amendments will become effective upon the filing of the Articles of Amendment with the SDAT or at any later date and time specified in the Articles of Amendment that is not more than 30 days after the acceptance for record of the Articles of Amendment by SDAT. Only holders of the Preferred Stock who do not tender their shares in the Offer to Purchase and Consent Solicitation will remain holders of Preferred Stock after the Proposed Amendments become effective. The following is a summary of the effects of the Proposed Amendments and is subject to and qualified in its entirety by reference to the amended text of the affected provisions of our Charter, as set forth in Annex A, Annex B and Annex C.

Reduction of Voting Rights. Currently, our Charter provides that, whenever dividends on any series of Preferred Stock is in arrears for six or more quarterly periods, whether or not consecutive, holders of the Preferred Stock of that series, voting as a single class together with holders of any other series of preferred stock ranking on a parity with the Preferred Stock as to the payment of distributions and the distribution of assets upon liquidation (the “Parity Preferred”) upon which like voting rights have been conferred and are exercisable, will be entitled to elect two additional directors. The term of these two additional directors will end, and the number of directors will automatically decrease by two, at such time as all dividends accumulated on shares of the Preferred Stock and any Parity Preferred have been paid in full or declared and set apart for payment. Our failure to make dividend payments for the January 31, April 30, July 31, and October 31, 2009 dividend payment dates will count as four quarterly periods of non-payment towards the potential triggering of this right.

Our Charter provides that, so long as shares of any series of the Preferred Stock remain outstanding, without the approval of holders of at least 66 2/3% of the outstanding shares of the Preferred Stock, each voting as a separate class, we may not:

1.	authorize, create or increase the authorized or issued amount of any class or series of equity securities ranking senior to such class of Preferred Stock with respect to the payment of distributions or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up, or reclassify any of our authorized equity securities into such senior equity securities, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such senior equity securities; or

2.	subject to certain exceptions, amend, alter or repeal any of the provisions of our Charter, whether by merger or consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of such Preferred Stock.

The Proposed Amendments apply to each series of Preferred Stock and would eliminate all of the voting rights of the holders of Preferred Stock described above, except for the right to approve certain amendments to our Charter. If approved, the Proposed Amendments would eliminate the right of holders of Preferred Stock to elect directors upon the Company’s failure to pay dividends.

After the effectiveness of the Proposed Amendments, the sole voting right of holders of any series of Preferred Stock will be to approve any amendment, alteration or repeal of any provision of the Company’s Charter, whether by merger or consolidation or otherwise, that would materially and adversely affect any right, preference, privilege or voting power of that series of Preferred Stock or the holders thereof, subject to the qualifications described in the next two sentences. The occurrence of a merger or consolidation (in either case, an “Event”) will not be considered to materially and adversely affect the rights of the holders of any series of Preferred Stock if shares of the series (or shares issued by a surviving entity in substitution for the series) remain outstanding with their terms materially unchanged (taking into account that upon the occurrence of an Event, the Company may not be the surviving entity). In addition, an increase in the number of authorized or outstanding shares of that series of Preferred Stock, or the authorization, creation, issuance or increase in the authorized or outstanding number of shares of any class or series of stock ranking senior to, on a parity with or junior to that series of Preferred Stock, will also not be considered to materially and adversely affect the rights of the holders of that series of Preferred Stock.

Modifications to Dividend Rights. Currently, the Company’s Charter provides that dividends on each existing series of Preferred Stock are cumulative, and holders of each series of Preferred Stock are entitled to receive full cumulative dividends on outstanding shares of that series of Preferred Stock for all past dividend periods and the then current dividend period upon the occurrence of certain events, including the redemption of such shares or the Company’s liquidation or dissolution. The Company must pay or declare and set apart for payment full cumulative dividends for all past dividend periods and the then current dividend period on shares of each series of Preferred Stock before the Company may pay dividends on, or redeem or repurchase, shares of Common Stock, Parity Preferred or shares of preferred stock ranking junior to the series of Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation (“Junior Preferred”), subject to certain exceptions such as a purchase or exchange offer made on the same terms to all holders of the Preferred Stock.

Upon the effectiveness of the Proposed Amendments, holders of the Preferred Stock will no longer have the right to cumulative dividends, unpaid dividends will no longer be payable upon redemption of shares of any series of Preferred Stock or upon liquidation or dissolution of the Company and any future dividends with respect to the Preferred Stock, and the amount thereof, will be determined in the sole discretion of the Company’s Board. The Proposed Amendments would eliminate each of the other restrictions described above and allow the Company to declare and pay dividends on shares of Common Stock, Parity Preferred or Junior Preferred, or redeem, repurchase or make other payments to holders of Common Stock, Parity Preferred or Junior Preferred without paying or setting apart for payment any accumulated and unpaid dividends on shares of any series of Preferred Stock. The Proposed Amendments would also allow the Company to repurchase less than all of the shares of any series of Preferred Stock, or redeem or repurchase shares of Common Stock, Parity Preferred or Junior Preferred, without declaring and paying or setting apart for payment any accumulated and unpaid dividends on the other outstanding shares of Preferred Stock.

The Proposed Amendments will provide that dividends on the Preferred Stock may be declared from time to time at the discretion of our Board. However, if the Proposed Amendments are implemented, we do not intend to pay dividends in the future on any series of the Preferred Stock (other than the accumulated and unpaid dividends through October 31, 2009).

Modifications to Liquidation Rights. The Company’s Charter requires the Company, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, to pay to the holders of each series of the Preferred Stock, the $25.00 liquidation preference per share and an amount equal to any accumulated and unpaid dividends to the date of payment. The Proposed Amendments would eliminate the right to receive upon liquidation the amount of any accumulated and unpaid dividends, although holders of the Preferred Stock would still be entitled to receive the $25.00 liquidation preference per share.

Modifications to Optional Redemption Provisions. Our Charter prohibits us from electing to redeem shares of each series of Preferred Stock prior to the fifth anniversary of the issuance of such series of Preferred Stock and, after such date, permits us to redeem shares of such series of Preferred Stock for a redemption price equal to the $25.00 liquidation preference per share, plus all accumulated and unpaid dividends to and including the date fixed for redemption, without interest. Our Charter requires us to declare and pay, or set apart for payment, all cumulative dividends for all past dividend periods and the then current dividend period on each series of Preferred Stock before we redeem less than all of the outstanding shares of that series of Preferred Stock. The Proposed Amendments would allow the Company to complete any future repurchase or redemption of Preferred Stock without paying accumulated and unpaid dividends on any shares of Preferred Stock, including any shares that will remain outstanding following the completion of the Offer to Purchase and Consent Solicitation.

The Proposed Amendments would also allow the Company to elect to redeem any number of shares of any series of Preferred Stock, at any time, for a redemption price equal to the liquidation preference per share, without paying or declaring and setting apart for payment any accumulated and unpaid dividends on the redeemed shares of Preferred Stock, or paying or declaring and setting apart for payment any dividends to holders of any other series of preferred stock. The Proposed Amendments will not change the existing procedures for redemption of any series of the Preferred Stock or the requirement that, if we redeem less than all of the shares of any series of Preferred Stock, we will redeem shares of such series pro rata among the holders of that series in proportion to the number of shares held by such stockholders or by lot or by any other equitable manner determined by the Board.

Withdrawal of Tenders and Revocation of Consents

You may validly withdraw shares of Preferred Stock that you tender at any time prior to the expiration date of the Offer to Purchase and Consent Solicitation, which is             p.m., New York City Time, on                     , 2009, unless we extend it. In addition, after the expiration of the Offer to Purchase and Consent Solicitation, you may withdraw any shares of Preferred Stock that you tendered that are not accepted by us for purchase within 40 business days after the commencement of the Offer to Purchase and Consent Solicitation. Withdrawal of your tendered shares before the expiration of the Offer to Purchase and Consent Solicitation will also revoke your consent.

A proper withdrawal of tendered shares of Preferred Stock prior to the expiration date will be deemed a valid revocation of the related consent and authorization of the Depositary to consent on your behalf to the Proposed Amendments. A holder may not validly revoke a consent unless such holder validly withdraws the previously tendered shares. A holder’s withdrawal of tendered shares of Preferred Stock must be for all shares of Preferred Stock tendered by that holder.

For a withdrawal to be effective, you must deliver a written notice of withdrawal to the Depositary at the appropriate address specified on the back cover of this Offering Circular prior to the expiration date or, if your shares are not previously accepted by us for purchase, after the expiration of 40 business days after the commencement of the Offer to Purchase and Consent Solicitation. Any notice of withdrawal must identify the beneficial owner of the shares of Preferred Stock to be withdrawn, including the name of the beneficial owner of the shares of Preferred Stock, the name of the person who tendered the shares of Preferred Stock, if different, and the number of shares of Preferred Stock to be withdrawn. Your notice of withdrawal must comply with the requirements set forth in this Offering Circular. If you tendered Preferred Stock pursuant to the procedures for a book-entry transfer, a withdrawal of shares of Preferred Stock and revocation of the related consent will only be effective if you comply with the appropriate DTC procedures prior to the expiration date of the Offer to Purchase and Consent Solicitation or, if your shares are not previously accepted by us for purchase, after the expiration of 40 business days after the commencement of the Offer to Purchase and Consent Solicitation.

If we extend the Offer to Purchase and Consent Solicitation, are delayed in our acceptance of the shares of Preferred Stock for purchase or are unable to accept shares of Preferred Stock pursuant to the Offer to Purchase and Consent Solicitation for any reason, then, without prejudice to our rights under the Offer to Purchase and Consent Solicitation, the Depositary may retain tendered shares of Preferred Stock, and those shares of Preferred Stock may not be withdrawn, nor the related consents revoked, except as otherwise provided in this Offering Circular, subject to provisions under the Exchange Act that provide that an issuer making an Offer to Purchase shall either pay the consideration offered or return tendered securities promptly after the termination or withdrawal of the Offer to Purchase.

All questions as to the validity, form and eligibility, including time or receipt, of notices of withdrawal will be determined by us. Our determination will be final and binding on all parties. Any shares of Preferred Stock withdrawn will be deemed not to have been validly tendered for purposes of the Offer to Purchase and Consent Solicitation, and no consideration will be given, unless the shares of Preferred Stock so withdrawn are validly re-tendered and not properly withdrawn. Properly withdrawn shares of Preferred Stock may be re-tendered by following the procedures described above under “The Offer to Purchase and Consent Solicitation—Procedure for Tendering and Consenting” at any time prior to the expiration date of the Offer to Purchase and Consent Solicitation.

Neither we, the Depositary, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or will incur any liability for failure to give any such notification. Any shares of Preferred Stock properly withdrawn will be deemed not to have been validly tendered for purposes of the Offer to Purchase and Consent Solicitation.

Security Ownership

The Company is not aware of any of its directors or executive officers that own any Preferred Stock. Furthermore, neither we, nor any of our associates, subsidiaries nor, to our knowledge, any of our directors or executive officers, have effected any transactions in the Preferred Stock during the 60 days before the date of this Offering Circular. As of the date of this Offering Circular, an investment fund that is affiliated with our manager owns 72,000 shares of Series B Preferred Stock and 37,000 shares of Series C Preferred Stock.

Neither we nor any person controlling us nor, to our knowledge, any of our directors or executive officers, is a party to any contract, arrangement, understanding or relationship with any other person relating, directly or indirectly, to any of the Preferred Stock, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any such securities, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations.

The following table sets forth certain information known to us with respect to beneficial ownership of our Common Stock as of September 1, 2009 by (i) each director, (ii) each executive officer, (iii) each person known to us to beneficially own more than five percent of our Common Stock, and (iv) all directors and executive officers as a group. Unless otherwise indicated in the footnotes to the table, the beneficial owners named have, to our knowledge, sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficially Ownership	Percent of Class(2)
Wesley R. Edens(3)(6)	3,429,266	6.3%
Kevin J. Finnerty(4)	269,233	*	%
Stuart A. McFarland(4)	26,589	*	%
David K. McKown(4)	26,589	*	%
Peter M. Miller(4)	40,849	*	%
Kenneth M. Riis(4)	614,990	1.2%
Debra A. Hess(7)	—	*	%
Brian C. Sigman(4)	2,170	*	%
Phillip J. Evanski(4)	71,380	*	%
Jonathan Ashley(4)	286,455	*	%
Randal A. Nardone(5)(6)	3,377,281	6.2%

All directors and executive officers as a group (10 persons, excluding Ms. Hess but including Mr. Sigman)	5,506,301	10.0%

*	Denotes less than 1%.
(1)

The address of Fortress Operating Entity I LP (“FOE I”) and Fortress Operating Entity II LP (“FOE II”) and all officers and directors listed above are in the care of Fortress Investment Group LLC, 1345 Avenue of the Americas, 46th Floor, New York, New York 10105.

(2)	Percentage amount assumes the exercise by such persons of all options to acquire shares of Common Stock that are exercisable within 60 days of September 1, 2009, and no exercise by any other person.
(3)	Includes 790,765 shares held by Mr. Edens, 1,025,729 shares held by FOE II and 1,612,772 shares issuable upon the exercise of options held by FOE I. Mr. Edens disclaims beneficial ownership of the shares held by FOE I and of the shares issuable upon the exercise of options held by FOE I except, in each case, to the extent of his pecuniary interest therein. Does not include 100,000 shares held by a charitable trust of which Mr. Edens’s spouse is sole trustee and Mr. Edens disclaims beneficial ownership of the shares held by this charitable trust. Does not include 100,000 shares held by a charitable trust of which Mr. Edens is a trustee in respect of which, however, Mr. Edens disclaims beneficial ownership.
(4)	Includes with respect to each of these individuals the following number of shares issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of September 1, 2009: Riis—489,990; Sigman—2,170; Evanski—64,880; Ashley—128,144; Finnerty—2,000; McFarland—4,000; McKown—4,000; and Miller—4,000.
(5)	Includes 738,780 shares held by Mr. Nardone, 1,025,729 shares held by FOE II and 1,612,772 shares issuable upon the exercise of options held by FOE I. Mr. Nardone disclaims beneficial ownership of the shares held by FOE II and of the shares issuable upon the exercise of options held by FOE I except, in each case, to the extent of his pecuniary interest therein.
(6)	Mr. Edens and Mr. Nardone, as beneficial owners of each of FOE I and FOE II, may be considered to have, together with the other beneficial owners of FOE I and FOE II, shared voting and investment power with respect to the shares held by FOE II and the shares issuable upon the exercise of options held by FOE I.
(7)	Ms. Hess resigned as our Chief Financial Officer effective as of August 13, 2008. Ms. Hess forfeited all of the share options previously granted to her.

Source and Amount of Funds

This Offer to Purchase is not conditioned upon our receipt of financing. The total amount of funds required to purchase all shares of Preferred Stock is approximately $45.6 million (including estimated transaction expenses). In addition, we will pay accumulated and unpaid dividends through October 31, 2009 on the shares of Preferred Stock that remain outstanding after the successful completion of the Offer to Purchase and Consent Solicitation. We will have sufficient cash and cash equivalents to repurchase all validly tendered (and not validly withdrawn) shares pursuant to the Offer to Purchase and to pay the accumulated and unpaid dividends through October 31, 2009.

Liquidity

Following the completion of the Offer to Purchase and Consent Solicitation, the liquidity and trading price of any remaining untendered shares of Preferred Stock held by the public and the rights of the holders of those shares may be adversely affected. Shares of Preferred Stock are currently quoted on the NYSE.

The extent of the public market for shares of the Preferred Stock and the availability of such quotations would, however, depend upon the number of holders and/or the aggregate market value of the shares of Preferred Stock remaining at such time, the interest in maintaining a market in the shares of Preferred Stock on the part of securities firms, and other factors. See “Risk Factors—Risks Related to the Offer to Purchase and Consent Solicitation—If the Offer to Purchase and Consent Solicitation are successful, there may no longer be a trading market for any remaining shares of Preferred Stock that were not tendered.”

Appraisal Rights

You do not have appraisal rights in connection with the Offer to Purchase and Consent Solicitation.

Certain Legal and Regulatory Matters

Except as set forth in this Offering Circular, we are not aware of any material filing, approval or other action by or with any governmental authority or administrative or regulatory agency that would be required for our acquisition or ownership of Preferred Stock. We intend to make all required filings under the Exchange Act.

Subsequent Repurchases of Shares of Preferred Stock

Whether or not the Offer to Purchase and Consent Solicitation are consummated, subject to the applicable covenant restrictions contained in our debt instruments, the terms of the Charter and applicable law, we or our affiliates may from time to time acquire shares of Preferred Stock, other than pursuant to the Offer to Purchase and Consent Solicitation, through open market purchases, privately negotiated transactions, exchange offers, exercise of optional redemption rights, offer to purchase or otherwise, upon such terms and at such prices as we may determine, which may be more or less than the amount to be paid pursuant to the Offer to Purchase and Consent Solicitation and could be paid in cash or other consideration not provided for in this Offer to Purchase and Consent Solicitation. However, we have no current plan or commitment to do so.

Depositary

We have retained American Stock Transfer & Trust Company, LLC as Depositary. We will pay American Stock Transfer & Trust Company, LLC reasonable and customary compensation for its services in connection with the Offer to Purchase and Consent Solicitation and reimburse it for its reasonable out-of-pocket expenses.

Dealer Manager

We have retained UBS Securities LLC to act as the Dealer Manager and Solicitation Agent in connection with the Offer to Purchase and Consent Solicitation. The Dealer Manager may contact brokers, dealers and other nominees and may provide information regarding the Offer to Purchase and Consent Solicitation to those that they contact or persons that contact them. Questions regarding the terms of the Offer to Purchase and Consent Solicitation and requests for assistance may be directed to the Dealer Manager at the address and telephone numbers set forth on the back cover of this Offering Circular.

If the Offer to Purchase and Consent Solicitation are successfully completed, we will pay to soliciting dealers a fee equal to 0.5% of the aggregate value of Preferred Stock that is validly tendered and accepted for purchase, up to a maximum of $250,000 aggregate liquidation preference per holder for each series of Preferred Stock tendered, which amount will be used to compensate retail brokers for their solicitation of holders of Preferred Stock. Soliciting dealer fees will only be paid to retail brokers upon successful completion of the Offer to Purchase and Consent Solicitation.

Information Agent

D.F. King & Co., Inc. is serving as Information Agent in connection with the Offer to Purchase and Consent Solicitation. The Information Agent will assist with the mailing of this Offering Circular and related materials to holders of Preferred Stock, respond to inquiries of and provide information to holders of shares of Preferred Stock in connection with the Offer to Purchase and Consent Solicitation, and provide other similar advisory services as we may request from time to time. Questions regarding the terms of the Offer to Purchase and Consent Solicitation, and requests for assistance or for additional copies of this Offering Circular and any other required documents, may be directed to the Information Agent at the address and telephone numbers set forth on the back cover of this Offering Circular.

Expenses

We expect to incur reasonable and customary fees and expenses in connection with the Offer to Purchase and Consent Solicitation. We also will pay brokerage houses and other brokers, dealers, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Offer to Purchase and Consent Solicitation, the letters of transmittal and consent and related documents to the beneficial owners of shares and in handling or forwarding tenders of shares by their customers. The following table sets forth a reasonably itemized statement of all expenses incurred or estimated to be incurred in connection with the transaction:

Filing, Legal and Accounting Fees	$400,000
Information Agent Expenses	200,000
Dealer Manager Expenses	2,300,000
Printing Costs	100,000
Other Expenses	100,000

Total Expenses	$3,100,000

In connection with the Offer to Purchase and Consent Solicitation, our officers and directors and the employees of our manager may solicit tenders of shares by use of the mails, personally or by telephone, facsimile, telegram, electronic communication or other similar methods. These officers and directors and the employees of our manager will not be specifically compensated for these services.

No brokerage commissions will be payable by tendering holders of shares to us, the Information Agent or the Depositary. Stockholders who tender their shares through a broker, dealer or other nominee should contact such institution as to whether it charges any service fees.

MARKET PRICE OF AND DIVIDENDS ON THE PREFERRED STOCK

Preferred Stock

Prices of the Preferred Stock may fluctuate greatly and holders are urged to obtain current information with respect to the market prices for the Preferred Stock.

Series B Preferred Stock

Series B Preferred Stock is listed on the NYSE under the symbol “NCT.PRB.” As of October 1, 2009, there were 2,500,000 shares of Series B Preferred Stock outstanding, held by five holders of record. The holders of the Series B Preferred Stock are entitled to cumulative quarterly dividends equal to 9.75% of the $25.00 liquidation preference, which is equivalent to $2.4375 annually per share. The following table sets forth, for the periods indicated, the high and low sales prices per share of the Series B Preferred Stock:

	Stock Prices
	High	Low
2009
July 1 to October 5, 2009	$7.50	$2.30
Second Quarter ended June 30, 2009	3.78	1.58
First Quarter ended March 31, 2009	3.94	0.63
2008
Fourth Quarter ended December 31, 2008	$8.48	$1.64
Third Quarter ended September 30, 2008	15.22	7.77
Second Quarter ended June 30, 2008	23.47	13.46
First Quarter ended March 31, 2008	20.05	12.01
2007
Fourth Quarter ended December 31, 2007	$24.10	$15.53
Third Quarter ended September 30, 2007	25.15	15.00
Second Quarter ended June 30, 2007	25.99	24.97
First Quarter ended March 31, 2007	26.40	24.93

On October 6, 2009, the closing sales price of Series B Preferred Stock on the NYSE was $5.97 per share.

Series C Preferred Stock

Series C Preferred Stock is listed on the NYSE under the symbol “NCT.PRC.” As of October 1, 2009, there were 1,600,000 shares of Series C Preferred Stock outstanding, held by one holder of record. The holders of the Series C Preferred Stock are entitled to cumulative quarterly dividends equal to 8.05% of the $25.00 liquidation preference, which is equivalent to $2.0125 annually per share. The following table sets forth, for the periods indicated, the high and low sales prices per share of the Series C Preferred Stock:

	Stock Prices
	High	Low
2009
July 1 to October 5, 2009	$7.79	$2.12
Second Quarter ended June 30, 2009	3.15	1.41
First Quarter ended March 31, 2009	3.00	0.90
2008
Fourth Quarter ended December 31, 2008	$7.22	$1.48
Third Quarter ended September 30, 2008	11.54	6.80
Second Quarter ended June 30, 2008	14.10	11.01
First Quarter ended March 31, 2008	17.00	9.01
2007
Fourth Quarter ended December 31, 2007	$23.00	$12.35
Third Quarter ended September 30, 2007	25.30	13.00
Second Quarter ended June 30, 2007	25.64	24.65
First Quarter ended March 31, 2007	25.80	24.40

On October 6, 2009, the closing sales price of Series C Preferred Stock on the NYSE was $5.79 per share.

Series D Preferred Stock

Series D Preferred Stock is listed on the NYSE under the symbol “NCT.PRD.” As of October 1, 2009, there were 2,500,000 shares of Series D Preferred Stock outstanding, held by one holder of record. The holders of the Series D Preferred Stock are entitled to cumulative quarterly dividends equal to 8.375% of the $25.00 liquidation preference, which is equivalent to $2.09375 annually per share. The following table sets forth, for the periods indicated, the high and low sales prices per share of the Series D Preferred Stock:

	Stock Prices
	High	Low
2009
July 1 to October 5, 2009	$7.50	$1.50
Second Quarter ended June 30, 2009	3.35	1.60
First Quarter ended March 31, 2009	3.00	0.84
2008
Fourth Quarter ended December 31, 2008	$7.10	$1.56
Third Quarter ended September 30, 2008	12.00	6.60
Second Quarter ended June 30, 2008	14.99	8.35
First Quarter ended March 31, 2008	16.44	8.25
2007
Fourth Quarter ended December 31, 2007	$21.45	$12.07
Third Quarter ended September 30, 2007	25.50	12.00
Second Quarter ended June 30, 2007	25.58	24.50

On October 6, 2009, the closing sales price of Series D Preferred Stock on the NYSE was $5.40 per share.

If the Offer to Purchase and Consent Solicitation are successfully completed, the extent of the public market for shares of the Preferred Stock and the availability of such quotations would depend upon the number of holders and/or the aggregate market value of the shares of Preferred Stock remaining at such time, the interest in maintaining a market in the shares of Preferred Stock on the part of securities firms and other factors. If the Offer to Purchase and Consent Solicitation are completed, it is possible that each series of Preferred Stock will cease to qualify for continued listing on the NYSE. If delisting from the NYSE occurs, we do not intend to apply for listing of any series of Preferred Stock on any other national securities exchange. To the extent permitted by law, we intend to deregister any series of Preferred Stock under the Exchange Act that is no longer listed on the NYSE. If any series of Preferred Stock is delisted and deregistered,, we do not believe there will be an active market for that series of Preferred Stock and, therefore, holders of that series of Preferred Stock following completion of the Offer to Purchase and Consent Solicitation will have an illiquid investment indefinitely.

DESCRIPTION OF CAPITAL STOCK

The following description of the terms of our capital stock is only a summary. For a complete description, we refer you to the Maryland General Corporation Law, or MGCL, our Charter and our bylaws.

General

Under our Charter we are authorized to issue up to 500,000,000 shares of common stock, $0.01 par value per share (“Common Stock”), and up to 100,000,000 shares of preferred stock, $0.01 par value per share. As of the October 1, 2009, 52,905,335 shares of Common Stock are outstanding; 2,875,000 shares have been classified and designated as 9.75% Series B Cumulative Redeemable Preferred Stock, of which 2,500,000 shares are outstanding; 1,800,000 shares have been classified and designated as 8.05% Series C Cumulative Redeemable Preferred Stock, of which 1,600,000 shares are outstanding; and 2,300,000 shares have been classified as 8.375% Series D Cumulative Redeemable Preferred Stock, of which 2,000,000 are issued and outstanding. Under Maryland law, our stockholders generally are not liable for our debts or obligations.

Common Stock

All outstanding shares of our Common Stock are duly authorized, fully paid and nonassessable. Holders of our Common Stock are entitled to receive dividends when authorized by our Board out of assets legally available for the payment of dividends. They are also entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities. These rights are subject to the preferential rights of any other class or series of our stock and to the provisions of our Charter regarding restrictions on transfer of our stock.

Subject to our Charter restrictions on transfer of our stock, each outstanding share of Common Stock entitles the holder thereof to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our Common Stock possess the exclusive voting power. There is no cumulative voting in the election of directors, and directors are elected by a plurality of votes cast.

Holders of our Common Stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to our Charter restrictions on transfer of stock, all shares of Common Stock have equal dividend, liquidation and other rights.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders holding at least two thirds of the shares entitled to vote on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our Charter provides that these matters may be approved by a majority of all of the votes entitled to be cast on the matter.

Our Charter authorizes the Board to classify and reclassify any unissued shares of our Preferred Stock into other classes or series of stock. Prior to issuance of shares of each class or series, the Board is required by Maryland law and by our Charter to set, subject to our Charter restrictions on transfer of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the Board could authorize the issuance of shares of Preferred Stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our Common Stock or otherwise be in their best interest.

Our Charter authorizes the Board to issue additional shares of Common Stock or Preferred Stock. We believe that the power to issue additional shares of Common Stock or Preferred Stock and to classify or reclassify unissued shares of Preferred Stock and thereafter to issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

Preferred Stock

General

Our Board may authorize the issuance of preferred stock in one or more series and may determine, with respect to any such series, the powers, preferences and rights of such series, and its qualifications, limitations and restrictions.

The following summary of the terms and provisions of the Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of our Charter, including the Articles Supplementary creating the Preferred Stock, which have been included as exhibits to documents filed with the Securities and Exchange Commission.

Ranking

With respect to distribution rights and the distribution of assets upon our liquidation, dissolution or winding up, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock rank (i) senior to all classes or series of our Common Stock and to all equity securities the terms of which specifically provide that such equity securities rank junior to the Preferred Stock; (ii) on a parity with each other series of Preferred Stock and all equity securities issued by us other than those referred to in clauses (i) and (iii); and (iii) junior to all equity securities issued by us the terms of which specifically provide that such equity securities rank senior to such Preferred Stock. The term “equity securities” does not include convertible debt securities.

Dividends

Holders of shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock are entitled to receive, when and as authorized by our Board, out of legally available funds, cumulative preferential cash distributions at the rate of 9.75%, 8.05% and 8.375%, respectively, of the $25.00 liquidation preference per annum (equivalent to $2.4375, $2.0125 and $2.09375 per share, respectively). However, during any period of time that both (i) the Series C Preferred Stock is not listed on the NYSE, the NYSE Amex or the NASDAQ, and (ii) we are not subject to the reporting requirements of the Exchange Act, but shares of Series C Preferred Stock are outstanding, we will increase the cumulative cash distributions payable on the Series C Preferred Stock to a rate of 9.05% of the liquidation preference per annum, which is equivalent to $2.2625 per share of Series C Preferred Stock per year. In addition, during any period of time that both (i) the Series D Preferred Stock is not listed on the NYSE, the NYSE Amex or the NASDAQ, and (ii) we are not subject to the reporting requirements of the Exchange Act, but shares of Series D Preferred Stock are outstanding, we will increase the cumulative cash distributions payable on the Series D Preferred Stock to a rate of 9.375% per year of the $25.00 liquidation preference (equivalent to $2.34375 per year per share). The Preferred Stock dividends are payable quarterly in arrears on January 31, April 30, July 31 and October 31 or, if not a business day, the next succeeding business day (each, a “Dividend Payment Date”).

Dividends are payable to holders of record as they appear in our stock records at the close of business on the applicable record date, which is the first day of the calendar month in which the applicable Dividend Payment Date falls or on such other date designated by our Board for the payment of dividends that is not more than 30 nor less than 10 days prior to the distribution payment date (each, a “Dividend Record Date”).

No dividend on the Preferred Stock will be authorized, declared, paid or set apart for payment by us if such authorization, declaration, payment or setting apart for payment would violate any of our agreements or is restricted or prohibited by law.

Notwithstanding the foregoing, dividends on the Preferred Stock will accumulate whether or not we have earnings, whether or not there are funds legally available for the payment of dividends and whether or not such dividends are authorized by our Board. Accumulated but unpaid dividends will accumulate as of the date on which they first become payable or on the date of redemption, as the case may be.

When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) on the Preferred Stock and all other equity securities ranking on a parity as to dividends with the Preferred Stock, all dividends declared upon the Preferred Stock and any other equity securities ranking on a parity as to dividends with the Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Preferred Stock and each such other equity security shall in all cases bear to each other the same ratio that accumulated dividends per share on the Preferred Stock and such other equity securities (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such other equity securities do not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Preferred Stock which may be in arrears.

Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Preferred Stock have been or contemporaneously are authorized and paid or authorized and a sum sufficient set apart for payment for all past dividend periods and the then current dividend period:

•

no dividends, other than dividends in kind of our Common Stock or other shares of our equity securities ranking junior to the Preferred Stock as to dividends and upon liquidation, may be authorized or paid or set aside for payment, and no other dividend may be authorized or made upon, our shares of Common Stock or any other shares of our equity securities ranking junior to or on a parity with the Preferred Stock as to distributions or upon liquidation (other than pro rata distributions on preferred stock ranking on a parity as to distributions with the Preferred Stock); and

•

no shares of Common Stock or any other shares of our equity securities ranking junior to or on a parity with the Preferred Stock as to dividends or upon liquidation may be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such shares) by us, except by conversion into or exchange for other shares ranking junior to the Preferred Stock as to dividends and amounts upon liquidation.

Holders of Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or shares, in excess of full cumulative dividends on the Preferred Stock as described above. We will credit any dividend payment we make on the Preferred Stock against the earliest accumulated but unpaid dividend due with respect to the Preferred Stock which remains payable.

Liquidation Distribution

Upon any voluntary or involuntary liquidation, dissolution or winding up of us, holders of the Preferred Stock are entitled to receive out of our assets available for distribution to stockholders (after payment or provision for all of our debts and other liabilities) a liquidating distribution in the amount of $25.00 per share, plus any accumulated and unpaid distributions to the date of payment, whether or not authorized, before any distribution of assets is made to holders of our Common Stock and any other shares of our equity securities ranking junior to the Preferred Stock as to liquidation rights.

If, upon any voluntary or involuntary liquidation, dissolution or winding up of us, our assets are insufficient to make full payment of the liquidating distributions to holders of the Preferred Stock and any other shares of our equity securities ranking on a parity with the Preferred Stock as to liquidation rights, then the holders of the Preferred Stock and parity shares will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Preferred Stock will have no right or claim to any of our remaining assets.

Our consolidation or merger with or into another entity, the merger of another entity with or into us, a statutory share exchange by us, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, will in each case not be deemed to constitute a liquidation, dissolution or winding up of us.

As permitted by Maryland law, the Articles Supplementary creating the shares of Preferred Stock provide that the liquidation preference of outstanding shares of Preferred Stock will not be added to our total liabilities in determining whether we may make a dividend or other distribution (other than upon voluntary or involuntary dissolution) on our shares of Common Stock (or any other class or series of stock that ranks junior to the Preferred Stock with respect to liquidating distributions). Maryland does not allow a corporation to make a distribution if, after giving effect to the distribution, (a) the corporation would not be able to pay its obligations as they become due in the usual course of business or (b) the corporation’s total assets would be less than its total liabilities.

Effective October 1, 2009, the distribution tests were amended by adding a new subsection which permits a distribution even if the corporation’s total assets are less than the amount necessary to satisfy the balance sheet solvency test set forth in (b) above, if the distribution is made from (i) the net earnings of the corporation for the fiscal year in which the distribution is made, (ii) its net earnings for the preceding fiscal year or (iii) the sum of its net earnings for the preceding eight fiscal quarters. A company utilizing the amended balance sheet solvency test is still required to satisfy the equity solvency test set forth in (a) above.

Redemption

The Series B Preferred Stock is currently redeemable. However, we may not redeem the Series C Preferred Stock prior to October 25, 2010, and we may not redeem the Series D Preferred Stock prior to March 15, 2012. We may, at our option, redeem the Series B Preferred Stock and, on or after October 25, 2010, the Series C Preferred Stock, and on or after March 15, 2012, the Series D Preferred Stock, as applicable, in whole or in part, at any time and from time to time, for cash at $25.00 per share, plus accumulated and unpaid dividends, if any, to and including the redemption date.

In addition, if at any time both (i) the Series C Preferred Stock or the Series D Preferred Stock ceases to be listed on the NYSE, the NYSE Amex or the NASDAQ, and (ii) the Company ceases to be subject to the reporting requirements of the Exchange Act, but shares of Series C Preferred Stock or Series D Preferred Stock are outstanding, the Company will have the option to redeem the Series C Preferred Stock or the Series D Preferred Stock, as the case may be, in whole but not in part, within 90 days of the date upon which the Series C Preferred Stock or Series D Preferred Stock, as applicable, ceases to be listed and the Company ceases to be subject to such reporting requirements, for cash at $25.00 per share, plus accumulated and unpaid distributions, if any, to the redemption date.

If we redeem fewer than all of the shares of Preferred Stock, our Board will determine the number of shares to be redeemed. In such circumstances, the Preferred Stock to be redeemed generally will be selected pro rata, by lot or in another equitable manner determined by our Board.

Notwithstanding the foregoing, unless full cumulative dividends on all shares of Preferred Stock have been or contemporaneously are authorized and paid or authorized and a sum sufficient set apart for payment for all past dividend periods and the then current dividend period, we will not:

•	redeem any shares of Preferred Stock unless we simultaneously redeem all shares of Preferred Stock; or

•

purchase or otherwise acquire directly or indirectly any shares of Preferred Stock or any other shares of our equity securities ranking junior to or on a parity with the Preferred Stock as to distributions or upon liquidation, except by conversion into or exchange for shares ranking junior to the Preferred Stock as to distributions and upon liquidation.

The foregoing restrictions on redemptions, purchases and other acquisitions will not prevent the redemption, purchase or acquisition by us of preferred stock of any series to preserve our REIT status or pursuant to a purchase or exchange offer made on the same terms to all holders of the Preferred Stock.

Notice of redemption will be mailed by us, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Preferred Stock to be redeemed at their respective addresses as they appear on our stock transfer records. Each notice will state the place or places where the Preferred Stock is to be surrendered for payment of the redemption price.

Immediately prior to such redemption of shares of Preferred Stock, we will pay, in cash, any accumulated and unpaid dividends to the redemption date, whether or not authorized, unless a redemption date falls after a dividend record date and prior to the corresponding dividend payment date, in which case each holder of Preferred Stock at the close of business on such dividend record date will be entitled to the distribution payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before the dividend payment date.

The Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption.

Voting Rights

Holders of the Preferred Stock do not have any voting rights, except that if dividends on the Preferred Stock are in arrears for six or more quarterly periods, then holders of the Preferred Stock shall be entitled to elect two additional directors to our Board. In addition, so long as any Preferred Stock remains outstanding, subject to limited exceptions, we will be required to obtain approval of at least two-thirds of each series of the then-outstanding Preferred Stock in order to (a) authorize, create or increase the authorized or issued amount of any class or series of equity securities ranking senior to the Preferred Stock with respect to certain rights, or create, authorize or issue any obligation or security convertible into any such senior securities; or (b) amend, alter or repeal our Charter in a way that materially and adversely affects the Preferred Stock.

So long as any shares of Preferred Stock remain outstanding, we may not, without the affirmative vote of holders of at least two-thirds of each outstanding series of Preferred Stock, voting separately as a class:

•

authorize, or create, or increase the authorized or issued amount of, any class or series of equity securities ranking senior to the outstanding Preferred Stock with respect to the payment of dividends or the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up;

•	reclassify any authorized equity securities into any such senior equity securities;

•	create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such senior equity securities; or

•

amend, alter or repeal the provisions of our Charter (including the Articles Supplementary for the Preferred Stock), whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Preferred Stock or the holders thereof.

However, with respect to any such amendment, alteration or repeal of the provisions of our Charter (including the Articles Supplementary for the Preferred Stock), whether by merger or consolidation, so long as the Preferred Stock remains outstanding with the terms thereof materially unchanged in any adverse respect, taking into account that, upon the occurrence of such event, we may not be the surviving entity and such surviving entity may thereafter be the issuer of the Preferred Stock, the occurrence of any such event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of the Preferred Stock or the holders thereof. In addition, (i) any increase in the amount of the authorized preferred stock or the creation or issuance of any other series of preferred stock or (ii) any increase in the amount of authorized shares of Preferred Stock or any other class or series of our preferred stock, in each case, ranking on a parity with or junior to the Preferred Stock with respect to the payment of distributions and the distribution of assets upon our voluntary or involuntary liquidation, dissolution or our winding-up, will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of the Preferred Stock or the holders thereof.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding shares of Preferred Stock have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

Conversion

The Preferred Stock is not convertible into or exchangeable for any of our property or securities.

Restrictions on Transfer

For us to qualify as a REIT under the Internal Revenue Code (the “Code”), our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as qualified pension plans) during the last half of a taxable year. These requirements of the Code do not apply to the first year for which an election to be a REIT is made.

Our Charter contains restrictions on the number of shares of our stock that a person may own. No person may acquire or hold, directly or indirectly, in excess of 8% in value of our outstanding shares of stock. In addition, no person may acquire or hold, directly or indirectly, capital stock in excess of a percentage limit established by the Board for such person.

Our Charter further prohibits (a) any person from owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT and (b) any person from transferring shares of our stock if the transfer would result in our stock being owned by fewer than 100 persons. Any person who acquires or intends to acquire shares of our stock that may violate any of these restrictions, or who is the intended transferee of shares of our stock which are transferred to the Trust, as defined below, is required to give us immediate notice and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT. The above restrictions will not apply if our Board determines that it is no longer in our best interests to continue to qualify as a REIT.

Our Board, in its sole discretion, may exempt a person from these limits. However, the Board may not exempt any person whose ownership of our outstanding stock would result in our being “closely held” within the meaning of Section 856(h) of the Code or otherwise would result in our failing to qualify as a REIT. In order to be considered by the Board for exemption, a person also must not own, directly or indirectly, an interest in our tenant (or a tenant of any entity which we own or control) that would cause us to own, directly or indirectly, more than a 9.9% interest in the tenant. The person seeking an exemption must represent to the satisfaction of the Board that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer of the shares of stock causing the violation to the Trust. The Board may require a ruling from the Internal Revenue Service or an opinion of counsel in order to determine or ensure our status as a REIT.

Any attempted transfer of our stock which, if effective, would result in violation of the above limitations, will cause the number of shares causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries (the “Trust”), and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the Business Day (as defined in the Charter) prior to the date of the transfer. Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in the Trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of stock held in the Trust. The trustee of the Trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the Trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the Trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in Trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the Trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the Trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., a gift, devise or other similar transaction), the Market Price (as defined in our Charter) of the shares on the day of the event causing the shares to be held in the Trust and (ii) the price received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of our stock have been transferred to the Trust, the shares are sold by the proposed transferee, then (i) the shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares of our stock held in the Trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of the devise or gift) and (ii) the Market Price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

All certificates representing shares of our stock will bear a legend referring to the restrictions described above.

Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his name and address, the number of shares of each class and series of our stock which he beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of his beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder shall upon demand be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for the Common Stock or otherwise be in the best interest of the stockholders.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

Classification of the Board

Our bylaws provide that the number of our directors may be established by the Board but may not be fewer than one nor more than fifteen. Any vacancy will be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining directors, except that a vacancy resulting from an increase in the number of directors must be filled by a majority of the entire Board.

Pursuant to our Charter, the Board is divided into three classes of directors. The current terms of the first, second and third classes will expire in 2012, 2010 and 2011, respectively. Directors of each class are chosen for three-year terms upon the expiration of their current terms and each year one class of directors is elected by the stockholders. We believe that classification of the Board helps to assure the continuity and stability of our business strategies and policies as determined by the Board. Holders of shares of Common Stock will have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of Common Stock will be able to elect all of the successors of the class of directors whose terms expire at that meeting.

The classified board provision could have the effect of making the replacement of incumbent directors more time- consuming and difficult. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of the Board. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer or prevent a tender offer or an attempt to change control of the Company, even though the tender offer or change in control might be in the best interest of the stockholders.

Removal of Directors

Our Charter provides that a director may be removed only for cause (as defined in the Charter) and only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors. This provision, when coupled with the provision in our bylaws authorizing the Board to fill vacant directorships, precludes stockholders from removing incumbent directors except for cause and by a substantial affirmative vote and filling the vacancies created by the removal with their own nominees.

Limitation of Liability

The Maryland General Corporation Law permits the Charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except to the extent that (1) it is proved that the person actually received an improper benefit or profit in money, property or services or (2) a judgment or other final adjudication is entered in a proceeding based on a finding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Charter provides for elimination of the personal liability of our directors and officers to us or our stockholders for money damages to the maximum extent permitted by Maryland law, as amended from time to time.

Maryland Business Combination Statute

The Maryland General Corporation Law establishes special requirements for certain “business combinations” between a Maryland corporation and “interested stockholders” unless exemptions are applicable. “Business combinations” include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is any person who beneficially owns 10% or more of the voting power of the outstanding voting stock or is an affiliate or associate of the corporation who, at any time within the two-year period prior to the date on which interested stockholder status is determined, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock. Among other things, the law prohibits any business combination between us and an interested stockholder or an affiliate of an interested stockholder for a period of five years after the most recent date on which the interested stockholder became an interested stockholder unless the Board approved in advance the transaction in which the person became an interested stockholder. The Board may provide that its approval is subject to compliance with any terms and conditions determined by the Board.

The business combination statute requires payment of a fair price to stockholders to be determined as set forth in the statute or a supermajority stockholder approval of any transactions between us and an interested stockholder after the end of the five-year period. This approval means that the transaction must be recommended by the Board and approved by at least:

•	80% of the votes entitled to be cast by holders of outstanding voting shares; and

•

66 2/3% of the votes entitled to be cast by holders of outstanding voting shares other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

The business combination statute restricts the ability of third parties who acquire, or seek to acquire, control of us to complete mergers and other business combinations without the approval of the Board even if such a transaction would be beneficial to stockholder.

The Board has exempted any business combination with any person from the business combination statute, so long as the Board first approves such business combination.

Maryland Control Share Acquisition Statute

The Maryland General Corporation Law provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by 66 2/3% of the votes entitled to be cast on the matter. The acquiring person, officers and directors who are also employees of our manager are not entitled to vote on the matter. “Control shares” are shares of stock that, taken together with all other shares of stock owned by the acquiring person or in respect of which the acquiring person is entitled to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise voting power in electing directors in one of the following ranges: 10% or more but less than 33 1/3%; 33 1/3% or more but less than 50%; or 50% or more. Control shares do not include shares of stock that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made (or proposes to make) a control share acquisition and who satisfies certain conditions (including agreeing to pay the expenses of the meeting) may compel the Board to call a special meeting of stockholders to be held within 50 days of the demand to consider the voting rights of the shares. If such a person makes no request for a meeting, we have the option to present the question at any stockholders’ meeting.

If voting rights are not approved at a meeting of stockholders or if the acquiring person does not deliver an acquiring person statement as required by the statute, then we may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value. We will determine the fair value of the shares, without regard to the absence of voting rights, as of the date of either:

•	the last control share acquisition by the acquiring person; or

•	any meeting where stockholders considered and did not approve voting rights of the control shares.

If voting rights for control shares are approved at a stockholders’ meeting and the acquiring person becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. This means that stockholders would be able to require us to redeem shares of our stock from them for fair value. For this purpose, the fair value may not be less than the highest price per share paid by the acquiring person in the control share acquisition. Furthermore, certain limitations otherwise applicable to the exercise of appraisal rights would not apply in the context of a control share acquisition.

The control share acquisition statute would not apply to shares acquired in a merger, consolidation or share exchange if we were a party to the transaction or acquisitions of shares approved or exempted by the Charter or the bylaws.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. There can be no assurance that the Board will not amend or eliminate this provision in the future. The control share acquisition statute could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders’ best interests.

Transfer Agent and Registrar

American Stock Transfer and Trust Company, LLC, Operations Center, Attn: Reorganization Department, 6201 15th Avenue, Brooklyn, New York, 11219, is the transfer agent and registrar for our Common Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock. Its telephone number is (877) 248-6417 (toll-free).

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material United States federal income tax consequences of the amendment to the terms of the Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock (shares of such Preferred Stock, collectively, the “Preferred Shares,” and such amendment, the “Modification”), the payment of dividends in arrears with respect to the Preferred Shares (the “Arrearage Distribution”) and the purchase of the Preferred Shares (the “Purchase”).

For purposes of this section under the heading “Certain Federal Income Tax Considerations,” references to “Newcastle,” “we,” “our” and “us” mean only Newcastle Investment Corp. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Department of the Treasury, rulings and other administrative pronouncements issued by the Internal Revenue Service (the “IRS”), and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and will not seek an advance ruling from the IRS regarding any matter discussed herein. The summary is also based upon the assumption that we will operate Newcastle and its subsidiaries and affiliated entities in accordance with their applicable organizational documents or partnership agreements. This summary is for general information only, and is not tax advice. This summary does not purport to discuss all aspects of federal income taxation that may be important to a particular holder in light of its investment or tax circumstances, or, except to the extent described below, to holders subject to special tax rules, such as:

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies;

•	partnerships and trusts;

•	persons who hold Preferred Shares on behalf of another person as nominee;

•	persons who receive Preferred Shares through the exercise of employee stock options or otherwise as compensation;

•	persons holding Preferred Shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	tax-exempt organizations; and

•	foreign investors.

This summary assumes that holders hold their Preferred Shares as a capital asset, which generally means as property held for investment.

The federal income tax treatment of holders of our Preferred Shares depends in some instances on determinations of fact and interpretations of complex provisions of federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular holder of holding our Preferred Shares will depend on the holder’s particular tax circumstances. You are urged to consult your tax advisor regarding the federal, state, local, and foreign income and other tax consequences of the Modification, the Arrearage Distribution, and the Purchase to you in light of your particular investment or tax circumstances.

For purposes of this discussion, a “U.S. Holder” is any of the following:

•	a citizen or resident of the United States,

•	a corporation created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia,

•	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source, or

•

a trust if a United States court is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

A “Non-U.S. Holder” is any individual, corporation, estate, or trust that is not a U.S. Holder. If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes (whether or not such entity is organized under foreign law), holds our Preferred Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A holder that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the Modification, the Arrearage Distribution, and the Purchase.

The Arrearage Distribution To Holders That Do Not Tender Their Preferred Shares

Taxation of U.S. Holders

The Arrearage Distribution will generally be taken into account by U.S. Holders as ordinary income to the extent that the Arrearage Distribution is paid out of our current or accumulated earnings and profits (determined under U.S. federal income tax procedures) and to the extent that we do not designate a portion of the Arrearage Distribution as a capital gain dividend. Any portion of the Arrearage Distribution will generally not be eligible for the dividends received deduction for corporations. With limited exceptions, any portion of the Arrearage Distribution that is treated as a dividend will not be eligible for taxation at the preferential income tax rates (15% maximum federal rate) for qualified dividends received from taxable C corporations by U.S. Holders that are individuals, trusts or estates.

If we designate all or any part of the Arrearage Distribution as a capital gain dividend, such portion will generally be taxed to U.S. Holders as a long term capital gain, to the extent such portion, when combined with other distributions that we designate as capital gain dividends during the taxable year, does not exceed our actual net capital gain for the taxable year, without regard to the period for which a U.S. Holder has held its stock. Long term capital gains with respect to the Arrearage Distribution will generally be taxable at maximum federal rates of 15% in the case of U.S. Holders that are individuals, trusts and estates, and 35% in the case of U.S. Holders that are corporations. If any portion of the Arrearage Distribution designated as a capital gain dividend is attributable to the sale of depreciable real property held for more than 12 months, such portion is subject to a 25% maximum federal income tax rate for taxpayers who are taxed as individuals, to the extent of our previously claimed depreciation deductions.

In determining the extent to which the Arrearage Distribution constitutes a dividend for tax purposes, our earnings and profits generally will be allocated first to the Arrearage Distribution, and only then will any remaining earnings and profits be allocated to distributions, if any, on our Common Stock. If we have net capital gains and designate some or all of the Arrearage Distribution and other distributions as capital gain dividends, the capital gain dividends will be allocated among the Arrearage Distribution and the distributions, if any, on our Common Stock in proportion to the allocation of earnings and profits as described above.

Notwithstanding the foregoing, we do not expect that we will have any current or accumulated earnings and profits through the end of 2009 and consequently do not expect that the Arrearage Distribution will be treated as a dividend.

If, as we anticipate, the Arrearage Distribution exceeds our current and accumulated earnings and profits (determined under U.S. federal income tax procedures), the Arrearage Distribution will generally represent a return of capital and will not be taxable to a U.S. Holder to the extent such U.S. Holder’s portion of such Arrearage Distribution in excess of our earnings and profits does not exceed the adjusted tax basis of such U.S.

Holder’s Preferred Shares. Rather, the distribution will reduce the adjusted tax basis of the U.S. Holder’s Preferred Shares, and as a result, such U.S. Holder will recognize additional gain or a smaller loss when such shares are sold. To the extent that the Arrearage Distribution exceeds the sum of a U.S. Holder’s proportionate share of our earnings and profits plus such U.S. Holder’s adjusted tax basis in its Preferred Shares, the U.S. Holder generally must include such excess in income as long term capital gain, or short term capital gain if the Preferred Shares have been held for one year or less.

If any excess inclusion income from a taxable mortgage pool or REMIC residual interest is allocated to any U.S. Holder of Preferred Shares, that income will be taxable as ordinary income in the hands of the U.S. Holder and would not be offset by any net operating losses of the U.S. Holder that would otherwise be available. As required by IRS guidance, we intend to notify our holders if a portion of the Arrearage Distribution is attributable to excess inclusion income.

Taxation of Non-U.S. Holders

Ordinary Dividend Treatment. The portion of the Arrearage Distribution received by Non-U.S. Holders that is (i) payable out of our earnings and profits, (ii) not attributable to our capital gains, and (iii) not effectively connected with a U.S. trade or business of the Non-U.S. Holder, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty. Reduced treaty rates and other exemptions are not available to the extent that income is attributable to excess inclusion income allocable to the Non-U.S. Holder. Accordingly, we will withhold at a rate of 30% on any portion of the Arrearage Distribution that is paid to a Non-U.S. Holder and attributable to that Non-U.S. Holder’s share of our excess inclusion income. As required by IRS guidance, we intend to notify our holders if a portion of the Arrearage Distribution is attributable to excess inclusion income.

In general, Non-U.S. Holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our Preferred Shares. In cases where the dividend income from a Non-U.S. Holder’s investment in our Preferred Shares is, or is treated as, effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business, the Non-U.S. Holder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. Holders are taxed. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the Non-U.S. Holder. The income may also be subject to the 30% branch profits tax in the case of a Non-U.S. Holder that is a corporation.

Notwithstanding the foregoing, we do not expect that we will have any current or accumulated earnings and profits through the end of 2009 and consequently do not expect that the Arrearage Distribution will be treated as a dividend.

Non-Dividend Distribution Treatment. If, as we anticipate, the Arrearage Distribution is not made from our current and accumulated earnings and profits, a Non-U.S. Holder’s portion of such Arrearage Distribution will generally represent a return of capital to the extent of the adjusted tax basis of such Non-U.S. Holder’s Preferred Shares, and will not be taxable to a Non-U.S. Holder. The Arrearage Distribution will reduce the adjusted tax basis of the Non-U.S. Holder’s Preferred Shares (but not below zero), and as a result, a Non-U.S. Holder will recognize additional gain or a smaller loss when such shares are sold.

To the extent that the Arrearage Distribution exceeds the sum of a Non-U.S. Holder’s proportionate share of our earnings and profits plus such Non-U.S. Holder’s adjusted tax basis in its Preferred Shares, such excess will generally be treated as gain from the sale or disposition of the Preferred Shares. If our Preferred Shares constitute United States real property interests (“USRPIs”), as described below, such gain will be subject to tax under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. Holder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding tax at a rate of 10% of the amount by which the Arrearage Distribution exceeds the Non-U.S. Holder’s share of our earnings and profits, without regard to the Non-U.S. Holder’s adjusted tax basis in its shares. If our Preferred Shares are not USRPIs, as described below, then the capital gain recognized by a Non-U.S. Holder with respect to the Arrearage

Distribution will be taxable in the United States only in one of two cases: (i) if the Non-U.S. Holder’s investment in our Preferred Shares is effectively connected with a U.S. trade or business conducted by such Non-U.S. Holder, the Non-U.S. Holder will be subject to the same treatment as a U.S. Holder with respect to such gain, or (ii) if the Non-U.S. Holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Our Preferred Shares will not be treated as USRPIs if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. It is not currently anticipated that our stock will constitute a USRPI at the time of either the Arrearage Distribution or the Purchase.

Even if the foregoing 50% test is not met, our Preferred Shares nonetheless will not constitute USRPIs if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT, less than 50% of value of which is held directly or indirectly by Non-U.S. Holders at all times during a specified testing period. We believe that we are, and we expect to continue to be, a domestically controlled qualified investment entity. No assurance can be given that we will remain a domestically controlled qualified investment entity.

In the event that we are not a domestically controlled qualified investment entity, but our Preferred Shares are “regularly traded,” as defined by applicable Treasury regulations, on an established securities market, gain recognized by a Non-U.S. Holder in connection with an Arrearage Distribution that is subject to Non-Dividend Distribution Treatment as described above nonetheless would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the Non-U.S. Holder receiving such Arrearage Distribution held 5% or less of the class of Preferred Shares at all times during a specified testing period. Our Preferred Shares are publicly traded on an established securities market, and we expect that the Preferred Shares will continue to be “regularly traded” until the time of the Arrearage Distribution and the Purchase.

Withholding on an Arrearage Distribution that is subject to Non-Dividend Distribution Treatment as described above will depend upon: (i) our ability to determine that such Arrearage Distribution exceeds our earnings and profits; and (ii) if we can determine that the Arrearage Distribution exceeds our earnings and profits, whether our Preferred Shares are USRPIs, as described above. Because we will be unable to determine at the time of the Arrearage Distribution that our Preferred Shares are not USRPIs and that the Arrearage Distribution will exceed our current and accumulated earnings and profits, we will withhold U.S. tax on the full amount of the Arrearage Distribution at the rate applicable to ordinary dividends as described above. In that regard, it should be noted that reduced treaty rates and other exemptions are not available to the extent that a distribution is attributable to excess inclusion income allocable to a recipient Non-U.S. Holder. Accordingly, we will withhold at a rate of 30% on any portion of the Arrearage Distribution that is paid to a Non-U.S. Holder and attributable to that Non-U.S. Holder’s share of our excess inclusion income. As required by IRS guidance, we intend to notify our holders if a portion of the Arrearage Distribution is attributable to excess inclusion income.

A Non-U.S. Holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the amount of tax withheld exceeds the amount of tax payable by such Non-U.S. Holder.

Capital Gain Dividends. Under FIRPTA, to the extent that the Arrearage Distribution is attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries (such gains, “USRPI capital gains”), the Arrearage Distribution will, except as described below, be treated as effectively connected with a U.S. trade or business of the Non-U.S. Holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations. We will be required to withhold tax equal to 35% of the amount of the distribution that is attributable to net USRPI capital gains. The Arrearage Distribution will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, provided that (i) the Preferred Shares are regularly traded on an established securities market located in the United States, and (ii) the recipient Non-U.S. Holder does not own more than 5% of the class of Preferred Shares at any time during the year ending on the date on which the Arrearage Distribution is received. In such case, the portion of the Arrearage Distribution that is received by such Non-U.S. Holder would be treated as an ordinary dividend with respect to such Non-U.S. Holder. See “—Taxation of Non-U.S. Holders—Ordinary Dividend Treatment.” We anticipate that our Preferred Shares will be “regularly traded” on an established securities exchange located in the United States until the time of the Arrearage Distribution and the Purchase.

Capital gain dividends received by a Non-U.S. Holder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income or withholding tax, unless (i) the gain is effectively connected with the Non-U.S. Holder’s U.S. trade or business, in which case the Non-U.S. Holder will be subject to the same treatment as U.S. Holders with respect to such gain, or (ii) the Non-U.S. Holder is a nonresident alien individual who was present in the United States for 183 days or more during the tax year and has a “tax home” in the United States, in which case the Non-U.S. Holder will incur a 30% tax on his or her capital gains.

Notwithstanding the foregoing, we do not anticipate having any USRPI capital gains or other capital gains in 2009.

Purchase of Preferred Shares

Treatment of the Purchase as a Sale or as a Distribution

The Purchase of the Preferred Shares will be treated under Section 302 of the Internal Revenue Code as a distribution with respect to the Preferred Shares, as described above, unless the Purchase satisfies one or more of the tests set forth in Section 302(b) of the Internal Revenue Code that enable us to treat the Purchase as a sale or exchange of the purchased Preferred Shares. The Purchase will satisfy such tests with respect to a holder if the Purchase (i) is “substantially disproportionate” with respect to such holder, (ii) results in a “complete termination” of such holder’s stock interest in us, or (iii) is “not essentially equivalent to a dividend” with respect to such holder, all within the meaning of Section 302(b) of the Internal Revenue Code. The IRS has ruled in published guidance that any reduction in a holder’s proportionate interest in a corporation is a “meaningful reduction” in the holder’s interest, and therefore not essentially equivalent to a dividend, if the holder owns less than 1% of the corporation and did not have management control over the corporation. In determining whether any of these tests has been met, shares considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Internal Revenue Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Internal Revenue Code is satisfied with respect to any particular holder of the Preferred Shares will depend upon the facts and circumstances as of the time the determination is made, holders are advised to consult their tax advisors to determine such tax treatment.

If the Purchase is treated as a distribution with respect to the Preferred Shares with respect to a holder, the amount of the distribution would be measured by the amount of Purchase proceeds. Such holder’s adjusted tax basis in the purchased Preferred Shares would, in that case, be transferred to the holder’s remaining holdings in our stock. If, however, the holder had no remaining holdings in our stock, such basis could, under certain circumstances, be transferred to stock of ours that is held by a related person to such holder, or such basis could be lost entirely.

If the Purchase is treated as a distribution and it is determined that a portion of the Purchase proceeds represents a holder’s share of our excess inclusion income, that portion may be classified as excess inclusion income. Excess inclusion income received by a U.S. Holder would not be offset by any net operating losses of the U.S. Holder that would otherwise be available. In the case of a Non-U.S. Holder, reduced treaty rates and other exemptions are not available to offset excess inclusion income. As required by IRS guidance, we intend to notify our holders if a portion of an amount paid to them is attributable to excess inclusion income.

Taxation of U.S. Holders

If the Purchase is treated as a distribution with respect to a U.S. Holder, then the federal income tax consequences of the Purchase for such U.S. Holder will be the same as those described above with respect to the

Arrearage Distribution. See “The Arrearage Distribution To Holders That Do Not Tender Their Preferred Shares—Taxation of U.S. Holders.” If the Purchase is treated as a sale of the purchased Preferred Shares, the selling U.S. Holder will recognize gain or loss equal to the difference between the amount of Purchase proceeds and such U.S. Holder’s adjusted tax basis in the purchased Preferred Shares. In general, capital gains recognized by individuals, trusts and estates upon the Purchase will be subject to a maximum federal income tax rate of 15% (through 2010) if the stock is held for more than one year, and will be taxed at ordinary income rates (of up to 35%) if the stock is held for one year or less. Gains recognized by U.S. Holders that are corporations are subject to federal income tax at a maximum rate of 35%, whether or not such gains are classified as long term capital gains. Capital losses recognized by a U.S. Holder upon the Purchase where the purchased Preferred Shares were held for more than one year at the time of the Purchase will be considered long term capital losses, and are generally available only to offset capital gain income of the U.S. Holder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year).

Taxation of Non-U.S. Holders

If the Purchase is treated as a distribution with respect to a Non-U.S. Holder, then the federal income tax consequences of the Purchase for such non-U.S. Holder will be the same as those described above with respect to the Arrearage Distribution. See “The Arrearage Distribution To Holders That Do Not Tender Their Preferred Shares—Taxation of Non-U.S. Holders.” If the Purchase is treated as a sale of the purchased Preferred Shares, the selling Non-U.S. Holder will recognize gain or loss equal to the difference between the amount of Purchase proceeds and such U.S. Holder’s adjusted tax basis in the purchased Preferred Shares.

The capital gain recognized by a Non-U.S. Holder in the Purchase will be taxable in the United States only in one of three cases: (i) if our Preferred Shares constitute USRPIs with respect to such Non-U.S. Holder, gain recognized by a Non-U.S. Holder in connection with the Purchase will be subject to tax under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. Holder of the same type (e.g., an individual or a corporation, as the case may be), and collection of the tax will be enforced by a refundable withholding tax at a rate of 10% of such Non-U.S. Holder’s Purchase proceeds; (ii) if the Non-U.S. Holder’s investment in our Preferred Shares is effectively connected with a U.S. trade or business conducted by such Non-U.S. Holder, the Non-U.S. Holder will be subject to the same treatment as a U.S. Holder with respect to such gain (see “—Taxation of U.S. Holders”); or (iii) if the Non-U.S. Holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain. As described in greater detail above in “The Arrearage Distribution To Holders That Do Not Tender Their Preferred Shares—Taxation of Non-U.S. Holders—Non-Dividend Distribution Treatment,” we do not expect our Preferred Shares to be USRPIs at the time of the Purchase, though no assurance can be given that our Preferred Shares will not become USRPIs.

Because, as described above, we cannot predict whether any particular holder will be subject to sale or distribution treatment in connection with the Purchase, we, the Depositary, and the Information Agent will generally treat the cash received by a Non-U.S. Holder who participates in the Purchase as an ordinary dividend distribution by us. Accordingly, a Non-U.S. Holder who participates in the Purchase will be subject to U.S. withholding tax at the rate of 30% on the amount of Purchase proceeds received by such holder, unless reduced or eliminated by treaty.

Reduced treaty rates and other exemptions are not available to the extent that a portion of the Purchase proceeds is attributable to excess inclusion income allocable to the Non-U.S. Holder. As required by IRS guidance, we intend to notify our holders if a portion of any amount paid by us to such holder is attributable to excess inclusion income.

A Non-U.S. Holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the amount of tax withheld exceeds the amount of tax payable by such Non-U.S. Holder.

Holders That Retain Their Preferred Shares Following the Modification

Taxation of U.S. Holders

For U.S. federal income tax purposes, with respect to a U.S. Holder that retains its Preferred Shares following the Modification, the Modification will be treated as a deemed exchange of Pre-Modification Preferred Shares for Post-Modification Preferred Shares. The deemed exchange that occurs in connection with the Modification is intended to qualify as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code. As a result:

•	no gain or loss will be recognized by a U.S. Holder upon the deemed exchange of Pre-Modification Preferred Shares for Post-Modification Preferred Shares;

•	a U.S. Holder’s aggregate basis in Post-Modification Preferred Shares will be the same as the aggregate tax basis of Pre-Modification Preferred Shares; and

•	a U.S. Holder’s holding period in Post-Modification Preferred Shares will include the holding period of Pre-Modification Preferred Shares.

Special considerations apply to U.S. Holders that have acquired different blocks of Preferred Shares at different times or at different prices, or otherwise have varying holding periods and bases with respect to different blocks of Preferred Shares. Such U.S. Holders should consult their tax advisors regarding the allocation of their aggregate basis among and their holding period of Post-Modification Preferred Shares.

If a U.S. Holder of Preferred Shares owns at least 5% (by vote or value) of our total outstanding stock immediately before the Modification, or if such U.S. Holder’s Pre-Modification Preferred Shares have an aggregate adjusted basis of $1,000,000 or more, such U.S. Holder will be required to file with the U.S. Holder’s U.S. federal income tax return for the taxable year in which the Modification occurs a statement setting forth certain information relating to the Modification, including the date of the Modification, the fair market value and basis of the U.S. Holder’s Preferred Shares immediately before the Modification, and our employer identification number.

Taxation of Non-U.S. Holders

Provided that our Preferred Shares do not constitute USRPIs as described above under “The Arrearage Distribution To Holders That Do Not Tender Their Preferred Shares—Taxation of Non-U.S. Holders—Non-Dividend Distribution Treatment,” a Non-U.S. Holder of our Preferred Shares will not be subject to federal income tax on the Modification.

If our Preferred Shares constitute USRPIs with respect to a Non-U.S. Holder at the time of the Modification, then, if certain filing and other FIRPTA-related requirements are satisfied, a Non-U.S. Holder will be subject to the same federal income tax consequences as a U.S. Holder as described above. If such requirements are not satisfied, however, the Modification will be treated as a taxable exchange of Pre-Modification Preferred Shares for Post-Modification Preferred Shares. Such a deemed taxable exchange will be subject to tax under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. Holder of the same type (e.g., an individual or a corporation, as the case may be) on the excess, if any, of the fair market value of such Non-U.S. Holder’s Post-Modification Preferred Shares over such Non-U.S. Holder’s adjusted basis in its Pre-Modification Preferred Shares. Collection of such tax will be enforced by a refundable withholding tax at a rate of 10% of the value of the Post-Modification Preferred Shares.

MISCELLANEOUS

We are not aware of any jurisdiction in which the making of the Offer to Purchase and Consent Solicitation is not in compliance with applicable law. If we become aware of any jurisdiction in which the making of the Offer to Purchase and Consent Solicitation would not be in compliance with applicable law, we will make a good faith effort to comply with any such law. If, after such good faith effort, we cannot comply with any such law, the Offer to Purchase and Consent Solicitation will not be made to (nor will tenders of shares be accepted from or on behalf of) the stockholders residing in such jurisdiction.

No person has been authorized to give any information or make any representation on our behalf not contained in this Offer to Purchase and Consent Solicitation or in the letters of transmittal and consent and, if given or made, such information or representation must not be relied upon as having been authorized.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any Offering Circular we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the Public Reference Room and its copy charges.

Our internet website address is www.newcastleinv.com. We make available free of charge, through our internet website, our annual report on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K and any amendments to those reports that we file or furnish pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained in or accessible from our internet website is not part of this Offering Circular, unless specifically incorporated by reference herein.

We filed a Schedule TO pursuant to Rule 13e-3 and Rule 13e-4 under the Exchange Act to furnish certain information about the Offer to Purchase and Consent Solicitation. You may obtain copies of the Schedule TO (and any amendments to those documents) in the manner described above.

This Offering Circular incorporates by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We have filed the documents listed below with the SEC and these documents are incorporated herein by reference:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed on March 16, 2009 (which is included with this Offering Circular); and

•	our Quarterly Report on Form 10-Q for the period ended June 30, 2009, filed on August 10, 2009 (which are included with this Offering Circular).

We have not authorized anyone to give any information or make any representation about the Offer to Purchase and Consent Solicitation that is different from, or in addition to, that contained in this Offering Circular. Therefore, you should not rely on any other information. If you are in a jurisdiction where offers to purchase or sell, or solicitations of offers to purchase or sell, the securities offered by this Offering Circular are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this Offering Circular does not extend to you. The information contained in this Offering Circular speaks only as of the date of this Offering Circular unless the information specifically indicates that another date applies.

ANNEX A

Amendment to the Company’s Charter

Series B Preferred Stock

NEWCASTLE INVESTMENT CORP.

ARTICLES ~~SUPPLEMENTARY~~OF AMENDMENT—SERIES B PREFERRED STOCK

Newcastle Investment Corp., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

~~FIRST: Under a power contained in Section 6.3~~

FIRST: The Articles Supplementary of the Corporation establishing and fixing the rights and preferences of the Corporation’s Series B Cumulative Redeemable Preferred Stock, as accepted for record by the State Department of Assessments and Taxation of Maryland on March 13, 2003 (the “Articles Supplementary”) and constituting a part of the charter of the Corporation (the “Charter”), ~~the Board of Directors of the Corporation (the “Board of Directors”), by resolution duly adopted at a meeting duly called and held on March 4, 2003 (the “Board Resolutions”), and the Pricing Committee of the Board of Directors established by the Board Resolutions, by resolution duly adopted at a meeting duly called and held on March 13, 2003, classified and designated 2,875,000 shares (the “Shares”) of Preferred Stock (as defined in the Charter) as shares of 9.75% Series B Cumulative Redeemable Preferred Stock, with the preferences, conversions and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of shares of stock as follows and provided for the issuance thereof. Upon any restatement of the Charter, Sections 1 through 12 of this Article FIRST shall become part of Article VI of the Charter, with such changes in enumeration as are necessary to complete such restatement.~~is hereby deleted in its entirety and the following shall be substituted in its place:

~~(1)~~1. Designation and Number. A series of shares of Preferred Stock, designated as ~~the “9.75%~~ “Series B ~~Cumulative~~ Redeemable Preferred Stock” (~~the~~ “Series B Preferred Stock”), is hereby established. The number of shares of Series B Preferred Stock shall be ~~2,875,000.~~[            ]. The par value of Series B Preferred Stock shall be $.01 per share.

~~(2)~~2. Rank. ~~The~~ Series B Preferred Stock will, with respect to ~~distribution rights and~~ rights upon liquidation, dissolution or winding up of the Corporation, rank (a) senior to all classes or series of Common Stock (as defined in the Charter)~~,~~ and to all equity securities issued by the Corporation, the terms of which specifically provide that such equity securities shall rank junior to ~~the~~ Series B Preferred Stock; (b) on a parity with ~~all~~Series C Preferred Stock (as defined in the Charter), Series D Preferred Stock (as defined in the Charter) and all other equity securities issued by the Corporation other than those referred to in clauses (a) and (c); and (c) junior to all equity securities issued by the Corporation, the terms of which specifically provide that such equity securities rank senior to ~~the~~ Series B Preferred Stock. The term “equity securities” shall not include convertible debt securities.

~~(3)~~3. Distributions.

~~(a) Holders of Series B Preferred Stock shall be entitled to receive, when and as authorized by the Board of Directors, out of legally available funds, cumulative preferential cash distributions at the rate of 9.75% of the liquidation preference per annum (which is equivalent to a fixed annual amount of $2.4375 per share of Series B Preferred Stock). Such distributions shall accrue and cumulate from the date of original issuance (March 18, 2003) and shall be payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year or, if not a business day, the next succeeding business day, commencing April 30, 2003 (each a “Distribution Payment Date”). Any distribution payable on the Series B Preferred Stock for any partial distribution period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions shall be payable to holders of record as they appear in the stock records of the Corporation at the close of business on the applicable distribution record date, which shall be the first day of the calendar month in which the applicable Distribution Payment Date falls or such other date designated by the Board of Directors for the payment of distributions that is not more than 30 nor less than 10 calendar days immediately preceding such Distribution Payment Date (each, a “Distribution Record Date”).~~

~~(b) Notwithstanding anything to the contrary contained herein, distributions on the Series B Preferred Stock shall accrue and cumulate whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized by the Board of Directors. Accumulated but unpaid distributions on the Series B Preferred Stock shall cumulate as of the Distribution Payment Date on which they first become payable or on the date of redemption, as the case may be. No interest shall be payable in respect of any distribution on the Series B Preferred Stock that may be in arrears.~~

~~(c) Except as provided in the following sentence, if any Series B Preferred Stock are outstanding, no distributions, other than distributions in kind of the Corporation’s Common Stock or other shares of the Corporation’s equity securities ranking junior to the Series B Preferred Stock as to distributions and upon liquidation, may be authorized or paid or set apart for payment, and no other distribution may be authorized or made upon, the Corporation’s Common Stock or any other shares of equity securities of the Corporation~~

(a) Subject to the preferential rights of any other class or series ~~ranking, as to distributions and upon liquidation, on a parity with or junior to the Series B Preferred Stock unless full cumulative distributions have been or contemporaneously are authorized and paid or authorized and a sum sufficient set apart for such payment on the Series B Preferred Stock for all past distribution periods and the then current distribution period. When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series B Preferred Stock and all other equity securities ranking on a parity, as to distributions, with the Series B Preferred Stock, all distributions authorized upon the Series B Preferred Stock and any other equity securities ranking on a parity, as to distributions, with the Series B Preferred Stock shall be authorized pro rata so that the amount of distributions authorized per share of Series B Preferred Stock and each such other equity security shall in all cases bear to each other the same ratio that accumulated distributions per share of Series B Preferred Stock and such other equity security (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such other equity securities do not have a cumulative distribution) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on Series B Preferred Stock which may be in arrears. (d) Except as provided in clause (c), unless full cumulative distributions on the Series B Preferred Stock have been or contemporaneously are authorized and paid or authorized and a sum sufficient is set apart for payment for all past distribution periods and the then current distribution period, no Common Stock or any other shares of equity securities of the Corporation ranking junior to or on a parity with the Series B Preferred Stock as to distributions or upon liquidation shall be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except by conversion into or exchange for Common Stock or other shares of equity securities of the Corporation ranking junior to the Series B Preferred Stock as to distributions and amounts upon liquidation). (e) Holders of Series B Preferred Stock shall not be entitled to any distribution, whether payable in cash, property or shares, in excess of full cumulative distributions on the Series B Preferred Stock as described above. Any distribution payment made on the Series B Preferred Stock shall first be credited against the earliest accumulated but unpaid distribution due with respect to the Series B Preferred Stock which remains payable.~~of capital stock of the Corporation that may hereafter be created, the holders of shares of Series B Preferred Stock shall be entitled to receive dividends only if, as and when authorized by the Board of Directors out of funds legally available for the payment of dividends. Holders of Series B Preferred Stock shall not under any circumstances be entitled to receive distributions in cash or in any other form unless authorized by the Board of Directors in its sole discretion.

(b) The Corporation shall not be obligated to pay any unpaid dividends accumulated or accrued on or prior to the effective date of these Articles of Amendment.

~~(4)~~4. Liquidation Preference.

(a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (referred to herein sometimes as a “liquidation”), the holders of Series B Preferred Stock then outstanding shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders (after payment or provision for payment of all debts and other liabilities of the Corporation) a liquidation preference of $25.00 per share~~, plus any accumulated and unpaid distributions to the date of payment, whether or not authorized,~~ before any distribution of assets is made to holders of Common Stock and any other shares of equity securities of the Corporation that rank junior to ~~the~~ Series B Preferred Stock as to liquidation rights.

(b) If, upon any such voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets of the Corporation are insufficient to make full payment to holders of ~~the~~Series B Preferred Stock and any shares of other classes or series of equity securities of the Corporation ranking on a parity with ~~the~~ Series B Preferred Stock as to liquidation rights, then the holders of ~~the~~ Series B Preferred Stock and all other such classes or series of equity securities ranking on a parity with ~~the~~ Series B Preferred Stock as to liquidation rights shall share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

(c) Written notice of any such liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 calendar days immediately preceding the payment date stated therein, to each record holder of ~~the~~ Series B Preferred Stock at the respective addresses of such holders as the same shall appear on the share transfer records of the Corporation.

(d) After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B Preferred Stock shall have no right or claim to any of the remaining assets of the Corporation.

(e) None of a consolidation or merger of the Corporation with or into another entity, the merger of another entity with or into the Corporation, a statutory share exchange by the Corporation or a sale, lease, transfer or conveyance of all or substantially all of the Corporation’s property or business shall be considered a liquidation, dissolution or winding up of the Corporation.

(f) In determining whether a distribution (other than upon voluntary or involuntary dissolution) by dividend, redemption or other acquisition of shares of the Corporation or otherwise is permitted under Maryland law, amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the holders of Series B Preferred Stock will not be added to the Corporation’s total liabilities.

5. Application of Transfer Restrictions.

(~~5) Redemption.(a) Except as set forth in this Section 5(a) and in Section 5(c), the Series B Preferred Stock is not redeemable prior to March 18, 2008. (i~~a) To ensure that the Corporation remains qualified as a real estate investment trust (“REIT”) for United States federal income tax purposes, ~~however, the~~ Series B Preferred Stock shall be subject to the provisions of Article VII of the Charter pursuant to which Series B Preferred Stock owned by a stockholder in excess of the Aggregate Stock Ownership Limit (as defined in Article VII of the Charter) shall automatically be transferred to a Trust for the benefit of a Charitable Beneficiary (as “Trust” and “Charitable Beneficiary” are each defined in Article VII of the Charter) and the Corporation shall have the right to purchase, or to designate the purchaser of, such shares, as provided in Article VII of the Charter.

(~~ii~~b) In addition, no Person shall Beneficially Own or Constructively Own (as ~~“~~“Person~~”~~”, ~~“~~“Beneficially Own~~”~~” and ~~“~~“Constructively Own~~”~~” are all defined in Article VII of the Charter) in excess of 25 percent of the outstanding shares of Series B Preferred Stock (the ~~“~~“Series B Ownership Limit~~”~~”), except in accordance with an exemption from the Series B Ownership Limit granted by the Board of Directors or otherwise in accordance with Article VII of the Charter, with Article VII of the Charter applied as if references therein to the Aggregate Stock Ownership Limit also include applicable references to the Series B Ownership Limit.

(~~iii~~c) To the extent that any Person is granted an exemption from the Aggregate Stock Ownership Limit, such Person shall nevertheless remain subject to the Series B Ownership Limit except to the extent that such Person is also expressly granted an exemption from the Series B Ownership Limit by the Board of Directors, in which case such Person shall be a ~~“~~“Series B Excepted Holder~~”~~”, and any higher limit established for such Person shall be a ~~“~~“Series B Excepted Holder Limit~~”~~”, with the terms ~~“~~“Series B Excepted Holder~~”~~” and ~~“~~“Series B Excepted Holder Limit~~”~~” interpreted in a manner corresponding to the terms ~~“~~“Excepted Holder~~”~~”, and ~~“~~“Excepted Holder Limit~~”~~”, respectively, in Article VII of the Charter. The preceding sentence shall apply to any Person for whom an exemption from the Aggregate Stock Ownership Limit is granted, without regard to whether it is granted prior or subsequent to the effectiveness of these Articles ~~Supplementary~~of Amendment.

6. Redemption.

~~(iv) On or after March 18, 2008 the~~(a) The Corporation, at its option and at any time, upon giving notice as provided below, may redeem ~~the~~shares of Series B Preferred Stock, in whole or from time to time in part, for cash, at a redemption price of $25.00 per share~~, plus all accumulated and unpaid distributions on such Series B Preferred Stock to the date of redemption, whether or not authorized~~ (the “Redemption Right”).

(b) If fewer than all of the outstanding shares of Series B Preferred Stock are to be redeemed pursuant to the Redemption Right, the shares to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional shares) or by lot or in such other equitable method prescribed by the Board of Directors. If such redemption is to be by lot and, as a result of such redemption, any holder of shares of Series B Preferred Stock would become a holder of a number of shares of Series B Preferred Stock in excess of the Aggregate Stock Ownership Limit because such holder’s shares of Series B Preferred Stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in the Charter, the Corporation shall redeem the requisite number of shares of Series B Preferred Stock of such holder such that no holder will hold in excess of the Aggregate Stock Ownership Limit subsequent to such redemption.

(c) ~~Notwithstanding anything to the contrary contained herein, unless full cumulative distributions on all shares of Series B Preferred Stock have been or contemporaneously are authorized and paid or authorized and a sum sufficient set apart for payment for all past distribution periods and the then current distribution period, no shares of Series B Preferred Stock shall be redeemed unless all outstanding shares of Series B Preferred Stock are simultaneously redeemed. In addition, unless full cumulative distributions on all shares of Series B Preferred Stock have been or contemporaneously are authorized and paid or authorized and a sum sufficient set apart for payment for all past distributions periods and the then current distribution period, the Corporation shall not purchase or otherwise acquire directly or indirectly any shares of Series B Preferred Stock or any other shares of equity securities of the Corporation ranking junior to or on a parity with the Series B Preferred Stock as to distributions or upon liquidation (except by conversion into or exchange for shares of equity securities of the Corporation ranking junior to the Series B Preferred Stock as to distributions and upon liquidation). The restrictions in this Section 5 on redemptions, purchases and other acquisitions shall not prevent the redemption, purchase or acquisition by the Corporation of Preferred Stock of any series pursuant to Article VII~~

~~of the Charter or Section 5(a) hereof, or otherwise in order to ensure that the Corporation remains qualified as a REIT for United States federal income tax purposes, or the purchase or acquisition of Series B Preferred Stock pursuant to a purchase or exchange offer made on the same terms to all holders of the Series B Preferred Stock. (d) Immediately prior to any redemption of shares of Series B Preferred Stock, the Corporation shall pay, in cash, any accumulated and unpaid distributions to the redemption date, whether or not authorized, unless a redemption date falls after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case each holder of Series B Preferred Stock at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such shares on the corresponding Distribution Payment Date notwithstanding the redemption of such shares before the Distribution Payment Date. Except as provided in the previous sentence, the Corporation shall make no payment or allowance for unpaid distributions, whether or not in arrears, on Series B Preferred Stock for which a notice of redemption has been given. (e) The following provisions set forth the procedures for redemption.(i)N~~otice of redemption will be mailed by the Corporation, postage prepaid, no less than 30 nor more than 60 calendar days immediately preceding the redemption date, addressed to the respective holders of record of ~~the~~shares of Series B Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Corporation. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series B Preferred Stock except as to the holder to whom notice was defective or not given.

(~~ii~~d) In addition to any information required by law or by the applicable rules of any exchange upon which ~~the~~shares of Series B Preferred Stock may be listed or admitted to trading, each notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of shares of Series B Preferred Stock to be redeemed; and (D) the place or places where the holders of shares of Series B Preferred Stock may surrender certificates for payment of the redemption price~~; and (E) that distributions on the Series B Preferred Stock to be redeemed will cease to accumulate on the redemption date.~~ If less than all shares of ~~the~~ Series B Preferred Stock held by any holder are to be redeemed, the notice mailed to each holder shall also specify the number of shares of Series B Preferred Stock held by such holder to be redeemed.

(~~iii~~e) On or after the redemption date, each holder of shares of Series B Preferred Stock to be redeemed shall present and surrender the certificates representing ~~his~~shares of Series B Preferred Stock to the Corporation at the place designated in the notice of redemption and thereupon the redemption price of such shares ~~(including all accumulated and unpaid distributions up to the redemption date)~~ shall be paid to or on the order of the person whose name appears on such certificate representing shares of Series B Preferred Stock as the owner thereof and each surrendered certificate shall be canceled. If fewer than all the shares represented by any such certificate representing shares of Series B Preferred Stock are to be redeemed, a new certificate shall be issued representing the unredeemed shares.

(~~iv~~f) From and after the redemption date (unless the Corporation defaults in payment of the redemption price), all distributions on ~~the~~shares of Series B Preferred Stock designated for redemption and all rights of the holders thereof, except the right to receive the redemption price thereof ~~and all accumulated and unpaid distributions up to the redemption date~~, shall terminate with respect to such shares and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the Corporation’s stock transfer records, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Corporation, prior to a redemption date, may irrevocably deposit the redemption price ~~(including accumulated and unpaid distributions to the redemption date) of the~~of shares of Series B Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of ~~the~~shares of Series B Preferred Stock to be redeemed shall : (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price, and (C) require such holders to surrender the certificates representing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price ~~(including all accumulated and unpaid distributions to the redemption date).~~ Any monies so deposited which remain unclaimed by ~~the~~ holders of ~~the~~shares of Series B Preferred Stock at the end of two years after the redemption date shall be returned by such bank or trust company to the Corporation.

(~~f) Any Series B Preferred Stock that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued~~g) Upon any redemption of shares of Series B Preferred Stock, the shares of Series B Preferred Stock which are redeemed will be reclassified as authorized and unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors, and the number of shares of Series B Preferred Stock which the Corporation has the authority to issue will be decreased by the number of shares of Series B Preferred Stock so redeemed, so that the shares of Series B Preferred Stock which were redeemed may not be reissued.

~~(6)~~7. Voting Rights.~~(a)~~ Holders of ~~the~~ Series B Preferred Stock shall not have any voting rights, except as set forth below~~.~~:

(~~b) Whenever distributions on the Series B Preferred Stock are in arrears for six or more quarterly periods (whether or not consecutive) (a “Preferred Distribution Default”), the holders of Series B Preferred Stock (voting together as a single class with all other equity securities of the Corporation upon which like voting rights have been conferred and are exercisable (“Parity Preferred Stock”)) shall be entitled to elect a total of two additional directors to the Corporation’s Board of Directors (the “Preferred Stock Directors”) at a special meeting called by the holders of record of at least 20% of the outstanding shares of Series B Preferred Stock (unless the request is received less than 90 calendar days before the date fixed for the next annual or special meeting of stockholders) or, if the request for a special meeting is received by the Corporation less than 90 calendar days before the date fixed for the next annual or special meeting of stockholders, at the next annual meeting of stockholders, and at each subsequent annual meeting until all distributions accumulated on the Series B Preferred Stock for the past distribution periods and the then current distribution period shall have been fully paid or authorized and a sum sufficient for the payment thereof set aside for payment. (c) If and when all accumulated distributions and the distribution for the then current distribution period on the Series B Preferred Stock shall have been paid in full or authorized and a sum sufficient for the payment thereof set aside for payment in full, the holders of Series B Preferred Stock shall be divested of the voting rights set forth in clause (b) above (subject to revesting in the event of each and every Preferred Distribution Default) and, if all accumulated distributions and the distribution for the then current distribution period have been paid in full or authorized by the Board of Directors and set aside for payment in full on all other series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Stock Director so elected shall terminate. Any Preferred Stock Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of a majority of the outstanding Series B Preferred Stock when they have the voting rights set forth in clause (b) above and all other series of Parity Preferred Stock (voting as a single class). So long as a Preferred Distribution Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of a majority of the outstanding Series B Preferred Stock when they have the voting rights set forth in clause (b) above and all other series of Parity Preferred Stock (voting as a single class). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.(d) So long as any~~a) So long as any shares of Series B Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two-thirds of ~~the~~ Series B Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), ~~(i) authorize, create or increase the authorized or issued amount of any class or series of equity securities ranking senior to the outstanding Series B Preferred Stock with respect to the payment of distributions or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation or reclassify any authorized equity securities of the Corporation into any such senior equity securities, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such senior equity securities; or (ii)~~ amend, alter or repeal the provisions of the Charter (including these Articles ~~Supplementary~~of Amendment), whether by merger or consolidation ~~(in either case, an “Event”)~~ or otherwise, so as to materially and adversely affect any right, preference or voting power of ~~the~~shares of Series B Preferred Stock; provided, however, that with respect to any such amendment, alteration or repeal of the provisions of the Charter (including these Articles ~~Supplementary~~of Amendment) upon the occurrence of ~~an Event~~a merger or consolidation (in either case, an “Event”), so long as shares of ~~the~~ Series B Preferred Stock remain outstanding with the terms thereof ~~materially~~ unchanged in any materially adverse respect, taking into account that, upon the occurrence of an Event, the Corporation may not be the surviving entity and such surviving entity may thereafter be the issuer of ~~the~~shares of Series B Preferred Stock, the occurrence of any such Event shall not be deemed to materially and adversely affect the rights, preferences or voting powers of ~~the~~shares of Series B Preferred Stock; and provided further that any increase in the ~~amount~~number of authorized shares of Series B Preferred Stock or the classification or increase of any other class or series of the Corporation’s equity securities, in each case ranking on a parity with or junior or senior to ~~the~~ Series B Preferred Stock with respect to the ~~payment of distributions and the~~ distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, shall not be deemed to materially and adversely affect the rights, preferences or voting powers of ~~the~~shares of Series B Preferred Stock.

(~~e~~b) The foregoing voting provisions shall not apply if, at or prior to the time when the action with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series B Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

~~(7)~~8. Conversion. ~~The~~ Shares of Series B Preferred Stock ~~is~~are not convertible into or exchangeable for any other property or securities of the Corporation.

~~(8)~~9. Application of Article VII. ~~The shares~~ Shares of Series B Preferred Stock are subject to the provisions of Article VII of the Charter.

~~(9) Status. Upon any redemption of shares of Series B Preferred Stock, the shares of Series B Preferred Stock which are redeemed will be reclassified as authorized and unissued shares of Preferred Stock, and the number of shares of Series B Preferred Stock which the Corporation has the authority to issue will be decreased by the redemption of shares of Series B Preferred Stock, so that the shares of Series B Preferred Stock which were redeemed may not be reissued.~~

~~(10)~~10. Exclusion of Other Rights. ~~The shares~~ Shares of Series B Preferred Stock shall not have any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption other than those specifically set forth in these Articles ~~Supplementary. The~~ of Amendment. ~~s~~Shares of Series B Preferred Stock shall have no preemptive or subscription rights.

~~(11)~~11. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

~~(12)~~12. Severability of Provisions. If any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of ~~the~~shares of Series B Preferred Stock set forth in the Charter ~~is~~are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of shares of Series B Preferred Stock set forth in the Charter which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect, and no preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of shares of Series B Preferred Stock herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

SECOND: ~~The Shares have been classified and designated~~ The foregoing amendment to the Articles Supplementary was advised by the Board of Directors ~~under the authority contained in the Charter.THIRD: These Articles Supplementary have been~~and approved by the ~~Board of Directors~~stockholders of the Corporation in the manner and by the vote required by law and by the Charter.

~~FOURTH~~THIRD: The undersigned Chief Executive Officer and President of the Corporation acknowledges these Articles ~~Supplementary~~of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer and President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

~~[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]~~

IN WITNESS WHEREOF, the Corporation has caused these Articles ~~Supplementary~~of Amendment to be executed under seal in its name and on its behalf by its Chief Executive Officer and President and attested to by its Secretary on this      of ~~March, 2003.~~                    , 2009.

ATTEST:	NEWCASTLE INVESTMENT CORP.

(SEAL)
Randal A. Nardone Secretary	~~Wesley R~~Kenneth M. ~~Edens~~Riis, Chief Executive Officer and President

ANNEX B

Amendment to the Company’s Charter

Series C Preferred Stock

NEWCASTLE INVESTMENT CORP.

ARTICLES ~~SUPPLEMENTARY~~OF AMENDMENT—SERIES C PREFERRED STOCK

Newcastle Investment Corp., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

~~FIRST: Under a power contained in Section 6.3~~

FIRST: The Articles Supplementary of the Corporation establishing and fixing the rights and preferences of the Corporation’s Series C Cumulative Redeemable Preferred Stock, as accepted for record by the State Department of Assessments and Taxation of Maryland on October 25, 2005 (the “Articles Supplementary”) and constituting a part of the charter of the Corporation (the “Charter”), ~~the Board of Directors of the Corporation (the “Board of Directors”), by resolution duly adopted at a meeting duly called and held on October 13, 2005 (the “Board Resolutions”), and the Pricing Committee of the Board of Directors established by the Board Resolutions, by resolution at a meeting duly called and held on October 13, 2005, classified and designated 1,800,000 shares (the “Shares”) of Preferred Stock (as defined in the Charter) as shares of 8.05% Series C Cumulative Redeemable Preferred Stock, with the preferences, conversions and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of shares of stock as follows and provided for the issuance thereof. Upon any restatement of the Charter, Sections 1 through 12 of this Article FIRST shall become part of Article VI of the Charter, with such changes in enumeration as are necessary to complete such restatement.~~is hereby deleted in its entirety and the following shall be substituted in its place:

~~(1)~~1. Designation and Number. A series of shares of Preferred Stock, designated as ~~the “8.05%~~“Series C ~~Cumulative~~ Redeemable Preferred Stock” (~~the~~ “Series C Preferred Stock”), is hereby established. The number of shares of Series C Preferred Stock shall be ~~1,800,000.~~[            ]. The par value of Series C Preferred Stock shall be $.01 per share.

~~(2)~~2. Rank. ~~The~~ Series C Preferred Stock will, with respect to ~~distribution rights and~~ rights upon liquidation, dissolution or winding up of the Corporation, rank (a) senior to all classes or series of Common Stock (as defined in the Charter)~~,~~ and to all equity securities issued by the Corporation, the terms of which specifically provide that such equity securities shall rank junior to ~~the~~ Series C Preferred Stock; (b) on a parity with ~~the 9.75%~~ Series B ~~Cumulative Redeemable~~ Preferred Stock ~~of the Corporation~~(as defined in the Charter), Series D Preferred Stock (as defined in the Charter) and all other equity securities issued by the Corporation other than those referred to in clauses (a) and (c); and (c) junior to all equity securities issued by the Corporation, the terms of which specifically provide that such equity securities rank senior to ~~the~~ Series C Preferred Stock. The term “equity securities” shall not include convertible debt securities.

~~(3)~~3. Distributions.

~~(a)~~

(a) Subject to the preferential rights of any other class or series of capital stock of the Corporation that may hereafter be created, the holders of shares of Series C Preferred Stock shall be entitled to receive dividends only if, as and when authorized by the Board of Directors out of assets legally available for the payment of dividends. Holders of Series C Preferred Stock shall ~~be entitled to receive, when and as authorized by the Board of Directors, out of legally available funds, cumulative preferential cash distributions at the rate of 8.05% of the liquidation preference per annum (which is equivalent to a fixed annual amount of $2.0125 per share of Series C Preferred Stock); provided, however, that during any period of time that both (i) the Series C Preferred Stock is not listed on the New York Stock Exchange (“NYSE”) or the American Stock Exchange (“AMEX”), or quoted on the NASDAQ Stock Market (“NASDAQ”), and (ii) the Corporation is not subject to the reporting requirements of Section 13 or 15(d) of the Securities~~

~~Exchange Act of 1934, as amended (the “Exchange Act”), and any shares of Series C Preferred~~ Stock are outstanding, the holders of Series C Preferred Stock shall be entitled to receive, when and as authorized by the Board of Directors, out of legally available funds, cumulative preferential cash distributions at the rate of 9.05% per year of the liquidation preference (which is equivalent to a fixed annual amount of $2.2625 per year per share)(the “Special Distribution”). Such distributions shall accrue and cumulate from the date of original issuance (October 25, 2005) or, with respect to the Special Distribution, if applicable, from the date following the date on which both (i) the Series C Preferred Stock ceases to be listed on the NYSE or the AMEX or quoted on NASDAQ and (ii) the Corporation ceases to be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, and shall be payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year or, if not a business day, the next succeeding business day, commencing January 31, 2006 (each a “Distribution Payment Date”). The Special Distribution, if applicable, shall cease to accrue on the date following the earlier of (i) the listing of the Series C Preferred Stock on the NYSE or the AMEX or its quotation on NASDAQ or (ii) the Corporation becoming subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. Any distribution payable on the Series C Preferred Stock for any partial distribution period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions shall be payable to holders of record as they appear in the stock records of the Corporation at the close of business on the applicable distribution record date, which shall be the first day of the calendar month in which the applicable Distribution Payment Date falls or such other date designated by the Board of Directors for the payment of distributions that is not more than 30 nor less than 10 calendar days immediately preceding such Distribution Payment Date (each, a “Distribution Record Date”).

~~(b) Notwithstanding anything to the contrary contained herein, distributions on the Series C Preferred Stock shall accrue and cumulate whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized by the Board of Directors. Accumulated but unpaid distributions on the Series C Preferred Stock shall cumulate as of the Distribution Payment Date on which they first become payable or on the date of redemption, as the case may be. No interest shall be payable in respect of any distribution on the Series C Preferred Stock that may be in arrears.~~

~~(c) Except as provided in the following sentence, if any Series C Preferred Stock are outstanding, no distributions, other than distributions in kind of the Corporation’s Common Stock or other shares of the Corporation’s equity securities ranking junior to the Series C Preferred Stock as to distributions and upon liquidation, may be authorized or paid or set apart for payment, and no other distribution may be authorized or made upon, the Corporation’s Common Stock or any other shares of equity securities of the Corporation of any other class or series ranking, as to distributions and upon liquidation, on a parity with or junior to the Series C Preferred Stock unless full cumulative distributions have been or contemporaneously are authorized and paid or authorized and a sum sufficient set apart for such payment on the Series C Preferred Stock for all past distribution periods and the then current distribution period. When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series C Preferred Stock and all other equity securities ranking on a parity, as to distributions, with the Series C Preferred Stock, all distributions authorized upon the Series C Preferred Stock and any other equity securities ranking on a parity, as to distributions, with the Series C Preferred Stock shall be authorized pro rata so that the amount of distributions authorized per share of Series C Preferred Stock and each such other equity security shall in all cases bear to each other the same ratio that accumulated distributions per share of Series C Preferred Stock and such other equity security (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such other equity securities do not have a cumulative distribution) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on Series C Preferred Stock which may be in arrears.~~

~~(d) Except as provided in clause (c), unless full cumulative distributions on the Series C Preferred Stock have been or contemporaneously are authorized and paid or authorized and a sum sufficient is set apart for~~

~~payment for all past distribution periods and the then current distribution period, no Common Stock or any other shares of equity securities of the Corporation ranking junior to or on a parity with the Series C Preferred Stock as to distributions or upon liquidation shall be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except by conversion into or exchange for Common Stock or other shares of equity securities of the Corporation ranking junior to the Series C Preferred Stock as to distributions and amounts upon liquidation).~~

~~(e) Holders of Series C Preferred Stock shall not be entitled to any distribution, whether payable in cash, property or shares, in excess of full cumulative distributions on the Series C Preferred Stock as described above. Any distribution payment made on the Series C Preferred Stock shall first be credited against the earliest accumulated but unpaid distribution due with respect to the Series C Preferred Stock which remains payable.~~not under any circumstances be entitled to receive distributions in cash or in any other form unless authorized by the Board of Directors in its sole discretion.

(b) The Corporation shall not be obligated to pay any unpaid dividend accumulated or accrued on or prior to the effective date of these Articles of Amendment.

~~(4)~~4. Liquidation Preference.

(a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (referred to herein sometimes as a “liquidation”), the holders of Series C Preferred Stock then outstanding shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders (after payment or provision for payment of all debts and other liabilities of the Corporation) a liquidation preference of $25.00 per share~~, plus any accumulated and unpaid distributions to the date of payment, whether or not authorized,~~ before any distribution of assets is made to holders of Common Stock and any other shares of equity securities of the Corporation that rank junior to ~~the~~ Series C Preferred Stock as to liquidation rights.

(b) If, upon any such voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets of the Corporation are insufficient to make full payment to holders of ~~the~~Series C Preferred Stock and any shares of other classes or series of equity securities of the Corporation ranking on a parity with ~~the~~ Series C Preferred Stock as to liquidation rights, then the holders of ~~the~~ Series C Preferred Stock and all other such classes or series of equity securities ranking on a parity with ~~the~~ Series C Preferred Stock as to liquidation rights shall share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

(c) Written notice of any such liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 calendar days immediately preceding the payment date stated therein, to each record holder of ~~the~~ Series C Preferred Stock at the respective addresses of such holders as the same shall appear on the share transfer records of the Corporation.

(d) After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series C Preferred Stock shall have no right or claim to any of the remaining assets of the Corporation.

(e) None of a consolidation or merger of the Corporation with or into another entity, the merger of another entity with or into the Corporation, a statutory share exchange by the Corporation or a sale, lease, transfer or conveyance of all or substantially all of the Corporation’s property or business shall be considered a liquidation, dissolution or winding up of the Corporation.

(f) In determining whether a distribution (other than upon voluntary or involuntary dissolution) by dividend, redemption or other acquisition of shares of the Corporation or otherwise is permitted under Maryland law, amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the holders of Series C Preferred Stock will not be added to the Corporation’s total liabilities.

5. Application of Transfer Restrictions.

(~~5) Redemption.~~

~~(a) Except as set forth in this Section 5(a) and in Section 5(c), the Series C Preferred Stock is not redeemable prior to October 25, 2010. (i~~a) To ensure that the Corporation remains qualified as a real estate investment trust (“REIT”) for United States federal income tax purposes, ~~however, the~~ Series C Preferred Stock shall be subject to the provisions of Article VII of the Charter pursuant to which Series C Preferred Stock owned by a stockholder in excess of the Aggregate Stock Ownership Limit (as defined in Article VII of the Charter) shall automatically be transferred to a Trust for the benefit of a Charitable Beneficiary (as “Trust” and “Charitable Beneficiary” are each defined in Article VII of the Charter) and the Corporation shall have the right to purchase, or to designate the purchaser of, such shares, as provided in Article VII of the Charter.

(~~ii~~b) In addition, no Person shall Beneficially Own or Constructively Own (as ~~“~~“Person~~”~~”, ~~“~~“Beneficially Own~~”~~” and ~~“~~“Constructively Own~~”~~” are all defined in Article VII of the Charter) in excess of 25 percent of the outstanding shares of Series C Preferred Stock (the ~~“~~“Series C Ownership Limit~~”~~”), except in accordance with an exemption from the Series C Ownership Limit granted by the Board of Directors or otherwise in accordance with Article VII of the Charter, with Article VII of the Charter applied as if references therein to the Aggregate Stock Ownership Limit also include applicable references to the Series C Ownership Limit.

(~~iii~~c) To the extent that any Person is granted an exemption from the Aggregate Stock Ownership Limit, such Person shall nevertheless remain subject to the Series C Ownership Limit except to the extent that such Person is also expressly granted an exemption from the Series C Ownership Limit by the Board of Directors, in which case such Person shall be a ~~“~~“Series C Excepted Holder~~”~~”, and any higher limit established for such Person shall be a ~~“~~“Series C Excepted Holder Limit~~”~~”, with the terms ~~“~~“Series C Excepted Holder~~”~~” and ~~“~~“Series C Excepted Holder Limit~~”~~” interpreted in a manner corresponding to the terms ~~“~~“Excepted Holder~~”~~”, and ~~“~~“Excepted Holder Limit~~”~~”, respectively, in Article VII of the Charter. The preceding sentence shall apply to any Person for whom an exemption from the Aggregate Stock Ownership Limit is granted, without regard to whether it is granted prior or subsequent to the effectiveness of these Articles ~~Supplementary~~of Amendment.

6. Redemption.

~~(iv) If at any time both (i) the Series C Preferred Stock ceases to be listed on the NYSE or the AMEX, or quoted on the NASDAQ, and (ii) the Corporation ceases to be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, and any shares of Series C Preferred Stock are outstanding, the~~(a) The Corporation, at its option and at any time, upon giving notice as provided below, may redeem ~~the Series C Preferred Stock, in whole but not in part, within 90 days of the date upon which both the Series C Preferred Stock so ceases to be listed and the Corporation so ceases to be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, for cash at a redemption price of $25.00 per share, plus accumulated and unpaid distributions, if any, to the redemption date, whether or not authorized (the “Special Redemption Right”). (v) On or after October 25, 2010 the Corporation, at its option, upon giving notice as provided below, may redeem the~~ shares of Series C Preferred Stock, in whole or from time to time in part, for cash, at a redemption price of $25.00 per share~~, plus all accumulated and unpaid distributions on such Series C Preferred Stock to the date of redemption, whether or not authorized (the “Regular Redemption Right”).~~ (the “Redemption Right”).

(b) If fewer than all of the outstanding shares of Series C Preferred Stock are to be redeemed pursuant to the ~~Regular~~ Redemption Right, the shares to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional shares) or by lot or in such other equitable method prescribed by the Board of Directors. If such redemption is to be by lot and, as a result of such redemption, any holder of shares of Series C Preferred Stock would become a holder of a number of shares of Series C Preferred Stock in excess of the Aggregate Stock Ownership Limit because such holder’s shares of Series C Preferred Stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in the Charter, the Corporation shall redeem the requisite number of shares of Series C Preferred Stock of such holder such that no holder will hold in excess of the Aggregate Stock Ownership Limit subsequent to such redemption.

(c) ~~Notwithstanding anything to the contrary contained herein, unless full cumulative distributions on all shares of Series C Preferred Stock have been or contemporaneously are authorized and paid or authorized and a sum sufficient set apart for payment for all past distribution periods and the then current distribution period, no shares of Series C Preferred Stock shall be redeemed pursuant to the Regular Redemption Right unless all outstanding shares of Series C Preferred Stock are simultaneously redeemed. In addition, unless full cumulative distributions on all shares of Series C Preferred Stock have been or contemporaneously are authorized and paid or authorized and a sum sufficient set apart for payment for all past distribution periods and the then current distribution period, the Corporation shall not purchase or otherwise acquire directly or indirectly any shares of Series C Preferred Stock or any other shares of equity securities of the Corporation ranking junior to or on a parity with the Series C Preferred Stock as to distributions or upon liquidation (except by conversion into or exchange for shares of equity securities of the Corporation ranking junior to the Series C Preferred Stock as to distributions and upon liquidation). The restrictions in this Section 5 on redemptions, purchases and other acquisitions shall not prevent the redemption, purchase or acquisition by the Corporation of Preferred Stock of any series pursuant to Article VII of the Charter or Section 5(a) hereof, or otherwise in order to ensure that the Corporation remains qualified as a REIT for United States federal income tax purposes, or the purchase or acquisition of Series C Preferred Stock pursuant to a purchase or exchange offer made on the same terms to all holders of the Series C Preferred Stock.~~

~~(d) Immediately prior to any redemption of shares of Series C Preferred Stock, the Corporation shall pay, in cash, any accumulated and unpaid distributions to the redemption date, whether or not authorized, unless a redemption date falls after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case each holder of Series C Preferred Stock at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such shares on the corresponding Distribution Payment Date notwithstanding the redemption of such shares before the Distribution Payment Date. Except as provided in the previous sentence, the Corporation shall make no payment or allowance for unpaid distributions, whether or not in arrears, on Series C Preferred Stock for which a notice of redemption has been given.~~

~~(e) The following provisions set forth the procedures for redemption pursuant to the Regular Redemption Right.(i)~~Notice of redemption will be mailed by the Corporation, postage prepaid, no less than 30 nor more than 60 calendar days immediately preceding the redemption date, addressed to the respective holders of record of ~~the~~shares of Series C Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Corporation. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series C Preferred Stock except as to the holder to whom notice was defective or not given.

(~~ii~~d) In addition to any information required by law or by the applicable rules of any exchange upon which ~~the~~shares of Series C Preferred Stock may be listed or admitted to trading,

each notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of shares of Series C Preferred Stock to be redeemed; and (D) the place or places where the holders of shares of Series C Preferred Stock may surrender certificates for payment of the redemption price~~; and (E) that distributions on the Series C Preferred Stock to be redeemed will cease to accumulate on the redemption date~~. If less than all shares of ~~the~~ Series C Preferred Stock held by any holder are to be redeemed, the notice mailed to each holder shall also specify the number of shares of Series C Preferred Stock held by such holder to be redeemed.

(~~iii~~e) On or after the redemption date, each holder of shares of Series C Preferred Stock to be redeemed shall present and surrender the certificates representing ~~his~~shares of Series C Preferred Stock to the Corporation at the place designated in the notice of redemption and thereupon the redemption price of such shares ~~(including all accumulated and unpaid distributions up to the redemption date)~~ shall be paid to or on the order of the person whose name appears on such certificate representing shares of Series C Preferred Stock as the owner thereof and each surrendered certificate shall be canceled. If fewer than all the shares represented by any such certificate representing shares of Series C Preferred Stock are to be redeemed, a new certificate shall be issued representing the unredeemed shares.

(~~iv) From and after the redemption date (unless the Corporation defaults in payment of the redemption price), all distributions on the Series C Preferred Stock designated for redemption and all rights of the holders thereof, except the right to receive the redemption price thereof and all accumulated and unpaid distributions up to the redemption date, shall terminate with respect to such shares and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the Corporation’s stock transfer records, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Corporation, prior to a redemption date, may irrevocably deposit the redemption price (including accumulated and unpaid distributions to the redemption date) of the Series C Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the Series C Preferred Stock to be redeemed shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require such holders to surrender the certificates representing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid distributions to the redemption date). Any monies so deposited which remain unclaimed by the holders of the Series C Preferred Stock at the end of two years after the redemption date shall be returned by such bank or trust company to the Corporation.~~

~~(f)~~	~~The following provisions set forth the procedures for redemption pursuant to the Special Redemption Right.~~

~~(i) Notice of redemption will be mailed by the Corporation, postage prepaid, no less than 30 nor more than 60 calendar days immediately preceding the redemption date, addressed to the respective holders of record of the Series C Preferred Stock at their respective addresses as they appear on the stock transfer records of the Corporation. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of the Series C Preferred Stock except as to the holder to whom notice was defective or not given.~~

~~(ii) In addition to any information required by law, each notice shall state: (A) the redemption date; (B) the redemption price; (C) the place or places where the holders of Series C Preferred Stock may surrender certificates for payment of the redemption price; and (D) that distributions on the Series C Preferred Stock will cease to accumulate on the redemption date.~~

~~(iii) On or after the redemption date, each holder of Series C Preferred Stock shall present and surrender the certificates representing his Series C Preferred Stock to the Corporation at the place designated in the notice of redemption and thereupon the redemption price of such shares (including all accumulated and unpaid distributions up to the redemption date) shall be paid to or~~

~~on the order of the person whose name appears on such certificate representing Series C Preferred Stock as the owner thereof and each surrendered certificate shall be canceled. (iv~~f) From and after the redemption date (unless the Corporation defaults in payment of the redemption price), all distributions on ~~the~~shares of Series C Preferred Stock designated for redemption and all rights of the holders thereof, except the right to receive the redemption price thereof ~~and all accumulated and unpaid distributions up to the redemption date~~, shall terminate with respect to such shares and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the Corporation’s stock transfer records, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Corporation, prior to ~~the~~a redemption date, may irrevocably deposit the redemption price ~~(including accumulated and unpaid distributions to the redemption date) of the~~of shares of Series C Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of ~~the~~shares of Series C Preferred Stock to be redeemed shall: (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price, and (C) require such holders to surrender the certificates representing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price ~~(including all accumulated and unpaid distributions to the redemption date)~~. Any monies so deposited which remain unclaimed by ~~the~~ holders of ~~the~~shares of Series C Preferred Stock at the end of two years after the redemption date shall be returned by such bank or trust company to the Corporation.

(g) ~~Any Series C Preferred Stock that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued~~ Upon any redemption of shares of Series C Preferred Stock, the shares of Series C Preferred Stock which are redeemed will be reclassified as authorized and unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors, and the number of shares of Series C Preferred Stock which the Corporation has the authority to issue will be decreased by the number of shares of Series C Preferred Stock so redeemed, so that the shares of Series C Preferred Stock which were redeemed may not be reissued.

~~(6)~~7. Voting Rights.~~(a)~~ Holders of ~~the~~ Series C Preferred Stock shall not have any voting rights, except as set forth below~~.~~:

(~~b) Whenever distributions on the Series C Preferred Stock are in arrears for six or more quarterly periods (whether or not consecutive) (a “Preferred Distribution Default”), the holders of Series C Preferred Stock (voting together as a single class with all other equity securities of the Corporation (including the Corporation’s 9.75% Series B Cumulative Redeemable Preferred Stock), as applicable, upon which like voting rights have been conferred and are exercisable (“Parity Preferred Stock”)) shall be entitled to elect a total of two additional directors to the Corporation’s Board of Directors (the “Preferred Stock Directors”) at a special meeting called by the holders of record of at least 20% of the outstanding shares of Series C Preferred Stock (unless the request is received less than 90 calendar days before the date fixed for the next annual or special meeting of stockholders) or, if the request for a special meeting is received by the Corporation less than 90 calendar days before the date fixed for the next annual or special meeting of stockholders, at the next annual meeting of stockholders, and at each subsequent annual meeting until all distributions accumulated on the Series C Preferred Stock for the past distribution periods and the then current distribution period shall have been fully paid or authorized and a sum sufficient for the payment thereof set aside for payment.~~

~~(c) If and when all accumulated distributions and the distribution for the then current distribution period on the Series C Preferred Stock shall have been paid in full or authorized and a sum sufficient for the payment thereof set aside for payment in full, the holders of Series C Preferred Stock shall be divested of the voting rights set forth in clause (b) above (subject to revesting in the event of each and every Preferred Distribution Default) and, if all accumulated~~

~~distributions and the distribution for the then current distribution period have been paid in full or authorized by the Board of Directors and set aside for payment in full on all other series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Stock Director so elected shall terminate. Any Preferred Stock Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of a majority of the outstanding Series C Preferred Stock when they have the voting rights set forth in clause (b) above and all other series of Parity Preferred Stock (voting as a single class). So long as a Preferred Distribution Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of a majority of the outstanding Series C Preferred Stock when they have the voting rights set forth in clause (b) above and all other series of Parity Preferred Stock (voting as a single class). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.(d) So long as any~~a) So long as any shares of Series C Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two-thirds of ~~the~~ Series C Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), ~~(i) authorize, create or increase the authorized or issued amount of any class or series of equity securities ranking senior to the outstanding Series C Preferred Stock with respect to the payment of distributions or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation or reclassify any authorized equity securities of the Corporation into any such senior equity securities, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such senior equity securities; or (ii)~~ amend, alter or repeal the provisions of the Charter (including these Articles ~~Supplementary~~of Amendment), whether by merger or consolidation ~~(in either case, an “Event”)~~ or otherwise, so as to materially and adversely affect any right, preference or voting power of ~~the~~shares of Series C Preferred Stock; provided, however, that with respect to any such amendment, alteration or repeal of the provisions of the Charter (including these Articles ~~Supplementary~~of Amendment) upon the occurrence of ~~an Event~~a merger or consolidation (in either case, an “Event”), so long as shares of~~the~~ Series C Preferred Stock remain outstanding with the terms thereof ~~materially~~ unchanged in any materially adverse respect, taking into account that, upon the occurrence of an Event, the Corporation may not be the surviving entity and such surviving entity may thereafter be the issuer of ~~the~~shares of Series C Preferred Stock, the occurrence of any such Event shall not be deemed to materially and adversely affect the rights, preferences or voting powers of ~~the~~shares of Series C Preferred Stock; and provided further that any increase in the ~~amount~~number of authorized shares of Series C Preferred Stock or the classification or increase of any other class or series of the Corporation’s equity securities, in each case ranking on a parity with or junior or senior to ~~the~~ Series C Preferred Stock with respect to the ~~payment of distributions and the~~ distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, shall not be deemed to materially and adversely affect the rights, preferences or voting powers of ~~the~~shares of Series C Preferred Stock.

(~~e~~b) The foregoing voting provisions shall not apply if, at or prior to the time when the action with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series C Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

~~(7)~~8. Conversion. ~~The~~ Shares of Series C Preferred Stock ~~is~~are not convertible into or exchangeable for any other property or securities of the Corporation.

~~(8) Application of Article VII. The shares of Series C Preferred Stock are subject to the provisions of Article VII of the Charter.~~9. Application of Article VII. Shares of Series C Preferred Stock are subject to the provisions of Article VII of the Charter.

~~(9) Status. Upon any redemption of shares of Series C Preferred Stock, the shares of Series C Preferred Stock which are redeemed will be reclassified as authorized and unissued shares of Preferred Stock, and the number of shares of Series C Preferred Stock which the Corporation has the authority to issue will be decreased by the redemption of shares of Series C Preferred Stock, so that the shares of Series C Preferred Stock which were redeemed may not be reissued.~~

~~(10) Information Rights. During any period in which the Corporation is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any shares of Series C Preferred Stock are outstanding, the Corporation shall (i) transmit by mail to all holders of Series C Preferred Stock, as their names and addresses appear in the Corporation’s record books and without cost to such holders, copies of the annual reports and quarterly reports that the Corporation would have been required to file with the Securities and Exchange Commission (the “SEC”) pursuant to the reporting requirements of Section 13 or 15(d) of the Exchange Act if the Corporation was subject to such Sections (other than any exhibits that would have been required), and (ii) promptly upon written request, supply copies of such reports to any prospective holder of Series C Preferred Stock. The Corporation will mail the reports to the holders of Series C Preferred Stock within 15 days after the respective dates by which the Corporation would have been required to file the reports with the SEC if the Corporation was subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.~~

~~(11)~~10. Exclusion of Other Rights. ~~The shares~~ Shares of Series C Preferred Stock shall not have any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption other than those specifically set forth in these Articles ~~Supplementary. The~~ of Amendment. ~~s~~Shares of Series C Preferred Stock shall have no preemptive or subscription rights.

~~(12)~~11. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

~~(13)~~12. Severability of Provisions. If any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of ~~the~~shares of Series C Preferred Stock set forth in the Charter ~~is~~are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of shares of Series C Preferred Stock set forth in the Charter which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect, and no preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of shares of Series C Preferred Stock herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

SECOND: ~~The Shares have been classified and designated~~ The foregoing amendment to the Articles Supplementary was advised by the Board of Directors ~~under the authority contained in the Charter.THIRD: These Articles Supplementary have been~~and approved by the ~~Board of Directors~~stockholders of the Corporation in the manner and by the vote required by law and by the Charter.

~~FOURTH~~THIRD: The undersigned Chief Executive Officer and President of the Corporation acknowledges these Articles ~~Supplementary~~of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer and President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

~~[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]~~

IN WITNESS WHEREOF, the Corporation has caused these Articles ~~Supplementary~~of Amendment to be executed under seal in its name and on its behalf by its Chief Executive Officer and President and attested to by its Secretary on this      of ~~October, 2005.~~                    , 2009.

ATTEST:	NEWCASTLE INVESTMENT CORP.

(SEAL)
Randal A. Nardone Secretary	~~Wesley R. Edens~~ Kenneth M. Riis, Chief Executive Officer and President

ANNEX C

Amendment to the Company’s Charter

Series D Preferred Stock

NEWCASTLE INVESTMENT CORP.

ARTICLES ~~SUPPLEMENTARY~~OF AMENDMENT—SERIES D PREFERRED STOCK

Newcastle Investment Corp., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

~~FIRST: Under a power contained in Section 6.3~~

FIRST: The Articles Supplementary of the Corporation establishing and fixing the rights and preferences of the Corporation’s Series D Cumulative Redeemable Preferred Stock, as accepted for record by the State Department of Assessments and Taxation of Maryland on March 14, 2007 (the “Articles Supplementary”) and constituting a part of the charter of the Corporation (the “Charter”), ~~the Board of Directors of the Corporation (the “Board of Directors”), by resolution duly adopted at a meeting duly called and held on February 21, 2007 (the “Board Resolutions”), and the Pricing Committee of the Board of Directors established by the Board Resolutions, by resolution by unanimous written consent dated March 12, 2007, classified and designated 2,300,000 shares (the “Shares”) of Preferred Stock (as defined in the Charter) as shares of 8.375% Series D Cumulative Redeemable Preferred Stock, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of shares of stock as follows and provided for the issuance thereof. Upon any restatement of the Charter, Sections 1 through 13 of this Article FIRST shall become part of Article VI of the Charter, with such changes in enumeration as are necessary to complete such restatement.~~is hereby deleted in its entirety and the following shall be substituted in its place:

~~(1)~~1. Designation and Number. A series of shares of Preferred Stock, designated as ~~the “8.375%~~“Series D ~~Cumulative~~ Redeemable Preferred Stock” (~~the~~ “Series D Preferred Stock”), is hereby established. The number of shares of Series D Preferred Stock shall be ~~2,300,000.~~[            ]. The par value of Series D Preferred Stock shall be $.01 per share.

~~(2)~~2. Rank. ~~The~~ Series D Preferred Stock will, with respect to ~~distribution rights and~~ rights upon liquidation, dissolution or winding up of the Corporation, rank (a) senior to all classes or series of Common Stock (as defined in the Charter)~~,~~ and to all equity securities issued by the Corporation, the terms of which specifically provide that such equity securities shall rank junior to ~~the~~ Series D Preferred Stock; (b) on a parity with ~~the 9.75%~~ Series B ~~Cumulative Redeemable~~ Preferred Stock ~~and 8.05%~~(as defined in the Charter), Series C ~~Cumulative Redeemable~~ Preferred Stock ~~of~~(as defined in the ~~Corporation~~Charter) and all other equity securities issued by the Corporation other than those referred to in clauses (a) and (c); and (c) junior to all equity securities issued by the Corporation, the terms of which specifically provide that such equity securities rank senior to ~~the~~ Series D Preferred Stock. The term “equity securities” shall not include convertible debt securities.

~~(3)~~3. Distributions.

~~(a)~~ (a) Subject to the preferential rights of any other class or series of capital stock of the Corporation that may hereafter be created, the holders of shares of Series D Preferred Stock shall be entitled to receive dividends only if, as and when authorized by the Board of Directors out of assets legally available for the payment of dividends. Holders of Series D Preferred Stock shall ~~be entitled to receive, when and as authorized by the Board of Directors, out of legally available funds, cumulative preferential cash distributions at the rate of 8.375% of the liquidation preference per annum (which is equivalent to a fixed annual amount of $2.09375 per share of Series D Preferred Stock); provided, however, that during any period of time that both (i) the Series D Preferred Stock is not listed on the New York Stock Exchange (“NYSE”), the American Stock Exchange (“AMEX”), or the NASDAQ Stock Market (“NASDAQ”), and (ii) the Corporation is not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any shares of Series D Preferred Stock are outstanding, the holders of Series D Preferred Stock shall be entitled to receive, when~~

~~and as authorized by the Board of Directors, out of legally available funds, cumulative preferential cash distributions at the rate of 9.375% per year of the liquidation preference (which is equivalent to a fixed annual amount of $2.34375 per year per share)(the “Special Distribution”). Such distributions shall accrue and cumulate from the date of original issuance (March 15, 2007) or, with respect to the Special Distribution, if applicable, from the date following the date on which both (i) the Series D Preferred Stock ceases to be listed on the NYSE, AMEX or NASDAQ and (ii) the Corporation ceases to be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, and shall be payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year or, if not a business day, the next succeeding business day, commencing July 31, 2007 (each a “Distribution Payment Date”). The Special Distribution, if applicable, shall cease to accrue on the date following the earlier of (i) the listing of the Series D Preferred Stock on the NYSE, AMEX or NASDAQ or (ii) the Corporation becoming subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. Any distribution payable on the Series D Preferred Stock for any partial distribution period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions shall be payable to holders of record as they appear in the stock records of the Corporation at the close of business on the applicable distribution record date, which shall be the first day of the calendar month in which the applicable Distribution Payment Date falls or such other date designated by the Board of Directors for the payment of distributions that is not more than 30 nor less than 10 calendar days immediately preceding such Distribution Payment Date (each, a “Distribution Record Date”).~~

~~(b) Notwithstanding anything to the contrary contained herein, distributions on the Series D Preferred Stock shall accrue and cumulate whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized by the Board of Directors. Accumulated but unpaid distributions on the Series D Preferred Stock shall cumulate as of the Distribution Payment Date on which they first become payable or on the date of redemption, as the case may be. No interest shall be payable in respect of any distribution on the Series D Preferred Stock that may be in arrears.~~

~~(c) Except as provided in the following sentence, if any shares of Series D Preferred Stock are outstanding, no distributions, other than distributions in kind of the Corporation’s Common Stock or other shares of the Corporation’s equity securities ranking junior to the Series D Preferred Stock as to distributions and upon liquidation, may be authorized or paid or set apart for payment, and no other distribution may be authorized or made upon, the Corporation’s Common Stock or any other shares of equity securities of the Corporation of any other class or series ranking, as to distributions and upon liquidation, on a parity with or junior to the Series D Preferred Stock unless full cumulative distributions have been or contemporaneously are authorized and paid or authorized and a sum sufficient set apart for such payment on the Series D Preferred Stock for all past distribution periods and the then current distribution period. When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series D Preferred Stock and all other equity securities ranking on a parity, as to distributions, with the Series D Preferred Stock, all distributions authorized upon the Series D Preferred Stock and any other equity securities ranking on a parity, as to distributions, with the Series D Preferred Stock shall be authorized pro rata so that the amount of distributions authorized per share of Series D Preferred Stock and such other equity security shall in all cases bear to each other the same ratio that accumulated distributions per share of Series D Preferred Stock and such other equity security (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such other equity securities do not have a cumulative distribution) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on Series D Preferred Stock which may be in arrears.~~

~~(d) Except as provided in clause (c), unless full cumulative distributions on the Series D Preferred Stock have been or contemporaneously are authorized and paid or authorized and a sum sufficient is set apart for payment for all past distribution periods and the then current distribution period, no Common Stock or any other shares of equity securities of the Corporation ranking junior to or on a parity with the Series D Preferred Stock as to distributions or upon liquidation shall be redeemed, purchased or otherwise acquired for any consideration (or~~

~~any monies be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except by conversion into or exchange for Common Stock or other shares of equity securities of the Corporation ranking junior to the Series D Preferred Stock as to distributions and amounts upon liquidation). (e) Holders of Series D Preferred Stock shall not be entitled to any distribution, whether payable in cash, property or shares, in excess of full cumulative distributions on the Series D Preferred Stock as described above. Any distribution payment made on the Series D Preferred Stock shall first be credited against the earliest accumulated but unpaid distribution due with respect to the Series D Preferred Stock which remains payable.~~not under any circumstances be entitled to receive distributions in cash or in any other form unless authorized by the Board of Directors in its sole discretion.

(b) The Corporation shall not be obligated to pay any unpaid dividend accumulated or accrued on or prior to the effective date of these Articles of Amendment.

~~(4)~~4. Liquidation Preference.

(a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (referred to herein sometimes as a “liquidation”), the holders of Series D Preferred Stock then outstanding shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders (after payment or provision for payment of all debts and other liabilities of the Corporation) a liquidation preference of $25.00 per share~~, plus any accumulated and unpaid distributions to the date of payment, whether or not authorized,~~ before any distribution of assets is made to holders of Common Stock and any other shares of equity securities of the Corporation that rank junior to ~~the~~ Series D Preferred Stock as to liquidation rights.

(b) If, upon any such voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets of the Corporation are insufficient to make full payment to holders of ~~the~~ Series D Preferred Stock and any shares of other classes or series of equity securities of the Corporation ranking on a parity with ~~the~~ Series D Preferred Stock as to liquidation rights, then the holders of ~~the~~ Series D Preferred Stock and all other such classes or series of equity securities ranking on a parity with ~~the~~ Series D Preferred Stock as to liquidation rights shall share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

(c) Written notice of any such liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 calendar days immediately preceding the payment date stated therein, to each record holder of ~~the~~ Series D Preferred Stock at the respective addresses of such holders as the same shall appear on the share transfer records of the Corporation.

(d) After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series D Preferred Stock shall have no right or claim to any of the remaining assets of the Corporation.

(e) None of a consolidation or merger of the Corporation with or into another entity, the merger of another entity with or into the Corporation, a statutory share exchange by the Corporation or a sale, lease, transfer or conveyance of all or substantially all of the Corporation’s property or business shall be considered a liquidation, dissolution or winding up of the Corporation.

(f) In determining whether a distribution (other than upon voluntary or involuntary dissolution) by dividend, redemption or other acquisition of shares of the Corporation or otherwise is permitted under Maryland law, amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the holders of Series D Preferred Stock will not be added to the Corporation’s total liabilities.

5. Application of Transfer Restrictions.

(~~5) Redemption.(a) Except as set forth in this Section 5(a) and in Section 5(c), the Series D Preferred Stock is not redeemable prior to March 15, 2012. (i~~a) To ensure that the Corporation remains qualified as a real estate investment trust (“REIT”) for United States federal income tax purposes, ~~however, the~~ Series D Preferred Stock shall be subject to the provisions of Article VII of the Charter pursuant to which Series D Preferred Stock owned by a stockholder in excess of the Aggregate Stock Ownership Limit (as defined in Article VII of the Charter) shall automatically be transferred to a Trust for the benefit of a Charitable Beneficiary (as “Trust” and “Charitable Beneficiary” are each defined in Article VII of the Charter) and the Corporation shall have the right to purchase, or to designate the purchaser of, such shares, as provided in Article VII of the Charter.

(~~ii~~b) In addition, no Person shall Beneficially Own or Constructively Own (as ~~“~~“Person”~~”~~, ~~“~~“Beneficially Own~~”~~” and ~~“~~“Constructively Own~~”~~” are all defined in Article VII of the Charter) in excess of 25 percent of the outstanding shares of Series D Preferred Stock (the ~~“~~“Series D Ownership Limit~~”~~”), except in accordance with an exemption from the Series D Ownership Limit granted by the Board of Directors or otherwise in accordance with Article VII of the Charter, with Article VII of the Charter applied as if references therein to the Aggregate Stock Ownership Limit also include applicable references to the Series D Ownership Limit.

(~~iii~~c) To the extent that any Person is granted an exemption from the Aggregate Stock Ownership Limit, such Person shall nevertheless remain subject to the Series D Ownership Limit except to the extent that such Person is also expressly granted an exemption from the Series D Ownership Limit by the Board of Directors, in which case such Person shall be a ~~“~~“Series D Excepted Holder~~”~~”, and any higher limit established for such Person shall be a ~~“~~“Series D Excepted Holder Limit~~”~~”, with the terms ~~“~~“Series D Excepted Holder~~”~~” and ~~“~~“Series D Excepted Holder Limit~~”~~” interpreted in a manner corresponding to the terms ~~“~~“Excepted Holder~~”~~”, and ~~“~~“Excepted Holder Limit~~”~~”, respectively, in Article VII of the Charter. The preceding sentence shall apply to any Person for whom an exemption from the Aggregate Stock Ownership Limit is granted, without regard to whether it is granted prior or subsequent to the effectiveness of these Articles ~~Supplementary~~of Amendment.

6. Redemption.

~~(iv) If at any time both (i) the Series D Preferred Stock ceases to be listed on the NYSE, AMEX or NASDAQ, and (ii) the Corporation ceases to be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, and any shares of Series D Preferred Stock are outstanding, the~~(a) The Corporation, at its option and at any time, upon giving notice as provided below, may redeem ~~the Series D Preferred Stock, in whole but not in part, within 90 days of the date upon which both the Series D Preferred Stock so ceases to be listed and the Corporation so ceases to be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, for cash at a redemption price of $25.00 per share, plus accumulated and unpaid distributions, if any, to the redemption date, whether or not authorized (the “Special Redemption Right”).(v) On or after March 15, 2012, the Corporation, at its option, upon giving notice as provided below, may redeem the~~ shares of Series D Preferred Stock, in whole or from time to time in part, for cash, at a redemption price of $25.00 per share~~, plus all accumulated and unpaid distributions on such Series D Preferred Stock to the date of redemption, whether or not authorized (the “Regular Redemption Right”).~~ (the “Redemption Right”).

(b) If fewer than all of the outstanding shares of Series D Preferred Stock are to be redeemed pursuant to the ~~Regular~~ Redemption Right, the shares to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional shares) or by lot or in such other equitable method prescribed by the Board of Directors. If such redemption is to be by lot and, as a result of such redemption, any holder of shares of Series D Preferred Stock would become a holder of a number of shares of Series D Preferred Stock in excess of the Aggregate Stock Ownership Limit because such holder’s shares of Series D Preferred Stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in the Charter, the Corporation shall redeem the requisite number of shares of Series D Preferred Stock of such holder such that no holder will hold in excess of the Aggregate Stock Ownership Limit subsequent to such redemption.

(c) ~~Notwithstanding anything to the contrary contained herein, unless full cumulative distributions on all shares of Series D Preferred Stock have been or contemporaneously are authorized and paid or authorized and a sum sufficient set apart for payment for all past distribution periods and the then current distribution period, no shares of Series D Preferred Stock shall be redeemed pursuant to the Regular Redemption Right unless all outstanding shares of Series D Preferred Stock are simultaneously redeemed. In addition, unless full cumulative distributions on all shares of Series D Preferred Stock have been or contemporaneously are authorized and paid or authorized and a sum sufficient set apart for payment for all past distribution periods and the then current distribution period, the Corporation shall not purchase or otherwise acquire directly or indirectly any shares of Series D Preferred Stock or any other shares of equity securities of the Corporation ranking junior to or on a parity with the Series D Preferred Stock as to distributions or upon liquidation (except by conversion into or exchange for shares of equity securities of the Corporation ranking junior to the Series D Preferred Stock as to distributions and upon liquidation). The restrictions in this Section 5 on redemptions, purchases and other acquisitions shall not prevent the redemption, purchase or acquisition by the Corporation of Preferred Stock of any series pursuant to Article VII of the Charter or Section 5(a) hereof, or otherwise in order to ensure that the Corporation remains qualified as a REIT for United States federal income tax purposes, or the purchase or acquisition of Series D Preferred Stock pursuant to a purchase or exchange offer made on the same terms to all holders of the Series D Preferred Stock.~~

~~(d) Immediately prior to any redemption of shares of Series D Preferred Stock, the Corporation shall pay, in cash, any accumulated and unpaid distributions to the redemption date, whether or not authorized, unless a redemption date falls after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case each holder of Series D Preferred Stock at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such shares on the corresponding Distribution Payment Date notwithstanding the redemption of such shares before the Distribution Payment Date. Except as provided in the previous sentence, the Corporation shall make no payment or allowance for unpaid distributions, whether or not in arrears, on Series D Preferred Stock for which a notice of redemption has been given.~~

~~(e) The following provisions set forth the procedures for redemption pursuant to the Regular Redemption Right.(i)~~Notice of redemption will be mailed by the Corporation, postage prepaid, no less than 30 nor more than 60 calendar days immediately preceding the redemption date, addressed to the respective holders of record of ~~the~~shares of Series D Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Corporation. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series D Preferred Stock except as to the holder to whom notice was defective or not given.

(~~ii~~d) In addition to any information required by law or by the applicable rules of any exchange upon which ~~the~~shares of Series D Preferred Stock may be listed or admitted to trading, each notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of shares of Series D Preferred Stock to be redeemed; and (D) the place or places where the holders of shares of Series D Preferred Stock may surrender certificates for payment of the redemption price~~; and (E) that distributions on the Series D Preferred Stock to be redeemed will cease to accumulate on the redemption date~~. If less than all shares of ~~the~~ Series D Preferred Stock held by any holder are to be redeemed, the notice mailed to each holder shall also specify the number of shares of Series D Preferred Stock held by such holder to be redeemed.

(~~iii~~e) On or after the redemption date, each holder of shares of Series D Preferred Stock to be redeemed shall present and surrender the certificates representing ~~his~~shares of Series D Preferred Stock to the Corporation at the place designated in the notice of redemption and thereupon the redemption price of such shares ~~(including all accumulated and unpaid distributions up to the redemption date)~~ shall be paid to or on the order of the person whose name appears on such certificate representing shares of Series D Preferred Stock as the owner thereof and each surrendered certificate shall be canceled. If fewer than all the shares represented by any such certificate representing shares of Series D Preferred Stock are to be redeemed, a new certificate shall be issued representing the unredeemed shares.

(~~iv) From and after the redemption date (unless the Corporation defaults in payment of the redemption price), all distributions on the Series D Preferred Stock designated for redemption and all rights of the holders thereof, except the right to receive the redemption price thereof and all accumulated and unpaid distributions up to the redemption date, shall terminate with respect to such shares and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the Corporation’s stock transfer records, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Corporation, prior to a redemption date, may irrevocably deposit the redemption price (including accumulated and unpaid distributions to the redemption date) of the Series D Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the Series D Preferred Stock to be redeemed shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require such holders to surrender the certificates representing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid distributions to the redemption date). Any monies so deposited which remain unclaimed by the holders of the Series D Preferred Stock at the end of two years after the redemption date shall be returned by such bank or trust company to the Corporation.~~

~~(f)~~	~~The following provisions set forth the procedures for redemption pursuant to the Special Redemption Right.~~

~~(i) Notice of redemption will be mailed by the Corporation, postage prepaid, no less than 30 nor more than 60 calendar days immediately preceding the redemption date, addressed to the respective holders of record of the Series D Preferred Stock at their respective addresses as they appear on the stock transfer records of the Corporation. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of the Series D Preferred Stock except as to the holder to whom notice was defective or not given.~~

~~(ii) In addition to any information required by law, each notice shall state: (A) the redemption date; (B) the redemption price; (C) the place or places where the holders of Series D Preferred Stock may surrender certificates for payment of the redemption price; and (D) that distributions on the Series D Preferred Stock will cease to accumulate on the redemption date.~~

~~(iii) On or after the redemption date, each holder of Series D Preferred Stock shall present and surrender the certificates representing his Series D Preferred Stock to the Corporation at the place designated in the notice of redemption and thereupon the redemption price of such shares (including all accumulated and unpaid distributions up to the redemption date) shall be paid to or on the order of the person whose name appears on such certificate representing Series D Preferred Stock as the owner thereof and each surrendered certificate shall be canceled. (iv~~f) From and after the redemption date (unless the Corporation defaults in payment of the redemption price), all distributions on ~~the~~shares of Series D Preferred Stock designated for redemption and all rights of the holders thereof, except the right to receive the redemption price thereof ~~and all accumulated and unpaid distributions up to the redemption date~~, shall terminate with respect to such shares and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the Corporation’s stock transfer records, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Corporation, prior to ~~the~~a redemption date, may irrevocably deposit the redemption price ~~(including accumulated and unpaid distributions to the redemption date) of the~~of shares of Series D Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of ~~the~~shares of Series D Preferred Stock to be redeemed shall : (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price, and (C) require such holders to surrender the certificates representing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price ~~(including all accumulated and unpaid distributions to the redemption date)~~. Any monies so deposited which remain unclaimed by ~~the~~ holders of ~~the~~shares of Series D Preferred Stock at the end of two years after the redemption date shall be returned by such bank or trust company to the Corporation.

(g) ~~Any Series D Preferred Stock that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued~~ Upon any redemption of shares of Series D Preferred Stock, the shares of Series D Preferred Stock which are redeemed will be reclassified as authorized and unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors, and the number of shares of Series D Preferred Stock which the Corporation has the authority to issue will be decreased by the number of shares of Series D Preferred Stock so redeemed, so that the shares of Series D Preferred Stock which were redeemed may not be reissued.

~~(6)~~7. Voting Rights.~~(a)~~ Holders of ~~the~~ Series D Preferred Stock shall not have any voting rights, except as set forth below~~.~~:

(~~b) Whenever distributions on the Series D Preferred Stock are in arrears for six or more quarterly periods (whether or not consecutive) (a “Preferred Distribution Default”), the holders of Series D Preferred Stock (voting together as a single class with all other equity securities of the Corporation (including the Corporation’s 9.75% Series B Cumulative Redeemable Preferred Stock and 8.05% Series C Cumulative Redeemable Preferred Stock), as applicable, upon which like voting rights have been conferred and are exercisable (“Parity Preferred Stock”)) shall be entitled to elect a total of two additional directors to the Corporation’s Board of Directors (the “Preferred Stock Directors”) at a special meeting called by the holders of record of at least 20% of the outstanding shares of Series D Preferred Stock (unless the request is received less than 90 calendar days before the date fixed for the next annual or special meeting of stockholders) or, if the request for a special meeting is received by the Corporation less than 90 calendar days before the date fixed for the next annual or special meeting of stockholders, at the next annual meeting of stockholders, and at each subsequent annual meeting until all distributions accumulated on the Series D Preferred Stock for the past distribution periods and the then current distribution period shall have been fully paid or authorized and a sum sufficient for the payment thereof set aside for payment.~~

~~(c) If and when all accumulated distributions and the distribution for the then current distribution period on the Series D Preferred Stock shall have been paid in full or authorized and a sum sufficient for the payment thereof set aside for payment in full, the holders of Series D Preferred Stock shall be divested of the voting rights set forth in clause (b) above (subject to revesting in the event of each and every Preferred Distribution Default) and, if all accumulated distributions and the distribution for the then current distribution period have been paid in full or authorized by the Board of Directors and set aside for payment in full on all other series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Stock Director so elected shall terminate. Any Preferred Stock Director may be removed at any time with or without cause by the vote of, and shall not be removed~~

~~otherwise than by the vote of, the holders of a majority of the outstanding Series D Preferred Stock when they have the voting rights set forth in clause (b) above and all other series of Parity Preferred Stock (voting as a single class). So long as a Preferred Distribution Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of a majority of the outstanding Series D Preferred Stock when they have the voting rights set forth in clause (b) above and all other series of Parity Preferred Stock (voting as a single class). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.(d) So long as any~~a) So long as any shares of Series D Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two-thirds of ~~the~~ Series D Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), ~~(i) authorize, create or increase the authorized or issued amount of any class or series of equity securities ranking senior to the outstanding Series D Preferred Stock with respect to the payment of distributions or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation or reclassify any authorized equity securities of the Corporation into any such senior equity securities, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such senior equity securities; or (ii)~~ amend, alter or repeal the provisions of the Charter (including these Articles ~~Supplementary~~of Amendment), whether by merger or consolidation ~~(in either case, an “Event”)~~ or otherwise, so as to materially and adversely affect any right, preference~~, privilege~~ or voting power of ~~the~~shares of Series D Preferred Stock; provided, however, that with respect to any such amendment, alteration or repeal of the provisions of the Charter (including these Articles ~~Supplementary~~of Amendment) upon the occurrence of ~~an Event~~a merger or consolidation (in either case, an “Event”), so long as shares of ~~the~~ Series D Preferred Stock remain outstanding with the terms thereof ~~materially~~ unchanged in any materially adverse respect, taking into account that, upon the occurrence of an Event, the Corporation may not be the surviving entity and such surviving entity may thereafter be the issuer of ~~the~~shares of Series D Preferred Stock, the occurrence of any such Event shall not be deemed to materially and adversely affect the rights, preferences~~, privileges~~ or voting powers of ~~the~~shares of Series D Preferred Stock; and provided further that any increase in the ~~amount~~number of authorized shares of Series D Preferred Stock or the classification or increase of any other class or series of the Corporation’s equity securities, in each case ranking on a parity with or junior or senior to ~~the~~ Series D Preferred Stock with respect to the ~~payment of distributions and the~~ distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, shall not be deemed to materially and adversely affect the rights, preferences~~, privileges~~ or voting powers of ~~the~~shares of Series D Preferred Stock.

(~~e~~b) The foregoing voting provisions shall not apply if, at or prior to the time when the action with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series D Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

~~(7)~~8. Conversion. ~~The~~ Shares of Series D Preferred Stock ~~is~~are not convertible into or exchangeable for any other property or securities of the Corporation.

~~(8) Application of Article VII. The shares of Series D Preferred Stock are subject to the provisions of Article VII of the Charter.~~9. Application of Article VII. Shares of Series D Preferred Stock are subject to the provisions of Article VII of the Charter.

~~(9) Status. Upon any redemption of shares of Series D Preferred Stock, the shares of Series D Preferred Stock which are redeemed will be reclassified as authorized and unissued shares of Preferred Stock, and the number of shares of Series D Preferred Stock which the Corporation has the authority to issue will be decreased by the redemption of shares of Series D Preferred Stock, so that the shares of Series D Preferred Stock which were redeemed may not be reissued.~~

~~(10) Information Rights. During any period in which the Corporation is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any shares of Series D Preferred Stock are outstanding, the Corporation shall (i) transmit by mail to all holders of Series D Preferred Stock, as their names and addresses appear in the Corporation’s record books and without cost to such holders, copies of the annual reports and quarterly reports that the Corporation would have been required to file with the Securities and Exchange Commission (the “SEC”) pursuant to the reporting requirements of Section 13 or 15(d) of the Exchange Act if the Corporation was subject to such Sections (other than any exhibits that would have been required), and (ii) promptly upon written request, supply copies of such reports to any prospective holder of Series D Preferred Stock. The Corporation will mail the reports to the holders of Series D Preferred Stock within 15 days after the respective dates by which the Corporation would have been required to file the reports with the SEC if the Corporation was subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.~~

~~(11)~~10. Exclusion of Other Rights. ~~The shares~~ Shares of Series D Preferred Stock shall not have any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption other than those specifically set forth in these Articles ~~Supplementary. The~~ of Amendment. ~~s~~Shares of Series D Preferred Stock shall have no preemptive or subscription rights.

~~(12)~~11. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

~~(13)~~12. Severability of Provisions. If any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of ~~the~~shares of Series D Preferred Stock set forth in the Charter ~~is~~are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of shares of Series D Preferred Stock set forth in the Charter which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect, and no preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of shares of Series D Preferred Stock herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

SECOND: ~~The Shares have been classified and designated~~ The foregoing amendment to the Articles Supplementary was advised by the Board of Directors ~~under the authority contained in the Charter.THIRD: These Articles Supplementary have been~~and approved by the ~~Board of Directors~~stockholders of the Corporation in the manner and by the vote required by law and by the Charter.

~~FOURTH~~THIRD: The undersigned Chief Executive Officer and President of the Corporation acknowledges these Articles ~~Supplementary~~of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer and President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles ~~Supplementary~~of Amendment to be executed under seal in its name and on its behalf by its Chief Executive Officer and President and attested to by its Secretary on this ~~12th day of March, 2007.~~     of                     , 2009.

ATTEST:	NEWCASTLE INVESTMENT CORP.

(SEAL)
Randal A. Nardone, Secretary	Kenneth M. Riis, Chief Executive Officer and President

The Information Agent for this Offer to Purchase and Consent Solicitation is:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Collect: (212) 269-5550 Toll free: (800) 488-8075

The Dealer Manager for this Offer to Purchase and Consent Solicitation is:

UBS Investment Bank

Attn: Liability Management 677 Washington Boulevard Stamford, Connecticut 06901

Collect: (203) 719-4210

Toll free: (888) 719-4210